EXHIBIT 4.237

RENTAL CAR FINANCE CORP.,
as Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

______________________

SERIES 2011-1 SUPPLEMENT
dated as of July 28, 2011

to

AMENDED AND RESTATED BASE INDENTURE
dated as of February 14, 2007

Series 2011-1 2.51% Rental Car Asset Backed Notes, Class A
Series 2011-1 4.38% Rental Car Asset Backed Notes, Class B

TABLE OF CONTENTS
Page

ARTICLE 1.
DESIGNATION

ARTICLE 2.
DEFINITIONS AND CONSTRUCTION

Section 2.1	Definitions and Construction	3

ARTICLE 3.
GRANT OF RIGHTS UNDER THE MASTER LEASE

Section 3.1	Grant of Security Interest	42

ARTICLE 4.
ALLOCATION AND APPLICATION OF COLLECTIONS

Section 4.6	Establishment of Accounts	45
Section 4.7	Allocations with Respect to the Series 2011-1 Notes	46
Section 4.8	Monthly Payments	54
Section 4.9	Payment of Note Interest	56
Section 4.10	Payment of Note Principal	57
Section 4.11	Retained Distribution Account	60
Section 4.12	Series 2011-1 Distribution Account	60
Section 4.13	The Master Servicer’s or the Back-Up Servicer’s Failure to Instruct the Trustee to Make a Deposit or Payment	61
Section 4.14	Lease Payment Loss Draw on Series 2011-1 Letter of Credit	61
Section 4.15	Claim Under the Demand Note	62
Section 4.16	Series 2011-1 Letter of Credit Termination Demand	63
Section 4.17	The Series 2011-1 Cash Collateral Account	64
Section 4.18	Application of Series 2011-1 Cash Liquidity Amount; Restrictions on Amounts Drawn Under Series 2011-1 Letter of Credit	67
Section 4.19	[Reserved]	68
Section 4.20	Exchange of Vehicles	68
Section 4.21	Deficiencies in Payments	68
Section 4.22	Appointment of Trustee to Hold Letter of Credit	69

ARTICLE 5.
AMORTIZATION EVENTS

Section 5.1	Series 2011-1 Amortization Events	69
Section 5.2	Waiver of Past Events	71
Section 5.3	Rights of the Trustee upon Amortization Event or Certain Events of Default	71
Section 5.4	Servicer Default	72

ARTICLE 6.
COVENANTS

i

Section 6.1	Series 2011-1 Minimum Subordinated Amount	72
Section 6.2	Series 2011-1 Minimum Letter of Credit Amount	72
Section 6.3	Financed Vehicles.	72
Section 6.4	Fleet Mix	73
Section 6.5	Purchase Price	73
Section 6.6	Future Issuance	73

ARTICLE 7.
FORM OF SERIES 2011-1 NOTES

Section 7.1	Series 2011-1 Notes	73

ARTICLE 8.
GENERAL

Section 8.1	Redemption of Notes	77
Section 8.2	Payment of Rating Agencies’ Fees	78
Section 8.3	Exhibits	78
Section 8.4	Ratification of Base Indenture	78
Section 8.5	Counterparts	78
Section 8.6	Governing Law	78
Section 8.7	Amendments	78
Section 8.8	Monthly Noteholders’ Statement	80
Section 8.9	Trustee Directions	83
Section 8.10	Notices to Rating Agencies	83
Section 8.11	Additional UCC Representations	83
Section 8.12	Termination	83
Section 8.13	Confidential Information	84

ii

Schedule 1                      -         Maximum Manufacturer Percentages

Exhibit A-1                      -         Form of Rule 144A Global Class A Note
Exhibit A-2                      -         Form of Rule 144A Global Class B Note
Exhibit A-3                      -         Form of Temporary Regulation S Global Class A Note
Exhibit A-4                      -         Form of Temporary Regulation S Global Class B Note
Exhibit A-5                      -         Form of Permanent Regulation S Global Class A Note
Exhibit A-6                      -         Form of Permanent Regulation S Global Class B Note
Exhibit B                          -         Form of Demand Note
Exhibit C                          -         Form of Notice of Series 2011-1 Lease Payment Losses
Exhibit D                          -         Form of Monthly Noteholders’ Statement

iii

THIS SERIES 2011-1 SUPPLEMENT, dated as of July 28, 2011 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and of the Base Indenture referred to below, this “Supplement”), between RENTAL CAR FINANCE CORP., a special purpose Oklahoma corporation (“RCFC” or the “Issuer”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Trustee”), to the Amended and Restated Base Indenture, dated as of February 14, 2007, between RCFC and the Trustee (as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, exclusive of Supplements creating a new Series of Notes, the “Base Indenture”).

W I T N E S S E T H:

WHEREAS, Sections 2.2, 2.3, 11.1 and 11.3 of the Base Indenture provide, among other things, that RCFC and the Trustee may at any time and from time to time enter into a Series Supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes;

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE 1.
DESIGNATION

(a) There is hereby created a Series of Notes to be issued pursuant to the Base Indenture and this Supplement, and such Series of Notes shall be designated generally as the Rental Car Asset Backed Notes, Series 2011-1 (the “Series 2011-1 Notes”).  The Rental Car Asset Backed Notes, Series 2011-1, shall be issued in two classes:  the Series 2011-1 2.51% Rental Car Asset Backed Notes, Class A, designated herein as the “Class A Notes”, and the Series 2011-1 4.38% Rental Car Asset Backed Notes, Class B, designated herein as the “Class B Notes”.

(b) The net proceeds from the sale of the Series 2011-1 Notes shall be deposited into the Group VIII Collection Account, and shall be used on and after the Series 2011-1 Closing Date, to acquire Group VIII Vehicles that are Acquired Vehicles from certain Eligible Manufacturers, Auctions or otherwise or to refinance the same and, in certain circumstances, to pay principal on amortizing Group VIII Series of Notes other than the Series 2011-1 Notes.

(c) The Series 2011-1 Notes are a Segregated Series of Notes (as more fully provided in the Base Indenture) and are hereby designated as a “Group VIII Series of Notes”.  The Issuer may from time to time issue additional Segregated Series of Notes that the related Series Supplements will indicate are entitled to share, together with the Series 2011-1 Notes, in the Group VIII Collateral and any other Collateral and Master Collateral designated as security for the Group VIII Series of Notes under this Supplement and the Master Collateral Agency Agreement (the Series 2011-1 Notes and any such additional Segregated Series, each, a “Group VIII Series of Notes” and, collectively, the “Group VIII Series of Notes”).

Accordingly, all references in this Supplement to “all” Series of Notes (and all references in this Supplement to terms defined in the Base Indenture that contain references to “all” Series of Notes) shall refer to all Group VIII Series of Notes.

(d) If, notwithstanding the foregoing provisions of this Article 1, the provisions of Article 3 and the provisions of Section 2.2 of the Master Collateral Agency Agreement or any other provision in any other Related Document, the Series 2011-1 Notes are determined by any court to be secured by collateral other than the Group VIII Collateral and any other collateral designated as security for the Series 2011-1 Notes (and, as applicable, any other Group VIII Series of Notes) under this Supplement or any other supplement to the Base Indenture relating to the issuance of any other Group VIII Series of Notes thereunder or under the Master Collateral Agency Agreement or any other Related Document (such collateral other than as specified, the “Non-Group VIII Collateral”), then the interest of the Series 2011-1 Noteholders in such Non-Group VIII Collateral shall be subordinate in all respects to the interests of the Noteholders of the Series of Notes (other than with respect to collections designated by RCFC as shared collections allocable to the Series 2011-1 Notes) to which such Non-Group VIII Collateral was pledged by the terms of the Base Indenture, any applicable Series Supplement thereto, the Master Collateral Agency Agreement or any other Related Document.  The following shall govern the interpretation and construction of the provisions of this Supplement:  (i) this Section 1(d) is intended to constitute a subordination agreement under New York law and for purposes of Section 510(a) of the Bankruptcy Code, (ii) the subordination provided for in this Section 1(d) is intended to and shall be deemed to constitute a “complete subordination” under New York law, and, as such, shall be applicable whether or not the Issuer or any Series 2011-1 Noteholder is a debtor in a case (a “bankruptcy case”) under the Bankruptcy Code, (iii) (A) any reference to the Series 2011-1 Notes shall include all obligations of the Issuer now or hereafter existing under each of such Series 2011-1 Notes, whether for principal, interest, fees, expenses or otherwise, and (B) without limiting the generality of the foregoing, “interest” owing on the Series 2011-1 Notes shall expressly include any and all interest accruing after the commencement of any bankruptcy case or other insolvency proceeding where the Issuer is the debtor, notwithstanding any provision or rule of law (including, without limitation, 11 U.S.C. §§ 502, 506(b) (1994)) that might restrict the rights of any holder of an interest in the Series 2011-1 Notes, as against the Issuer or any one else, to collect such interest, (iv) “payments” prohibited under the subordination provisions of this Section 1(d) shall include any distributions of any type, whether cash, other debt instruments, or any equity instruments, regardless of the source thereof, and (v) the holder of any interest in the Series 2011-1 Notes retains such holder’s right, under 11 U.S.C. § 1126 (1994), to vote to accept or reject any plan of reorganization proposed for the Issuer in any subsequent bankruptcy of the Issuer; provided, however, that, regardless of any such vote or of the exercise of any other rights such holder (or its agents) may have under the Bankruptcy Code, and without limiting the generality of the other clauses of this Section 1(d), any distributions that such holder is to receive on account of such holder’s interest in the Series 2011-1 Notes under any such plan of reorganization, from the Issuer, from any collateral, from any guarantor, or from any other source shall be subordinated in right of payment as set forth in this Indenture (including this Section 1(d)) and shall instead be distributed in the order of priority set forth in this Indenture (including this Section 1(d)).

ARTICLE 2.
DEFINITIONS AND CONSTRUCTION

Section 2.1 Definitions and Construction.  (a)  All capitalized terms not otherwise defined in this Supplement are defined in the Definitions List attached to the Base Indenture as Schedule 1 thereto (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Base Indenture, the “Definitions List”).  All capitalized terms defined in this Supplement that are also defined in the Definitions List to the Base Indenture shall, unless the context otherwise requires, have the meanings set forth in this Supplement.  All references to (i) “Articles”, “Sections” or “Subsections” herein shall refer to Articles, Sections or Subsections of the Base Indenture, (ii) any agreement shall include amendments, restatements, modifications and supplements thereto, (iii) any applicable law or specific provision thereof shall include amendments, supplements and successors thereto, and (iv) any Person shall include such Person’s successors and assigns and, in the case of any governmental authority, any Person succeeding to its functions and capacities, in each case except as otherwise provided herein.  Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2011-1 Notes and not to any other Series of Notes issued by the Issuer.  In addition, with respect to the Series 2011-1 Notes, references in the Base Indenture to (i) the “Lease” shall be deemed to refer to the Master Lease, (ii) “Lessee” shall be deemed to refer to any or all of the Lessees under the Master Lease, as the context requires, and (iii) when the terms “Lease” or “Lessee” are embedded in a defined term within the Base Indenture, they shall be deemed to refer to the corresponding concept described in clauses (i) and (ii), as applicable, except in each case as otherwise specified in this Supplement or as the context may otherwise require.

(b) The following words and phrases shall have the following meanings with respect to the Series 2011-1 Notes, and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

“Accumulated Principal Draw Amount” means, as of any date of determination during any Insolvency Period, the total amount of draws under the Series 2011-1 Letter of Credit allocated to the Series 2011-1 Noteholders pursuant to Section 4.10(c) prior to such date of determination during such Insolvency Period.

“Acquired Vehicles” means any Eligible Vehicles acquired by RCFC and leased by RCFC to any of the Lessees under Annex A of the Master Lease.

“Additional Lessee” has the meaning specified in the preamble to the Master Lease.

“Aggregate Asset Amount” means, with respect to the Series 2011-1 Notes, on any date of determination, without duplication, the sum of (i) the Net Book Value of all Group VIII Vehicles as of such date with respect to which the applicable Vehicle Lease Expiration Date has not occurred, plus (ii) the Exchange Agreement Group VIII Rights Value as of such date, plus (iii) all Manufacturer Receivables, as of such date, due to RCFC or any Lessee from Eligible Manufacturers

(other than any Eligible Manufacturers that are Ineligible Receivable Manufacturers as of such date) under and in accordance with their respective Eligible Vehicle Disposition Programs, or from Eligible Manufacturers (other than any Eligible Manufacturers that are Ineligible Receivable Manufacturers as of such date) as Incentive Payments, allowances, premiums, supplemental payments or otherwise, in each case with respect to Group VIII Vehicles at any time owned, financed or refinanced by RCFC, or with respect to amounts otherwise transferred to RCFC, and pledged to the Master Collateral Agent, constituting Group VIII Collateral, plus (iv) all amounts (without double counting amounts specified in clause (iii) above) receivable, as of such date, by RCFC or any Lessee from any Person in connection with the auction, sale or other disposition of Group VIII Vehicles (other than any amounts that constitute Ineligible Receivables as of such date), plus (v) all accrued and unpaid Monthly Base Rent and Monthly Supplemental Payments (if any) (without double counting amounts specified in clauses (iii) and (iv) above) payable as of such date in respect of the Group VIII Vehicles, plus (vi) cash and Permitted Investments on deposit as of such date in the Group VIII Collection Account (less any portion thereof allocated under any Series Supplement for a Group VIII Series of Notes to the Retained Interest), plus (vii) cash and Permitted Investments as of such date constituting Group VIII Collateral and cash and Permitted Investments as of such date in the Master Collateral Account constituting Group VIII Master Collateral.

“Annual Certificate” has the meaning specified in Section 24.4(g) of the Master Lease.

“Asset Amount Deficiency” means, with respect to the Series 2011-1 Notes as of any date of determination, the amount, if any, by which the Required Asset Amount exceeds the Aggregate Asset Amount on such date.

“Assignment Agreement” has the meaning specified in the Master Collateral Agency Agreement.

“Auction Procedures” means, with respect to any Program Vehicle, the terms governing the disposition of such Program Vehicles under the applicable Vehicle Disposition Program.

“Authorized Officer” means (a) as to RCFC, any of its President, any Vice President, the Treasurer or an Assistant Treasurer, the Secretary or any Assistant Secretary and (b) as to DTAG (including in its capacity as the Master Servicer), DTG Operations (including in its capacities as a Lessee and as a Servicer), any Additional Lessee or additional Servicer, those officers, employees and agents of DTAG, DTG Operations, such Additional Lessee or such other Servicer, as the case may be, in each case whose signatures and incumbency shall have been certified as the authentic signatures of duly qualified and elected persons authorized to act on behalf of such entities.

“Availability Payment” has the meaning specified in Section 5.2 of the Master Lease.

“Available Draw Amount” means (i) on any day during an Insolvency Period or on or after the Series 2011-1 Final Maturity Date, the Series 2011-1 Letter of Credit Liquidity Amount on such day, and (ii) on any other day, the Series 2011-1 Letter of Credit Liquidity Amount on such day, less the excess, if any, of the Series 2011-1 Minimum Liquidity Amount over the Series 2011-1 Cash Liquidity Amount, if any.

“Available Subordinated Amount” means, on any date of determination, with respect to the Series 2011-1 Notes, the Series 2011-1 Available Subordinated Amount, and with respect to each other Group VIII Series of Notes, the amount specified with respect to such Series of Notes in the definition of “Available Subordinated Amount” in the applicable Series Supplement.

“Back-Up Disposition Agent” means Fiserv Automotive Solutions Inc., a Delaware corporation, and its successors under the Back-Up Disposition Agent Agreement.

“Back-Up Disposition Agent Agreement” means the Back-Up Disposition Agent Agreement, dated as of February 23, 2010 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof), between the Back-Up Disposition Agent, the Issuer, the Master Servicer, each Servicer from time to time party thereto, the Trustee and the Master Collateral Agent.

“Back-Up Servicer” means Lord Securities Corporation, a Delaware corporation, and its successors under the Back-Up Servicing Agreement.

“Back-Up Servicing Agreement” means the Back-Up Servicing Agreement, dated as of April 8, 2010 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof), between the Back-Up Servicer, the Master Servicer, each Servicer from time to time party thereto, the Issuer, the Trustee and the Master Collateral Agent.

“Bankrupt Manufacturer” means, as of any date of determination, each Manufacturer for which an Event of Bankruptcy has occurred and is continuing as of such date; provided that any such Manufacturer for which an Event of Bankruptcy has occurred shall cease to constitute a Bankrupt Manufacturer when it has satisfied the Confirmation Condition (whether or not such Event of Bankruptcy is continuing).

“Bankrupt Manufacturer Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate Net Book Value of all Group VIII Vehicles that were manufactured by Manufacturers that are Bankrupt Manufacturers as of such date and the denominator of which is the aggregate Net Book Value of all Group VIII Vehicles as of such date.

“Base Indenture” has the meaning specified in the preamble hereto.

“Benefit Plan Investor” means employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, including collective investment funds and other entities whose underlying assets are treated as if they were assets of such plans as well as those plans that are not subject to the Employee Retirement Income Security Act of 1974, as amended, but are subject to Section 4975 of the Internal Revenue Code of 1986, as amended.

“BMW” means BMW of North America, LLC, a Delaware limited liability company, and its Successors and Assigns.

“Board of Directors” means the Board of Directors of DTAG, RCFC or DTG Operations, as applicable, or any authorized committee of the Board of Directors.

“Carrying Charges” means, as of any day, (i) without duplication, the aggregate of all Trustee fees, servicing fees (other than supplemental servicing fees), fees, expenses and costs payable by RCFC in connection with an Exchange Program, and other fees and expenses, premiums, breakage costs, increased costs, termination payments under any hedges, taxes, administrative costs and indemnity amounts, if any, accrued and unpaid by the Lessor under the Base Indenture, the other Related Documents, the Note Purchase Agreement, the Back-Up Disposition Agent Agreement, the Back-Up Servicing Agreement or other agreements with Enhancement Providers, if any, in each case, that have accrued with respect to the Series 2011-1 Notes during the Related Month, plus (ii) without duplication, all amounts described in clause (i) of this definition payable by the Lessees which have accrued during the Related Month.

“Carryover Controlled Amortization Amount” (as such term is used in Section 24.4(b) of the Master Lease) means, with respect to this Series, the Class A Carryover Controlled Amortization Amount and the Class B Carryover Controlled Amortization Amount.

“Casualty” means, with respect to any Vehicle, that (i) such Vehicle is lost, seized, stolen (and not recovered within sixty (60) days of being lost, seized or reported stolen), destroyed or otherwise rendered permanently unfit or unavailable for use (including Vehicles that are rejected pursuant to Section 2.2 of the Master Lease), or (ii) such Vehicle is a Program Vehicle that is not accepted for Auction or repurchase by the Manufacturer in accordance with the related Eligible Vehicle Disposition Program for any reason within thirty (30) days of initial submission and is not designated a Non-Program Vehicle pursuant to Section 14 of the Master Lease (other than, in the case of clause (ii) above, as a result of the applicable Manufacturer’s willful refusal or inability to comply with its obligations under its Vehicle Disposition Program).

“Certificate of Credit Demand” means a certificate in the form of Annex A to the Series 2011-1 Letter of Credit.

“Certificate of Termination Demand” means a certificate in the form of Annex B to the Series 2011-1 Letter of Credit.

“Chrysler” means Chrysler Group LLC, a Delaware limited liability company, and its Successors and Assigns; provided, however, that any Group VIII Vehicles manufactured by Chrysler LLC or its affiliates and owned by RCFC as of the Series 2011-1 Closing Date shall be deemed to have been manufactured by Chrysler for purposes of this Supplement and the other Related Documents.

“Class A Accrued Interest Amount” means, with respect to any Payment Date, an amount equal to the sum of (A) an amount equal to the interest accrued on the principal amount of the Class A Notes for the related Interest Period which will be equal to the product of (1) the Class A Rate for such Interest Period, (2) the Class A Invested Amount as of the previous Payment Date after giving effect to any principal payments made on such previous Payment Date (or in the case of the initial Payment Date, the Class A Initial Invested Amount), and (3) 30 (or, in the case of the initial Payment Date, 28)/360, plus

(B) an amount equal to the Class A Monthly Interest Shortfall for any prior Interest Period which remains unpaid as of such Payment Date, together with interest on such amount to such Payment Date (calculated with respect to such unpaid amount in accordance with clauses (1) through (3) in the preceding clause (A) by substituting such unpaid amount for the Class A Invested Amount).

“Class A Carryover Controlled Amortization Amount” means, with respect to the Class A Notes for any Payment Date during the Series 2011-1 Controlled Amortization Period, the excess, if any, of the Class A Controlled Distribution Amount payable on the Payment Date immediately preceding such Payment Date, over the principal amount distributed on such preceding Payment Date with respect to the Class A Notes; provided, however, that for the first two Payment Dates during the Series 2011-1 Controlled Amortization Period, the Class A Carryover Controlled Amortization Amount shall be zero.

“Class A Controlled Amortization Amount” means, for each Payment Date during the Series 2011-1 Controlled Amortization Period, beginning with the second such Payment Date, an amount equal to $70,000,000, with the final amount being $70,000,000 on the Series 2011-1 Expected Final Payment Date.

“Class A Controlled Distribution Amount” means, with respect to any Payment Date on which the Class A Controlled Amortization Amount is payable, the sum of the Class A Controlled Amortization Amount for such Payment Date and any Class A Carryover Controlled Amortization Amount for such Payment Date.

“Class A Initial Invested Amount” means $420,000,000.

“Class A Invested Amount” means, as of any date of determination, an amount equal to (a) the Class A Initial Invested Amount, minus (b) the amount of principal payments made to the Class A Noteholders on or prior to such date.

“Class A Monthly Interest Shortfall” means, as of any Payment Date, the excess, if any, of (i) the Class A Accrued Interest Amount for such date, over (ii) the amount withdrawn from the Series 2011-1 Accrued Interest Account and deposited in the Series 2011-1 Distribution Account in respect of interest payable on the Class A Notes.

“Class A Noteholder” means the Person in whose name a Class A Note is registered in the Note Register.

“Class A Notes” means any one of the Series 2011-1 2.51% Rental Car Asset Backed Notes, Class A, executed by RCFC and authenticated and delivered by or on behalf of the Trustee, substantially in the form of Exhibit A-1, Exhibit A-3  or Exhibit A-5 attached hereto.  Definitive Class A Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.19 of the Base Indenture.

“Class A Rate” means, for any Series 2011-1 Interest Period, 2.51% per annum.

“Class A Redemption Amount” shall have the meaning specified in Section 8.1(a) of this Supplement.

“Class B Accrued Interest Amount” means, with respect to any Payment Date, an amount equal to the sum of (A) an amount equal to the interest accrued on the principal amount of the Class B Notes for the related Interest Period which will be equal to the product of (1) the Class B Rate for such Interest Period, (2) the Class B Invested Amount as of the previous Payment Date after giving effect to any principal payments made on such previous Payment Date (or in the case of the initial Payment Date, the Class B Initial Invested Amount), and (3) 30 (or, in the case of the initial Payment Date, 28)/360, plus (B) an amount equal to the Class B Monthly Interest Shortfall for any prior Interest Period which remains unpaid as of such Payment Date, together with interest on such amount to such Payment Date (calculated with respect to such unpaid amount in accordance with clauses (1) through (3) in the preceding clause (A) by substituting such unpaid amount for the Class B Invested Amount).

“Class B Carryover Controlled Amortization Amount” means, with respect to the Class B Notes for any Payment Date during the Series 2011-1 Controlled Amortization Period, the excess, if any, of the Class B Controlled Distribution Amount payable on the Payment Date immediately preceding such Payment Date, over the principal amount distributed on such preceding Payment Date with respect to the Class B Notes; provided, however, that for the first two Payment Dates during the Series 2011-1 Controlled Amortization Period, the Class B Carryover Controlled Amortization Amount shall be zero.

“Class B Controlled Amortization Amount” means, for each Payment Date during the Series 2011-1 Controlled Amortization Period, beginning with the second such Payment Date, an amount equal to $13,333,333.33, with the final amount being $13,333,333.35 on the Series 2011-1 Expected Final Payment Date.

“Class B Controlled Distribution Amount” means, with respect to any Payment Date on which the Class B Controlled Amortization Amount is payable, the sum of the Class B Controlled Amortization Amount for such Payment Date and any Class B Carryover Controlled Amortization Amount for such Payment Date.

“Class B Initial Invested Amount” means $80,000,000.

“Class B Invested Amount” means, as of any date of determination, an amount equal to (a) the Class B Initial Invested Amount, minus (b) the amount of principal payments made to the Class B Noteholders on or prior to such date.

“Class B Monthly Interest Shortfall” means, as of any Payment Date, the excess, if any, of (i) the Class B Accrued Interest Amount for such date, over (ii) the excess of (A) the amount withdrawn from the Series 2011-1 Accrued Interest Account and deposited in the Series 2011-1 Distribution Account in respect of interest payable on the Series 2011-1 Notes over (B) the Class A Accrued Interest Amount for such date (or, if there is no such excess, zero).

“Class B Noteholder” means the Person in whose name a Class B Note is registered in the Note Register.

“Class B Notes” means any one of the Series 2011-1 4.38% Rental Car Asset Backed Notes, Class B, executed by RCFC and authenticated and delivered by or on behalf of the Trustee, substantially in the form of Exhibit A-2, Exhibit A-4 or Exhibit A-6 attached hereto.  Definitive Class B Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.19 of the Base Indenture.

“Class B Rate” means, for any Series 2011-1 Interest Period, 4.38% per annum.

“Class B Redemption Amount” shall have the meaning specified in Section 8.1(b) of this Supplement.

“Collections” means, on any day, the following amounts received on such day: (i) all payments including, without limitation, all Vehicle Disposition Recoveries and Lease Payment Recoveries, by or on behalf of a Lessee under the Master Lease, (ii) all payments including, without limitation, all Vehicle Disposition Recoveries and Lease Payment Recoveries, by, or on behalf of any Manufacturer, under its Vehicle Disposition Program or any incentive program in respect of Group VIII Vehicles, (iii) any Unused Exchange Proceeds and Substitute Group VIII Exchanged Vehicle Proceeds, (iv) all payments including, without limitation, all Vehicle Disposition Recoveries and Lease Payment Recoveries, by, or on behalf of any other Person as proceeds from the sale of Group VIII Vehicles and payment of insurance proceeds in respect of Group VIII Vehicles, whether such payments are in the form of cash, checks, wire transfers or other forms of payment and whether in respect of principal, interest, repurchase price, fees, expenses or otherwise, and (v) all amounts earned on Permitted Investments representing investment of funds in the Group VIII Collection Account and in the Master Collateral Account (to the extent allocable to the Trustee as Beneficiary thereunder for the benefit of the Group VIII Noteholders); provided that the amounts included in clauses (i) through (v) shall not include any Exchange Proceeds except at such time as the Issuer is permitted to receive, pledge, borrow or otherwise obtain the benefits of such Exchange Proceeds consistent with the limitations set forth in the “safe harbor” provisions of Treasury Regulation Section 1.1031(k)-1(g)(6).

“Condition Report” means a condition report with respect to a Group VIII Vehicle, signed and dated by a Lessee or a Franchisee and any Manufacturer or its agent in accordance with the applicable Vehicle Disposition Program.

“Confirmation Condition” is defined in Section 18 of the Master Lease.

“Controlled Distribution Amount Deficiency” means, on any date of determination, with respect to the Series 2011-1 Notes, the Series 2011-1 Controlled Distribution Amount Deficiency, and with respect to each other Group VIII Series of Notes, the amount specified with respect to such Series of Notes in the definition of “Controlled Distribution Amount Deficiency” in the applicable Series Supplement.

“Credit Demand” means a demand for a LOC Credit Disbursement under the Series 2011-1 Letter of Credit pursuant to a Certificate of Credit Demand.

“Credit Draw” means a draw on the Series 2011-1 Letter of Credit pursuant to a Certificate of Credit Demand.

“Daily Report” is defined in Section 24.4(a) of the Master Lease.

“DBRS” means DBRS, Inc.

“DBRS Capped Category 2 Manufacturer Program Vehicle Percentage” means, as of any date of determination, the lesser of (i) the DBRS Category 2 Manufacturer Program Vehicle Percentage as of such date and (ii) 10%.

“DBRS Category 1 Manufacturer” means, as of any date of determination, each Eligible Manufacturer who as of such date (i) is not a Bankrupt Manufacturer and (ii) has a long-term unsecured debt rating of at least “BBB” from DBRS; provided, that if an Eligible Manufacturer does not have a rating from DBRS, then the rating of an affiliated entity specified by DBRS shall apply for purposes of this definition; provided, further, that if (a) the rating of a Manufacturer by DBRS is withdrawn or a Manufacturer is downgraded by DBRS to a rating that would require the exclusion of such Manufacturer from this definition and (b) prior to such withdrawal or downgrade, as the case may be, such Manufacturer was a DBRS Category 1 Manufacturer, then such Manufacturer shall be deemed to be a DBRS Category 1 Manufacturer for a period of 30 days following the earlier of (i) the date on which any of the Issuer or the Master Servicer obtains actual knowledge of such withdrawal or downgrade and (ii) the date on which the Trustee notifies the Master Servicer of such withdrawal or downgrade.

“DBRS Category 1 Manufacturer Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate Net Book Value of all Group VIII Vehicles that are Program Vehicles manufactured by Manufacturers that are DBRS Category 1 Manufacturers as of such date and the denominator of which is the aggregate Net Book Value of all Group VIII Vehicles as of such date.

“DBRS Category 2 Manufacturer” means, as of any date of determination, each Eligible Manufacturer who as of such date (i) is not a Bankrupt Manufacturer or a DBRS Category 1 Manufacturer and (ii) has a long-term unsecured debt rating of at least “BBB (low)” from DBRS, but which does not have a long-term unsecured debt rating of at least “BBB” from DBRS; provided that if an Eligible Manufacturer does not have a rating from DBRS, then the rating of an affiliated entity specified by DBRS shall apply for purposes of this definition; provided, further, that if (a) the rating of a Manufacturer by DBRS is withdrawn or a Manufacturer is downgraded by DBRS to a rating that would require the exclusion of such Manufacturer from this definition and (b) prior to such withdrawal or downgrade, as the case may be, such Manufacturer was a DBRS Category 2 Manufacturer, then such Manufacturer shall be deemed to be a DBRS Category 2 Manufacturer for a period of 30 days following the earlier of (x) the date on which any of the Issuer or the Master Servicer obtains actual knowledge of such withdrawal or downgrade and (y) the date on which the Trustee notifies the Master Servicer of such withdrawal or downgrade; provided, further for the avoidance of doubt that any Manufacturer deemed to be a DBRS Category 1 Manufacturer pursuant to the second proviso of the definition thereof shall not be a DBRS Category 2 Manufacturer.

“DBRS Category 2 Manufacturer Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate Net Book Value of all Group VIII Vehicles that are Program Vehicles manufactured by Manufacturers that are DBRS Category 2 Manufacturers as of such date and the denominator of which is the aggregate Net Book Value of all Group VIII Vehicles as of such date.

“DBRS Category 3 Manufacturer” means, as of any date of determination, each Eligible Manufacturer that as of such date (i) is not a Bankrupt Manufacturer and (ii) does not have a long-term unsecured debt rating of at least “BBB (low)” from DBRS; provided that if an Eligible Manufacturer does not have a rating from DBRS, then the rating of an affiliated entity specified by DBRS shall apply for purposes of this definition; provided, further, that if (a) the rating of a Manufacturer by DBRS is withdrawn or a Manufacturer is downgraded by DBRS to a rating that would require inclusion of such Manufacturer in this definition and (b) prior to such withdrawal or downgrade, as the case may be, such Manufacturer was a DBRS Category 1 Manufacturer or a DBRS Category 2 Manufacturer, then such Manufacturer shall be deemed to be a DBRS Category 1 Manufacturer or a DBRS Category 2 Manufacturer, as the case may be, for a period of 30 days following the earlier of (i) the date on which any of the Issuer or the Master Servicer obtains actual knowledge of such withdrawal or downgrade and (ii) the date on which the Trustee notifies the Servicer of such withdrawal or downgrade.

“DBRS Category 3 Manufacturer Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate Net Book Value of all Group VIII Vehicles manufactured by Manufacturers that are DBRS Category 3 Manufacturers as of such date and the denominator of which is the aggregate Net Book Value of all Group VIII Vehicles as of such date.

“Defaulting Manufacturer” is defined in Section 18 of the Master Lease.

“Demand Note” means that certain Demand Note, dated as of July 28, 2011, made by DTAG to RCFC in substantially the form attached as Exhibit B to this Supplement.

“Demand Note Claim Amounts” shall have the meaning specified in Section 4.15(a) of this Supplement.

“Depreciation Charge” means, for any date of determination, (a) with respect to any Program Vehicle leased under the Master Lease, the scheduled daily depreciation charge for such Vehicle set forth by the Manufacturer in its Vehicle Disposition Program for such Vehicle, and (b) with respect to any Non-Program Vehicle leased under the Master Lease, the scheduled daily depreciation charge for such Vehicle set forth by the Servicer in the Depreciation Schedule for such Vehicle.  If such charge is expressed as a percentage, the Depreciation Charge for such Vehicle for such day shall be such percentage multiplied by the Capitalized Cost for such Vehicle.

“Depreciation Schedule” means a schedule of estimated daily depreciation prepared by the applicable Servicer, and revised from time to time in the applicable Servicer’s sole discretion, with respect to each type of Non-Program Vehicle that is an Eligible Vehicle and that is purchased, financed or refinanced by RCFC.

“Disposition Proceeds” shall have the meaning specified in the Base Indenture and shall specifically include Substitute Group VIII Exchanged Vehicle Proceeds or, to the extent Substitute Group VIII Exchanged Vehicle Proceeds are not designated with respect thereto, the Exchange Proceeds from Group VIII Exchanged Vehicles.

“DTAG” means Dollar Thrifty Automotive Group, Inc., a Delaware corporation.

“DTG Operations” means DTG Operations, Inc., an Oklahoma corporation.

“Eligible Manufacturer” means, (i) with respect to Program Vehicles, Chrysler, General Motors, Ford, Hyundai, Toyota, Kia, Nissan, Volkswagen and any Manufacturer referred to in clause (ii) that is an Investment Grade Manufacturer and that is identified to the Trustee by the Master Servicer in writing as an Eligible Manufacturer with respect to Program Vehicles, and (ii) with respect to Non-Program Vehicles, Chrysler, General Motors, Ford, Nissan, Volkswagen, Toyota, Honda, Mazda, Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Hyundai, BMW, Jaguar, and Mercedes-Benz as set forth in Schedule 1 hereto (as such schedule, subject to satisfaction of the Rating Agency Condition and receipt of the prior written consent of the Series 2011-1 Letter of Credit Provider, may be amended, supplemented, restated or otherwise modified from time to time), and, (iii) in each case, any other Manufacturer if (a) the Rating Agency Condition is satisfied with respect to the inclusion of such Manufacturer’s Vehicles under the Master Lease, and (b) such Manufacturer has been approved in writing by the Series 2011-1 Letter of Credit Provider; provided, however, if a Manufacturer Event of Default has occurred and is continuing with respect to such Manufacturer, or at the election of the Master Servicer by written notice to the Trustee with respect to a Manufacturer, such Manufacturer shall no longer qualify as an Eligible Manufacturer with respect to Program Vehicles; and provided, further, that a Manufacturer may be an Eligible Manufacturer with respect to Non-Program Vehicles, if it otherwise meets the eligibility criteria, even if its disposition program does not qualify as an Eligible Vehicle Disposition Program.

“Eligible Receivable” means a legal, valid and binding receivable (a) due from any Eligible Manufacturer or Auction dealer under an Eligible Vehicle Disposition Program to RCFC or a Lessee (b) in respect of a Program Vehicle purchased by such Eligible Manufacturer, which absent such purchase, would have constituted an Eligible Vehicle with respect to which the Lien of the Master Collateral Agent was noted on the Certificate of Title at the time of purchase, and (c) the right to payments in respect of which has been assigned by the payee thereof to the Master Collateral Agent for the benefit of the relevant Beneficiaries.

“Eligible Vehicle” means, on any date of determination, a Group VIII Vehicle manufactured by an Eligible Manufacturer (determined at the time of the acquisition, financing or refinancing thereof) and satisfying any further eligibility requirements specified in any Series Supplement for a Group VIII Series of Notes (other than with respect to the Maximum Manufacturer Percentage and the Maximum Program Percentage), or with respect to which all such eligibility requirements not otherwise satisfied have been duly waived by the affected Required Beneficiaries in accordance with the terms of the applicable Series Supplement (if such waiver is permitted thereby); provided, however, that in no event may a Group VIII Vehicle be an Eligible Vehicle after (x) in the case of a Program Vehicle, the expiration of the applicable Maximum Term (unless such Vehicle has been designated as a Non-Program Vehicle pursuant to Section 14 of the Master Lease), or (y) in the case of a Non-Program Vehicle, the expiration of the applicable Maximum Vehicle Lease Term under the Master Lease.

“Eligible Vehicle Disposition Program” means at any time a Vehicle Disposition Program (a) pursuant to which either (1) the Repurchase Payment or (2) the Guaranteed Payment plus Auction Proceeds, as the case may be, of each Program Vehicle thereunder is at least equal to (i) the Capitalized Cost of such Vehicle, minus (ii) all Depreciation Charges accrued with respect to such Vehicle prior to the date that the Vehicle is submitted for repurchase or sale, minus (iii) Excess Mileage Charges, minus (iv) Excess Damage Charges, and minus (v) any other charges specified in such Vehicle Disposition Program, (b) that cannot be amended or terminated with respect to any Vehicle after the purchase of that Vehicle, (c) that has been approved by each applicable Rating Agency and (d) the collateral assignment of the benefits of which to the Master Collateral Agent has been acknowledged in writing by the related Manufacturer pursuant to an Assignment Agreement; provided that if a Vehicle Disposition Program of a Manufacturer with respect to which a Manufacturer Event of Default has occurred was an Eligible Vehicle Disposition Program immediately preceding such Manufacturer Event of Default, then (i) if an Event of Bankruptcy has occurred with respect to such Manufacturer, such Vehicle Disposition Program shall be an Eligible Vehicle Disposition Program upon (and only upon) satisfaction of the Confirmation Condition with respect to such Manufacturer and such Vehicle Disposition Program and (ii) if an Event of Bankruptcy has not occurred with respect to such Manufacturer, such Vehicle Disposition Program shall be an Eligible Vehicle Disposition Program if (and only if) the failure of such Manufacturer to pay Guaranteed Payments, Repurchase Payments and/or Incentive Payments due under, respectively, such Manufacturer’s Vehicle Disposition Programs and its incentive programs as set forth in clause (i) of the definition of Manufacturer Event of Default set forth in the Master Lease is cured in full (other than amounts that are the subject of a good faith dispute, as evidenced in writing by either the applicable Lessee or the Manufacturer questioning the accuracy of the amounts paid or payable in respect of any such Vehicle Disposition Programs or incentive programs); provided, further, that if a new Vehicle Disposition Program is executed and delivered by a Manufacturer that is subject to an Event of Bankruptcy in accordance with clause (ii) of the definition of Confirmation Condition in the Master Lease, the Confirmation Condition is satisfied with respect to such Manufacturer and such new Vehicle Disposition Program, and each applicable Rating Agency has approved such new Vehicle Disposition Program, then such new Vehicle Disposition Program shall be deemed to be an Eligible Vehicle Disposition Program.

“Enhancement Letter of Credit Application and Agreement” means the Enhancement Letter of Credit Application and Agreement, dated as of July 28, 2011, among DTG Operations, those additional Subsidiaries of DTAG from time to time becoming parties thereunder, RCFC, DTAG and the Series 2011-1 Letter of Credit Provider, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Enhancement Provider” means, with respect to the Series 2011-1 Notes, the Series 2011-1 Letter of Credit Provider.

“Escrow Account” means a segregated trust account established, consistent with the requirements of the “safe harbor” provisions of Treasury Regulations §§ 1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6), in accordance with the terms of the Exchange Agreement and into which are deposited the Exchange Proceeds and other funds with which to purchase Group VIII Replacement Vehicles.

“Excess Amounts” has the meaning specified in Section 4.7(d)(vi).

“Excess Damage Charges” means, with respect to any Program Vehicle, the amount charged to RCFC (or the applicable Lessee), or deducted from the Repurchase Payment or Guaranteed Payment, by the Manufacturer of such Vehicle due to damage over a prescribed limit to such Vehicle at the time that such Vehicle is disposed of at Auction or turned in to such Manufacturer or its agent for repurchase, in either case pursuant to the applicable Vehicle Disposition Program.

“Excess Funding Account” means, as of any date, with respect to the Series 2011-1 Notes, the Series 2011-1 Excess Funding Account, and with respect to each other Group VIII Series of Notes , the account specified with respect to such Group VIII Series of Notes in the definition of “Excess Funding Account” in the applicable Series Supplement.

“Excess Mileage Charges” means, with respect to any Program Vehicle, the amount charged to RCFC (or the applicable Lessee), or deducted from the Repurchase Payment or Guaranteed Payment, by the Manufacturer of such Vehicle due to the fact that such Vehicle has mileage over a prescribed limit at the time that such Vehicle is disposed of at Auction or turned in to such Manufacturer or its agent for repurchase, in either case pursuant to the applicable Vehicle Disposition Program.

“Exchange Agreement” means the Master Exchange and Trust Agreement dated as of July 23, 2001 among the Qualified Intermediary, RCFC, DTG Operations, Thrifty Rent-A-Car System, Inc., Deutsche Bank Trust Company Americas (as successor to The Chicago Trust Company) and DB Like-Kind Exchange Services Corp. (as successor to Chicago Deferred Exchange Company, LLC (f/k/a Chicago Deferred Exchange Corporation)), as amended by Amendment No. 1 to Master Exchange and Trust Agreement, dated as of April 23, 2010 and Amendment No. 2 to Master Exchange and Trust Agreement, dated as of October 28, 2010, pursuant to which, among other things, the Qualified Intermediary holds the Exchange Proceeds in an Escrow Account consistent with the requirements of the “safe harbor” provisions of Treasury Regulations Sections 1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6), as the same agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

“Exchange Agreement Group VIII Rights Value” means the value of the Group VIII Assignment of Exchange Agreement, which value shall be deemed to equal as of any given time the amount of the Exchange Proceeds at such time.

“Exchange Proceeds” means as of any given time the sum of (i) the money or other property from the sale of any Group VIII Exchanged Vehicle that is held in an Escrow Account as of such time; (ii) any interest or other amounts earned on the money or other property from the sale of any Group VIII Exchanged Vehicle that is held in an Escrow Account as of such time; (iii) any amounts receivable from Eligible Manufacturers and Eligible Vehicle Disposition Programs or from auctions, dealers or other Persons on account of Group VIII Exchanged Vehicles; (iv) the money or other property from the sale of any Group VIII Exchanged Vehicle held in the Master Collateral Account for the benefit of the Qualified Intermediary as of such time; and (v) any interest or other amounts earned on the money or other property from the sale of any Group VIII Exchanged Vehicle held in the Master Collateral Account for the benefit of the Qualified Intermediary as of such time.

“Exchange Program” means a program under which RCFC and each Lessee will exchange Group VIII Exchanged Vehicles for Group VIII Replacement Vehicles with the intent of qualifying for deferral of gain and loss under Section 1031 of the Code.

“Excluded Non-Program Vehicle” means a Non-Program Vehicle sold pursuant to a Vehicle Disposition Program of an Eligible Manufacturer.

“Excluded Redesignated Vehicle” means any Program Vehicle manufactured by a Manufacturer with respect to which a Manufacturer Event of Default has occurred due to a Manufacturer Event of Bankruptcy that has been redesignated as a Non-Program Vehicle, as of and from the date such Vehicle is redesignated to and until the date that is 91 days following the occurrence of such Manufacturer Event of Default.

“Financed Vehicle” means an Eligible Vehicle that is financed by the Issuer and leased to a Lessee under Annex B to the Master Lease on or after the Lease Commencement Date.

“Financing Lease” means the Master Lease as supplemented by Annex B to the Master Lease.

“Financing Sources” has the meaning specified in the Master Collateral Agency Agreement.

“Ford” means Ford Motor Company, a Delaware corporation, and its Successors and Assigns.

“General Motors” means General Motors LLC (formerly known as General Motors Company), a Delaware limited liability company, and its Successors and Assigns; provided, however, that any Group VIII Vehicles manufactured by General Motors Corporation or its affiliates and owned by RCFC as of the Series 2011-1 Closing Date shall be deemed to have been manufactured by General Motors for purposes of this Supplement and the other Related Documents.

“Global Series 2011-1 Notes”  means any Rule 144A Global Series 2011-1 Note, any Permanent Regulation S Global Series 2011-1 Note and any Temporary Regulation S Global Series 2011-1 Note.

“Group VIII Aggregate Invested Amount” means the sum of the Invested Amounts with respect to all Group VIII Series of Notes then outstanding.

“Group VIII Assignment of Exchange Agreement” means the Collateral Assignment of Exchange Agreement, dated as of the Series 2011-1 Closing Date, by and among the Issuer, DTG Operations and the Master Collateral Agent pursuant to which each of the Issuer and DTG Operations assigns (consistent with the limitations on the Issuer’s or DTG Operations’, as the case may be, right to receive, pledge, borrow or otherwise obtain the benefits of the Exchange Proceeds contained in the “safe harbor” provisions of Treasury Regulation Section 1.1031(k)-1(g)(6)),

all of its right, title and interest in, to and under the Exchange Agreement as it relates to Group VIII Vehicles, including any Unused Exchange Proceeds released from an Escrow Account, to the Master Collateral Agent, as the same agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

“Group VIII Collateral” means the Master Lease and all payments made thereunder, the Group VIII Vehicles, the rights under Vehicle Disposition Programs in respect of Group VIII Vehicles, any other Group VIII Master Collateral, Master Lease Collateral or other Collateral  related to Group VIII Vehicles, the Group VIII Collection Account and all proceeds of the foregoing.

“Group VIII Collection Account” has the meaning specified in Section 4.6(a) hereof.

“Group VIII Exchanged Vehicle” means a Group VIII Vehicle that is transferred to the Qualified Intermediary in accordance with the “safe harbor” provisions  of Treasury Regulation § 1.1031(k)-1(g)(4), and pursuant to the procedures set forth in the Exchange Agreement, and thereby ceases to be a Group VIII Vehicle.

“Group VIII Master Collateral” means all right, title and interest of the Issuer or DTG Operations in Group VIII Vehicles and proceeds thereof, the other Master Collateral designated or segregated in accordance with the Master Collateral Agency Agreement for the Trustee as Beneficiary on behalf of any Group VIII Series of Notes or with respect to Group VIII Vehicles and proceeds thereof, the Group VIII Assignment of Exchange Agreement, and any other collateral or proceeds pledged to the Master Collateral Agent for the benefit of the Group VIII Series of Notes; provided that, for the avoidance of doubt, the Group VIII Master Collateral shall not include any QI Group VIII Master Collateral, including Exchange Proceeds until such time as RCFC or DTG Operations, as the case may be, is permitted to receive, pledge, borrow or otherwise obtain the benefits of such Exchange Proceeds consistent with the limitations set forth in the “safe harbor” provisions of Treasury Regulation Section 1.1031(k)-1(g)(6).

“Group VIII Monthly Servicing Fee” means, on any date of determination, 1/12 of 1% of the Group VIII Aggregate Invested Amount as of the preceding Payment Date, after giving effect to any payments or allocations made on such Payment Date; provided that, in accordance with Section 26 of the Master Lease, the Group VIII Monthly Servicing Fee shall cease to accrue upon the occurrence of a Servicing Transfer Date; provided, further, that as of any date of determination prior to the initial Payment Date with respect to the Series 2011-1 Notes, the Group VIII Monthly Servicing Fee shall be determined based on the Group VIII Aggregate Invested Amount as of the Series 2011-1 Closing Date.

“Group VIII Noteholders” has the meaning specified in Section 3.1(a) hereof.

“Group VIII Replacement Vehicle” means an Eligible Vehicle designated by the Master Servicer as comprising Group VIII Collateral acquired in exchange for a Group VIII Exchanged Vehicle in accordance with the terms of the Exchange Agreement and under Section 1031 of the Code and the regulations promulgated thereunder.

“Group VIII Series of Notes” has the meaning specified in Section 1.1(c) hereof.

“Group VIII Supplemental Servicing Fee” has the meaning specified defined in Section 26.1 of the Master Lease.

“Group VIII Vehicle” means, as of any date, a passenger automobile or light truck leased by the Issuer to a Lessee under the Master Lease as of such date pledged by the Issuer under the Master Collateral Agency Agreement for the benefit of the Trustee (on behalf of the Group VIII Noteholders) and designated in the records of the Master Servicer in accordance therewith as a “Group VIII Vehicle” with respect to the Trustee (on behalf of the Group VIII Noteholders).

 “Honda” means American Honda Motor Co., Inc., a California corporation, and its Successors and Assigns.

“Hyundai” means Hyundai Motor America Corporation, a California corporation, and its Successors and Assigns.

“Ineligible Receivable” means any amount receivable by RCFC or a Lessee from any Person in connection with the auction, sale or other disposition of a Group VIII Vehicle that remains outstanding more than 30 days past the applicable Receivable Due Date for such receivable.

“Ineligible Receivable Manufacturer” means, as of any date of determination, without duplication, each DBRS Category 3 Manufacturer, each Moody’s Category 3 Manufacturer and each Bankrupt Manufacturer as of such date, provided that any Eligible Manufacturer may be excluded from this definition by the Issuer upon written notice to the Trustee and each Rating Agency and the satisfaction of the Rating Agency Condition with respect to such exclusion.

 “Initial Purchasers” means Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, RBS Securities Inc. and Scotia Capital (USA) Inc.

“Insolvency Event Reallocated Amount” means, with respect to any Insolvency Period, the excess, if any, of (a) the Series 2011-1 Minimum Liquidity Amount as of the related Insolvency Period Commencement Date over (b) the sum of (i) Series 2011-1 Letter of Credit Liquidity Amount and (ii) the Series 2011-1 Cash Liquidity Amount, in each case, as of the related Insolvency Period Commencement Date.

“Insolvency Period” has the meaning specified in Section 4.18(b) hereof.

“Insolvency Period Commencement Date” has the meaning specified in Section 4.18(b) hereof.

“Interest Collections” means, on any date of determination, with respect to the Series 2011-1 Notes, the Series 2011-1 Interest Collections, and with respect to each other Group VIII Series of Notes, the amount specified with respect to such Series of Notes in the definition of “Interest Collections” in the applicable Series Supplement.

“Invested Amount” means, on any date of determination, with respect to the Series 2011-1 Notes, the Series 2011-1 Invested Amount, and with respect to each other Group VIII Series of Notes, the amount specified with respect to such Series of Notes in the definition of “Invested Amount” in the applicable Series Supplement.

“Invested Percentage” means, on any date of determination, with respect to the Series 2011-1 Notes, the Series 2011-1 Invested Percentage, and with respect to each other Group VIII Series of Notes, the amount specified with respect to such Series of Notes in the definition of “Invested Percentage” in the applicable Series Supplement.

“Investment Grade Manufacturer” means, as of any date of determination, each Manufacturer that as of such date is both (i) a DBRS Category 1 Manufacturer or a DBRS Category 2 Manufacturer and (ii) a Moody’s Category 1 Manufacturer or a Moody’s Category 2 Manufacturer.

“Issuer” has the meaning specified in the preamble hereto.

“Isuzu” means Isuzu Motors America Inc., a California corporation, and its Successors and Assigns.

“Jaguar” means Jaguar Cars Limited, a division of Tata Motors Ltd. and its Successors and Assigns.

“Kia” means Kia Motors America, Inc., a California corporation, and its Successors and Assigns.

“Late Return Payments” has the meaning specified in Section 13 of the Master Lease.

“Lease Annex” means Annex A or Annex B to the Master Lease, as applicable, as such annex may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Master Lease.

“Lease Commencement Date” has the meaning specified in Section 3.2 of the Master Lease.

“Lease Event of Default” has the meaning specified in Section 17.1 of the Master Lease.

“Lease Expiration Date” has the meaning specified in Section 3.2 of the Master Lease.

“Lease Payment Losses” means, as of any Payment Date, the sum of (a) the amount of payments due from the Lessees under the Master Lease with respect to the Related Month that were not paid by the Lessees or the Guarantor on or prior to such Payment Date (for purposes of calculating Lease Payment Losses, payments made by application of amounts drawn on the Series 2011-1 Letter of Credit or amounts withdrawn from the Series 2011-1 Excess Funding Account shall not be deemed to have been paid when due) and (b) the amount of any payments made by the Lessees or the Guarantor under the Master Lease that were reclaimed, rescinded or otherwise returned during such Related Month and that constituted a voidable preference pursuant to the Bankruptcy Code.

“Lease Payment Recoveries” means, as of any Payment Date, an amount equal to all payments made by the Lessees or the Guarantor under the Master Lease since the preceding Payment Date on account of past due payments from the Lessees under the Master Lease that had previously been treated as Lease Payment Losses (but excluding for the avoidance of doubt any amounts drawn under the Series 2011-1 Letter of Credit or withdrawn from the Series 2011-1 Excess Funding Account and any similar amounts applicable with respect to any other Group VIII Series of Notes).

“Lessee” means DTG Operations, in its capacity as a Lessee under the Master Lease, any Additional Lessee, or any successor by merger to DTG Operations or any Additional Lessee, in accordance with Section 25.1 of the Master Lease, or any other permitted successor or assignee of DTG Operations, as applicable, in its capacity as Lessee, or of any Additional Lessee, pursuant to Section 16 of the Master Lease.

“Lessee Agreements” means any and all Subleases entered into by any of the Lessees the subject of which includes any Vehicle leased by the Lessor to such Lessee under the Master Lease, and any and all other contracts, agreements, guarantees, insurance, warranties, instruments or certificates entered into or delivered to such Lessee in connection therewith.

“Lessor” means RCFC, in its capacity as the lessor under the Master Lease, and its successors and assigns in such capacity.

“Limited Liquidation Event of Default” means the occurrence and continuance for thirty (30) days (without double counting any cure periods provided for in said Sections) of any Amortization Event specified in Sections 5.1(a) through (l) of this Supplement; provided, however, that such Amortization Event shall not constitute a Limited Liquidation Event of Default if within such 30 day period, the events or conditions causing such Amortization Event shall have been cured or if, at any time, such Amortization Event has been waived pursuant to Section 5.2 of this Supplement.

“Liquidation Event of Default” means, so long as such event or condition continues, any of the following:  (a) any Amortization Event under Section 8.1(d) of the Base Indenture, (b) any Amortization Event under Section 8.1(a) or 8.1(b) of the Base Indenture, or (c) any Amortization Event resulting from a Lease Event of Default as specified in Section 8.1(e) of the Base Indenture (with respect solely to the occurrence of the Lease Events of Default pursuant to Sections 17.1.1(i), 17.1.2 and 17.1.5 under the Master Lease).

“LOC Credit Disbursement” means an amount drawn under the Series 2011-1 Letter of Credit pursuant to a Certificate of Credit Demand.

“LOC Disbursement” means any LOC Credit Disbursement or any LOC Termination Disbursement, or other disbursement by the Series 2011-1 Letter of Credit Provider under the Series 2011-1 Letter of Credit, or any combination thereof, as the context may require.

“LOC Termination Disbursement” means an amount drawn under the Series 2011-1 Letter of Credit pursuant to a Certificate of Termination Demand.  The amount of such LOC Termination Disbursement shall be the amount so drawn or thereafter, if greater, the amount of the deposited funds in the Series 2011-1 Cash Collateral Account.

“Manufacturer Event of Default” has the meaning specified in Section 18 of the Master Lease.

“Manufacturer Event of Default Losses” means, with respect to any Related Month and without duplication of any amounts previously recognized as Manufacturer Late Payment Losses, if a Manufacturer Event of Default occurs with respect to any Manufacturer of Program Vehicles, all payments that are required to be made (and not yet made) by such Manufacturer to the Issuer with respect to Acquired Vehicles that (i) have been sold at Auction pursuant to such Manufacturer’s Vehicle Disposition Program or returned to such Manufacturer pursuant to such Manufacturer’s Vehicle Disposition Program, or (ii) are subject to an incentive program of such Manufacturer; provided that the grace period or other similar period for the determination of such Manufacturer Event of Default expires during such Related Month and such Manufacturer Event of Default is continuing as of the end of such Related Month.

“Manufacturer Late Payment Losses” means, with respect to any Related Month and without duplication of any amounts recognized as Manufacturer Event of Default Losses with respect to such Related Month or any previous Related Month, all payments required to be made by Manufacturers under such Manufacturers’ Vehicle Disposition Programs and incentive programs with respect to Acquired Vehicles, which are not made within 90 days after the related Disposition Dates of such Acquired Vehicles and remain unpaid at the end of such Related Month, but only to the extent that such 90-day periods expire during such Related Month; provided that any payments considered hereunder shall be net of amounts that are (x) the subject of a good faith dispute as evidenced in writing by the Manufacturer questioning the accuracy of the amounts paid or payable in respect of any such Acquired Vehicles or (y) related to payments by Manufacturers that are not made within such 90 day period as a result of the necessity to meet initial eligibility requirements of a Manufacturer to receive Guaranteed Payments, Repurchase Payments and/or Incentive Payments for a model year.

“Manufacturer Receivable” means an amount due from a Manufacturer or Auction dealer under a Vehicle Disposition Program in respect of or in connection with a Program Vehicle being turned back (or not being turned back, as the case may be) to such Manufacturer pursuant to a Vehicle Disposition Program.

“Market Value” means, with respect to any Non-Program Vehicle (other than Excluded Redesignated Vehicles) as of any date of determination, the wholesale market value of such Non-Program Vehicle as specified in the Related Month’s published National Automobile Dealers Association, Official Used Car Guide, Central Edition (or on-line equivalent thereof) (the “NADA Guide”) for the model class and model year of such Vehicle based on the average equipment and the average mileage of each Vehicle of such model class and model year.  If such Non-Program Vehicle is not listed in the NADA Guide published in the Related Month preceding such date of determination, then the Black Book Official Dollar Residual Value Guide (or on-line equivalent thereof) ( the “Residual Value Guide”)

shall be used to estimate the wholesale price of the Non-Program Vehicle, based on the Non-Program Vehicle’s model class and model year or the closest model class and model year thereto (if appropriate as determined by the applicable Servicer), for purposes of such months for which the wholesale price of such Non-Program Vehicle is not so published in the NADA Guide; provided, however, if the NADA Guide was not published in the Related Month, then the Residual Value Guide shall be relied upon in its place, and if the Residual Value Guide is unavailable or the Residual Value Guide is being published but such Non-Program Vehicle or a reasonably similar model class and model year is not included therein, the Market Value of such Vehicle shall be based upon an independent third-party data source, if available, and determined in accordance with a methodology, in each case as reasonably selected by the applicable Servicer.

 “Market Value Adjustment Percentage” means, as of any Determination Date following the Series 2011-1 Closing Date, the lower of (i) the lowest Measurement Month Average of any full Measurement Month within the preceding 12 calendar months and  (ii) a fraction, expressed as a percentage, the numerator of which equals the average of the aggregate Market Value of Non-Program Vehicles leased under the Master Lease as of the last day of the Related Month and as of the last day of the two Related Months precedent thereto and the denominator of which equals the average of the aggregate Net Book Values of each such Non-Program Vehicles calculated as of such dates; provided that the Market Value Adjustment Percentage will be deemed to be 100% until the Determination Date following the second full Related Month to occur after the Closing Date.

“Master Collateral Agency Agreement” means the Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007, among DTAG, as Master Servicer, RCFC, as grantor, the Lessees, as grantors and servicers, such other grantors as may become parties thereto, various Financing Sources parties thereto, various Beneficiaries parties thereto and the Master Collateral Agent, as amended by Amendment No. 1 to Second Amended and Restated Master Collateral Agency Agreement, dated as of June 2, 2009, and by Amendment No. 2 to Second Amended and Restated Master Collateral Agency Agreement, dated as of July 18, 2011, as such agreement may be further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

“Master Collateral Agent” means Deutsche Bank Trust Company Americas, a New York banking corporation, in its capacity as master collateral agent under the Master Collateral Agency Agreement, unless a successor Person shall have become the master collateral agent pursuant to the applicable provisions of the Master Collateral Agency Agreement, and thereafter “Master Collateral Agent” shall mean such successor Person.

“Master Lease” means that certain Master Motor Vehicle Lease and Servicing Agreement (Group VIII), dated as of July 28, 2011, among RCFC, as Lessor, DTG Operations, as a Lessee and Servicer, those additional Subsidiaries and Affiliates of DTAG from time to time becoming Lessees and Servicers thereunder and DTAG, as guarantor and Master Servicer, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

“Master Lease Collateral” has the meaning specified in Section 3.1(a) of this Supplement.

“Master Servicer” means DTAG, in its capacity as the Master Servicer under the Master Lease, and its successors and assigns in such capacity in accordance with the terms of the Master Lease.

“Maximum Manufacturer Percentage” means, with respect to any Eligible Manufacturer, the percentage of the Aggregate Asset Amount set forth in Schedule 1 hereto (as such schedule may be amended, supplemented, restated or otherwise modified from time to time in accordance with Section 8.7(b) of this Supplement, subject to satisfaction of the Rating Agency Condition and prior written consent of the Series 2011-1 Letter of Credit Provider) specified for each Eligible Manufacturer with respect to all Vehicles and Program Vehicles, as applicable, which percentage amount represents the maximum percentage of Eligible Vehicles or Program Vehicles, as the case may be, that are permitted under the Master Lease to be Vehicles manufactured by such Manufacturer.

“Maximum Program Percentage” means, with respect to Program Vehicles, 75% or such other percentage agreed upon by the Lessor and each of the Lessees, subject to the Rating Agency Condition and prior written consent of the Series 2011-1 Letter of Credit Provider, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Program Vehicles.

“Maximum Vehicle Lease Term” is defined in Section 5 of each of Annex A and Annex B to the Base Lease for each Lease currently in effect.

“Mazda” means Mazda Motor of America, Inc., a California corporation, and its Successors and Assigns.

“Measurement Month” means, with respect to any date, a calendar month, or the smallest number of consecutive calendar months, preceding such date in which (a) at least 500 Non-Program Vehicles (other than Excluded Non-Program Vehicles and Excluded Redesignated Vehicles) were sold at auction or otherwise and (b) at least one-eighteenth of the aggregate Net Book Value of the Non-Program Vehicles (other than Excluded Non-Program Vehicles and Excluded Redesignated Vehicles) as of the last day of such calendar month or consecutive calendar months were sold at auction or otherwise; provided, that no calendar month included in a Measurement Month shall be included in any other Measurement Month.

“Measurement Month Average” means, with respect to Group VIII Vehicles and for any Measurement Month, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds of all Non-Program Vehicles (other than Excluded Non-Program Vehicles and Excluded Redesignated Vehicles) sold at auction or otherwise during such Measurement Month and the two Measurement Months preceding such Measurement Month and the denominator of which is the aggregate Net Book Value of such Non-Program Vehicles (other than Excluded Non-Program Vehicles and Excluded Redesignated Vehicles) on the dates of their respective sales, provided that the Measurement Month Average for each of the first two Measurement Months immediately following the Series 2011-1 Closing Date shall be deemed to be 100%.

“Mercedes-Benz” means Mercedes-Benz USA, LLC, a Delaware limited liability company, and its Successors and Assigns.

“Minimum Available Subordinated Amount” means, on any date of determination, with respect to the Series 2011-1 Notes, the Series 2011-1 Minimum Available Subordinated Amount, and with respect to each other Group VIII Series of Notes, the amount specified with respect to such Series of Notes in the definition of “Minimum Available Subordinated Amount” in the applicable Series Supplement.

“Minimum Letter of Credit Amount” means, on any date of determination, with respect to the Series 2011-1 Notes, the Series 2011-1 Minimum Letter of Credit Amount, and with respect to each other Group VIII Series of Notes, the amount specified with respect to such Series of Notes in the definition of “Minimum Letter of Credit Amount” in the applicable Series Supplement.

 “Mitsubishi” means Mitsubishi Motor North America, Inc., a Delaware corporation, and its Successors and Assigns.

“Monthly Base Rent” has the meaning specified in paragraph 9 of Annex A and paragraph 6 of Annex B to the Master Lease.

“Monthly Certificate” has the meaning specified in Section 24.4(b) of the Master Lease.

“Monthly Finance Rent” has the meaning specified in paragraph 6 of Annex B to the Master Lease.

“Monthly Servicing Fee” has the meaning specified in Section 26.1 of the Master Lease.

“Monthly Supplemental Payment” has the meaning specified in paragraph 6 of Annex B to the Master Lease.

“Monthly Variable Rent” has the meaning specified in paragraph 9 of Annex A to the Master Lease.

“Monthly Vehicle Statement” has the meaning specified in Section 24.4(f) of the Master Lease.

“Moody’s” means Moody’s Investors Service, Inc.

“Moody’s Capped Category 2 Manufacturer Non-Program Vehicle Percentage” means, as of any date of determination, the lesser of (i) the Moody’s Category 2 Manufacturer Non-Program Vehicle Percentage as of such date and (ii) 10%.

“Moody’s Capped Category 2 Manufacturer Program Vehicle Percentage” means, as of any date of determination, the lesser of (i) the Moody’s Category 2 Manufacturer Program Vehicle Percentage as of such date and (ii) 10%.

“Moody’s Category 1 Manufacturer” means, as of any date of determination, each Eligible Manufacturer who as of such date (i) is not a Bankrupt Manufacturer and (ii) has a long-term unsecured debt rating of at least “Baa2” from Moody’s; provided, that if an Eligible Manufacturer does not have a rating from Moody’s, then the rating of an affiliated entity specified by Moody’s shall apply for purposes of this definition; provided, further, that if (a) the rating of a Manufacturer by Moody’s is withdrawn or a Manufacturer is downgraded by Moody’s to a rating that would require the exclusion of such Manufacturer from this definition and (b) prior to such withdrawal or downgrade, as the case may be, such Manufacturer was a Moody’s Category 1 Manufacturer, then such Manufacturer shall be deemed to be a Moody’s Category 1 Manufacturer for a period of 30 days following the earlier of (i) the date on which any of the Issuer or the Master Servicer obtains actual knowledge of such withdrawal or downgrade and (ii) the date on which the Trustee notifies the Master Servicer of such withdrawal or downgrade.

“Moody’s Category 1 Manufacturer Non-Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate Net Book Value of all Group VIII Vehicles that are Non-Program Vehicles manufactured by Manufacturers that are Moody’s Category 1 Manufacturers as of such date and the denominator of which is the aggregate Net Book Value of all Group VIII Vehicles as of such date.

“Moody’s Category 1 Manufacturer Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate Net Book Value of all Group VIII Vehicles that are Program Vehicles manufactured by Manufacturers that are Moody’s Category 1 Manufacturers as of such date and the denominator of which is the aggregate Net Book Value of all Group VIII Vehicles as of such date.

“Moody’s Category 2 Manufacturer” means, as of any date of determination, each Eligible Manufacturer who as of such date (i) is not a Bankrupt Manufacturer or a Moody’s Category 1 Manufacturer and (ii) has a long-term unsecured debt rating of at least “Baa3” from Moody’s, but which does not have a long-term unsecured debt rating of at least “Baa2” from Moody’s; provided that if an Eligible Manufacturer does not have a rating from Moody’s, then the rating of an affiliated entity specified by Moody’s shall apply for purposes of this definition; provided, further, that if (a) the rating of a Manufacturer by Moody’s is withdrawn or a Manufacturer is downgraded by Moody’s to a rating that would require the exclusion of such Manufacturer from this definition and (b) prior to such withdrawal or downgrade, as the case may be, such Manufacturer was a Moody’s Category 2 Manufacturer, then such Manufacturer shall be deemed to be a Moody’s Category 2 Manufacturer for a period of 30 days following the earlier of (x) the date on which any of the Issuer or the Master Servicer obtains actual knowledge of such withdrawal or downgrade and (y) the date on which the Trustee notifies the Master Servicer of such withdrawal or downgrade; provided further for the avoidance of doubt that any Manufacturer deemed to be a Moody’s Category 1 Manufacturer pursuant to the second proviso of the definition thereof shall not be a Moody’s Category 2 Manufacturer.

“Moody’s Category 2 Manufacturer Non-Program Vehicle Excess Percentage” means, as of any date of determination, a percentage equal to the excess, if any, of (i) the Moody’s Category 2 Manufacturer Non-Program Vehicle Percentage as of such date over (ii) 10%.

“Moody’s Category 2 Manufacturer Non-Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate Net Book Value of all Group VIII Vehicles that are Non-Program Vehicles manufactured by Manufacturers that are Moody’s Category 2 Manufacturers as of such date and the denominator of which is the aggregate Net Book Value of all Group VIII Vehicles as of such date.

“Moody’s Category 2 Manufacturer Program Vehicle Excess Percentage” means, as of any date of determination, a percentage equal to the excess, if any, of (i) the Moody’s Category 2 Manufacturer Program Vehicle Percentage as of such date over (ii) 10%.

“Moody’s Category 2 Manufacturer Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate Net Book Value of all Group VIII Vehicles that are Program Vehicles manufactured by Manufacturers that are Moody’s Category 2 Manufacturers as of such date and the denominator of which is the aggregate Net Book Value of all Group VIII Vehicles as of such date.

“Moody’s Category 3 Manufacturer” means, as of any date of determination, each Eligible Manufacturer that as of such date (i) is not a Bankrupt Manufacturer and (ii) does not have a long-term unsecured debt rating of at least “Baa3” from Moody’s; provided that if an Eligible Manufacturer does not have a rating from Moody’s, then the rating of an affiliated entity specified by Moody’s shall apply for purposes of this definition; provided, further, that if (a) the rating of a Manufacturer by Moody’s is withdrawn or a Manufacturer is downgraded by Moody’s to a rating that would require inclusion of such Manufacturer in this definition and (b) prior to such withdrawal or downgrade, as the case may be, such Manufacturer was a Moody’s Category 1 Manufacturer or a Moody’s Category 2 Manufacturer, then such Manufacturer shall be deemed to be a Moody’s Category 1 Manufacturer or a Moody’s Category 2 Manufacturer, as the case may be, for a period of 30 days following the earlier of (i) the date on which any of the Issuer or the Master Servicer obtains actual knowledge of such withdrawal or downgrade and (ii) the date on which the Trustee notifies the Servicer of such withdrawal or downgrade.

“Moody’s Category 3 Manufacturer Non-Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate Net Book Value of all Group VIII Vehicles that are Non-Program Vehicles manufactured by Manufacturers that are Moody’s Category 3 Manufacturers as of such date and the denominator of which is the aggregate Net Book Value of all Group VIII Vehicles as of such date.

“Moody’s Category 3 Manufacturer Program Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate Net Book Value of all Group VIII Vehicles that are Program Vehicles manufactured by Manufacturers that are Moody’s Category 3 Manufacturers as of such date and the denominator of which is the aggregate Net Book Value of all Group VIII Vehicles as of such date.

“Nissan” means Nissan North America, Inc., a California corporation, and its Successors and Assigns.

“Non Program Vehicle” means a Group VIII Vehicle which at the time of purchase or financing by RCFC or by any Lessee, as the case may be, or when so designated by the Master Servicer pursuant to Section 14 of the Master Lease, is not subject to inclusion in any Eligible Vehicle Disposition Program, unless, in any case, such Group VIII Vehicle has been redesignated as a Program Vehicle pursuant to Section 14 of the Master Lease; provided, that, for the avoidance of doubt, if any Group VIII Vehicle that has been redesignated as a Program Vehicle is subsequently redesignated as a Non-Program Vehicle pursuant to Section 14 of the Master Lease such Group VIII Vehicle shall be a “Non-Program Vehicle”.

 “Note Purchase Agreement” means the Note Purchase Agreement, dated as of July 21, 2011, among the Issuer, DTAG and the Initial Purchasers, pursuant to which the Initial Purchasers agree to purchase the Series 2011-1 Notes from the Issuer, subject to the terms and conditions set forth therein, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of DTAG, RCFC or a Lessee, as applicable.

“Operating Lease” means the Master Lease as supplemented by Annex A to the Master Lease.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to DTAG, RCFC or a Lessee, as the case may be, unless the Required Beneficiaries shall notify the Trustee of objection thereto.

“Payment Date” means the 25th day of each calendar month, commencing August 25, 2011, or, if any such day is not a Business Day, the next succeeding Business Day.

“Permanent Regulation S Global Class A Notes” has the meaning specified in Section 7.1(b) of this Supplement.

“Permanent Regulation S Global Class B Notes” has the meaning specified in Section 7.1(b) of this Supplement.

“Permanent Regulation S Global Series 2011-1 Notes” has the meaning specified in Section 7.1(b) of this Supplement.

“Permitted Investments” means negotiable instruments or securities maturing on or before the Payment Date next occurring after the investment therein, represented by instruments in bearer, registered or book-entry form which evidence (i) obligations the full and timely payment of which are to be made by or are fully guaranteed by the United States of America;

(ii) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody’s of “P-1” and, if rated by DBRS, the equivalent rating from DBRS, in the case of certificates of deposit or short-term deposits, or a rating from Moody’s of “Aaa” and, if rated by DBRS, the equivalent rating from DBRS, in the case of long-term unsecured debt obligations; (iii) commercial paper having, at the earlier of (x) the time of the investment and (y) the time of contractual commitment to invest therein, a rating from Moody’s of “P-1” and, if rated by DBRS, the equivalent rating from DBRS; (iv) demand deposits or time deposits which are fully insured by the Federal Deposit Insurance Corporation; (v) bankers’ acceptances which are U.S. Dollar denominated issued by any depositary institution or trust company described in clause (ii) above; (vi) investments in money market funds having a rating from Moody’s of “Aaa” and, if rated by DBRS, the equivalent rating from DBRS; (vii) Eurodollar time deposits having a credit rating from Moody’s of “P-1” and, if rated by DBRS, the equivalent rating from DBRS; and (viii) any other instruments or securities, if each applicable Rating Agency confirms in writing that such investment will not adversely affect its ratings with respect to any Group VIII Series of Notes.

“Permitted Liens” has the meaning specified in Section 25.3 of the Master Lease.

“Permitted Principal Draw Amount” means, with respect to any date during an Insolvency Period, the excess, if any, of (i) the excess of the Series 2011-1 Letter of Credit Liquidity Amount as of the related Insolvency Period Commencement Date over the excess of (x) the Series 2011-1 Minimum Liquidity Amount over (y) the Cash Liquidity Amount, in each case, as of such Insolvency Period Commencement Date over (ii) the Accumulated Principal Draw Amount as of such date during such Insolvency Period; provided, however, that, notwithstanding the foregoing, on any date on and after the Series 2011-1 Final Maturity Date, the “Permitted Principal Draw Amount” shall be equal to the Series 2011-1 Letter of Credit Liquidity Amount as of such date.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, joint stock company, firm, association, trust or unincorporated organization, government, governmental agency, court or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“Power of Attorney” has the meaning specified in Section 9 of the Master Lease.

“Principal Collections” means Collections other than Interest Collections.

“Program Vehicle” means a Group VIII Vehicle which at the time of purchase or financing by RCFC or Lessee, as the case may be, or when so designated by the Master Servicer pursuant to Section 14 of the Master Lease, is subject to inclusion in an Eligible Vehicle Disposition Program, unless, in any case, such Group VIII Vehicle has been redesignated as a Non-Program Vehicle pursuant to

Section 14 of the Master Lease; provided, that, for the avoidance of doubt, if any Group VIII Vehicle that has been redesignated as a Non-Program Vehicle is subsequently redesignated as a Program Vehicle pursuant to Section 14 of the Master Lease such Group VIII Vehicle shall be a “Program Vehicle”.

“Pro Rata Share” means, with respect to a Lessee or a Servicer, the ratio (expressed as a percentage) of (i) the aggregate Net Book Value of Vehicles subject to the Master Lease leased by such Lessee under the Master Lease or serviced by such Servicer under the Master Lease, as applicable, divided by (ii) the aggregate Net Book Value of all Vehicles leased under the Master Lease.

“Purchaser Late Payment Losses” means, with respect to any Related Month, all payments required to be made to the Issuer by any Person other than a Manufacturer (and other than, for the avoidance of doubt, any Lessee unless such Lessee is the purchaser of the related Vehicle) in connection with the sale or other final disposition of Acquired Vehicles that are Group VIII Vehicles, which payments are not made 60 days after such payments are due and remain unpaid at the end of such Related Month, provided that such 60 day periods expire during such Related Month.

“QI Group VIII Master Collateral” means (i) any Master Collateral Vehicle (as defined in the Master Collateral Agency Agreement) that is a Group VIII Exchanged Vehicle, (ii) any funds in the Master Collateral Account that are proceeds of any Group VIII Exchanged Vehicle, (iii) any receivables in respect of disposition of any Group VIII Exchanged Vehicle and (iv) any other collateral relating to Group VIII and pledged to the Master Collateral Agent that is designated on the Master Servicer’s computer system as related Master Collateral (as defined in the Master Collateral Agency Agreement) for the Qualified Intermediary as Beneficiary in accordance with the Master Collateral Agency Agreement.

“Qualified Institution” means a depositary institution or trust company (which may include the Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; provided, however, that at all times such depositary institution or trust company is a member of the Federal Deposit Insurance Corporation and (i) has a long-term indebtedness rating from Moody’s not lower than “A2” and, if rated by DBRS, the equivalent rating from DBRS, and a short-term indebtedness rating from Moody’s not lower than “P-1” and, if rated by DBRS, the equivalent rating from DBRS or (ii) has such other rating which has been approved by the Rating Agencies.

“Qualified Intermediary” means Vexco LLC, as qualified intermediary under the Exchange Agreement, or such other entity that (a) will be acting in connection with the Exchange Program so as to permit the Issuer and the Lessees to make use of the “qualified intermediary” safe harbor of Treasury Regulation Section 1.1031(k)-1(g)(4) and (b) is acceptable to the applicable Rating Agencies.

“Rating Agency” means, with respect to the Series 2011-1 Notes, DBRS and Moody’s.

“Rating Agency Condition” means, (i) with respect to any action, that each applicable Rating Agency shall have notified RCFC, DTAG, the Series 2011-1 Letter of Credit Provider and the Trustee in writing that such action will not result in a reduction or withdrawal of its rating (in effect immediately before the taking of such action) of any outstanding Group VIII Series of Notes with respect to which it is a Rating Agency and (ii) with respect to the issuance of a new Group VIII Series of Notes, the “Rating Agency Condition” also means that each rating agency that is referred to in the related offering circular or note purchase agreement, as applicable, being required to deliver its rating with respect to such Series of Notes shall have notified RCFC, DTAG, the Series 2011-1 Letter of Credit Provider and the Trustee in writing that such rating has been issued by such rating agency.

“RCFC” has the meaning specified in the preamble.

“RCFC Agreements” has the meaning specified in Section 3.1(a)(i) of this Supplement.

“RCFC Obligations” means all principal and interest, at any time and from time to time, owing by RCFC on the Series 2011-1 Notes and all costs, fees and expenses (including any taxes) payable by, or obligations of, RCFC under the Indenture and the Related Documents, in each case, in respect of the Series 2011-1 Notes.

“Receivable Due Date” means, with respect to any payment due to RCFC or a Lessee from any other Person in connection with the auction, sale or other disposition of a Group VIII Vehicle, the thirtieth (30th) day after the Disposition Date for such Group VIII Vehicle.

“Redemption Date” has the meaning specified in Section 8.1(a) of this Supplement

“Redemption Price” has the meaning specified in Section 8.1(b) of this Supplement.

“Refinanced Vehicles” has the meaning specified in Section 2.1 of the Master Lease.

“Refinancing Schedule” has the meaning specified in Section 2.1 of the Master Lease.

“Related Documents” means, collectively with respect to the Series 2011-1 Notes, the Indenture, the Series 2011-1 Notes, the Master Lease, the Master Collateral Agency Agreement (to the extent relating to Group VIII Collateral), and any grantor supplements and financing source and beneficiary supplements thereto involving the Trustee as Beneficiary with respect to Group VIII Collateral, the Assignment Agreements (to the extent relating to Group VIII Vehicles) and the Group VIII Assignment of Exchange Agreement.

“Related Month” means, with respect to any Determination Date, Due Date, Payment Date or other date of determination, the period from and including the first day of the calendar month preceding the month in which such date falls, to and including the last day of such calendar month; provided, however, the initial Related Month means the period from and including the Series 2011-1 Closing Date to and including July 31, 2011.

“Rent”, with respect to each Acquired Vehicle and each Financed Vehicle, has the meaning specified in paragraph 9 of Annex A to the Master Lease and in paragraph 6 of Annex B to the Master Lease, respectively.

“Required Asset Amount” means with respect to the Series 2011-1 Notes, at any date of determination, the sum of (i) the Invested Amounts for all Group VIII Series of Notes that do not provide for Enhancement in the form of overcollateralization plus (ii) with respect to all Group VIII Series of Notes that provide for Enhancement in the form of overcollateralization, the sum of (a) the Invested Amount for all such Series of Notes, plus (b) the Minimum Available Subordinated Amounts required to be maintained as part of the enhancement for all such Series of Notes.

“Required Beneficiaries” means Noteholders holding in excess of 50% of the Group VIII Aggregate Invested Amount (excluding, for the purposes of making the foregoing calculation, any Notes held by DTAG or any Affiliate of DTAG, except for any Affiliate that is a bankruptcy remote, special purpose vehicle if such Affiliate has assigned all voting, consent and control rights associated with such Series 2011-1 Notes to Persons that are not Affiliates of DTAG).

“Required Controlling Class Series 2011-1 Noteholders” means, for so long as any Class A Notes are outstanding, Class A Noteholders holding more than 50% of the Class A Invested Amount or, if no Class A Notes are outstanding, Class B Noteholders holding more than 50% of the Class B Invested Amount.

“Responsible Officer” means, with respect to the Issuer, a Servicer, a Lessee or the Master Servicer, any President, Vice President, Assistant Vice President, Treasurer or Assistant Treasurer, or any officer performing functions similar to those customarily performed by the person who at the time shall be such officer.

“Restricted Period” has the meaning specified in Section 7.1(b) of this Supplement

“Retained Interest Amount” means, on any date of determination, the amount, if any, by which the Aggregate Asset Amount at the end of the day immediately prior to such date of determination, exceeds the Required Asset Amount at the end of such day.

“Retained Interest Percentage” means, on any date of determination, when used with respect to Principal Collections, Vehicle Disposition Recoveries, Lease Payment Recoveries, Vehicle Disposition Losses, Lease Payment Losses and other amounts, an amount equal to 100% minus the sum of the Invested Percentages for all outstanding Group VIII Series of Notes, in each case as such Invested Percentages are calculated on such date with respect to Principal Collections, Vehicle Disposition Recoveries, Lease Payment Recoveries, Vehicle Disposition Losses, Lease Payment Losses and other amounts, as applicable.

“Retained Interestholder” means DTAG as owner of all outstanding capital stock of RCFC or any permitted successor or assign.

“Rule 144A Global Class A Notes” has the meaning specified in Section 7.1(a) of this Supplement.

“Rule 144A Global Class B Notes” has the meaning specified in Section 7.1(a) of this Supplement.

“Rule 144A Global Series 2011-1 Notes” has the meaning specified in Section 7.1(a) of this Supplement.

“Series 2011-1 Accrued Interest Account” has the meaning specified in Section 4.6(b) of this Supplement.

“Series 2011-1 Amortization Principal Collection Period” means, (i) with respect to any Payment Date during the Series 2011-1 Rapid Amortization Period, the period from but excluding the Determination Date immediately preceding the prior Payment Date (or, in the case of the first Payment Date during the Series 2011-1 Rapid Amortization Period, the period from and including the date of the commencement of such Series 2011-1 Rapid Amortization Period) to and including the Determination Date immediately preceding such Payment Date, and (ii) with respect to (a) the second Payment Date during the applicable Series 2011-1 Controlled Amortization Period, the period from and including the date of the commencement of such Series 2011-1 Controlled Amortization Period to and including the Determination Date immediately preceding such second Payment Date during such Series 2011-1 Controlled Amortization Period, and (b) each Payment Date thereafter during the Series 2011-1 Controlled Amortization Period, the period from but excluding the Determination Date immediately preceding the prior Payment Date to and including the Determination Date immediately preceding such Payment Date; provided, that any Monthly Base Rent paid by the Lessee under the Master Lease on or prior to a Payment Date during the Series 2011-1 Rapid Amortization Period or during the Series 2011-1 Controlled Amortization Period shall be deemed to have been received during the Series 2011-1 Amortization Principal Collection Period with respect to such Payment Date.

“Series 2011-1 Available Subordinated Amount” means, for any date of determination, an amount equal to (a) the Series 2011-1 Available Subordinated Amount for the preceding Determination Date (or, in the case of any date of determination on or prior to the initial Determination Date following the Series 2011-1 Closing Date, the Series 2011-1 Closing Date), minus (b) the Series 2011-1 Available Subordinated Amount Incremental Losses for the Related Month, plus (c) the Series 2011-1 Available Subordinated Amount Incremental Recoveries for the Related Month, minus (d) the Series 2011-1 Lease Payment Losses allocable to the Series 2011-1 Available Subordinated Amount pursuant to Section 4.7 of this Supplement since the preceding Determination Date (or the Series 2011-1 Closing Date, as the case may be), plus (e) the Series 2011-1 Lease Payment Recoveries allocable to the Series 2011-1 Available Subordinated Amount pursuant to Section 4.7 of this Supplement since the preceding Determination Date (or the Series 2011-1 Closing Date, as the case may be), plus (f) additional amounts, if any, deposited by RCFC or the Retained Interestholder since the preceding Determination Date

(or the Series 2011-1 Closing Date, as the case may be) to the Series 2011-1 Excess Funding Account for allocation to the Series 2011-1 Available Subordinated Amount, plus (g) the aggregate Net Book Value of additional Eligible Vehicles contributed by RCFC or the Retained Interestholder since the preceding Determination Date (or the Series 2011-1 Closing Date, as the case may be) as Group VIII Master Collateral for allocation to the Series 2011-1 Available Subordinated Amount pursuant to the Indenture, minus (h) any amounts withdrawn from the Series 2011-1 Excess Funding Account since the preceding Determination Date (or the Series 2011-1 Closing Date, as the case may be) for allocation to the Retained Distribution Account.  The “Series 2011-1 Available Subordinated Amount” for the Series 2011-1 Closing Date will be $0.

“Series 2011-1 Available Subordinated Amount Incremental Losses” means, for any Related Month, the sum of all Vehicle Disposition Losses that became Vehicle Disposition Losses during such Related Month and which were allocated to the Series 2011-1 Available Subordinated Amount pursuant to Section 4.7 of this Supplement.

“Series 2011-1 Available Subordinated Amount Incremental Recoveries” means, for any Related Month, the sum of all Vehicle Disposition Recoveries that became Vehicle Disposition Recoveries during such Related Month and which were allocated to the Series 2011-1 Available Subordinated Amount pursuant to Section 4.7 of this Supplement.

“Series 2011-1 Cash Collateral Account” has the meaning specified in Section 4.16(a) of this Supplement.

“Series 2011-1 Cash Collateral Account Surplus” means, as of any date of determination subsequent to the establishment and funding of the Series 2011-1 Cash Collateral Account pursuant to Section 4.17(a) of this Supplement, the amount, if any, by which (a) the Available Draw Amount exceeds (b) the Series 2011-1 Minimum Letter of Credit Amount.

“Series 2011-1 Cash Liquidity Account” has the meaning specified in Section 4.6(b) of this Supplement.

“Series 2011-1 Cash Liquidity Amount” means, as of any date of determination, the amount of funds, if any, set aside by the Issuer in the Series 2011-1 Excess Funding Account as all or a portion of the Series 2011-1 Minimum Liquidity Amount as of such date.

“Series 2011-1 Closing Date” means July 28, 2011.

“Series 2011-1 Collection Account” has the meaning specified in Section 4.6(a) of this Supplement.

“Series 2011-1 Controlled Amortization Period” means the period commencing on August 1, 2014 and ending on the earliest to occur of (i) the date on which the Series 2011-1 Notes are fully paid, (ii) the termination of the Base Indenture in accordance with its terms and (iii) the commencement of the Series 2011-1 Rapid Amortization Period; provided that the Series 2011-1 Controlled Amortization Period shall be deemed not to commence or be continuing at any time that the Series 2011-1 Rapid Amortization Period has commenced and is continuing.

“Series 2011-1 Controlled Distribution Amount” means the Class A Controlled Distribution Amount and the Class B Controlled Distribution Amount.

“Series 2011-1 Controlled Distribution Amount Deficiency” has the meaning specified in Section 4.10(a)(i) of this Supplement.

“Series 2011-1 DBRS Highest Enhancement Percentage” means, with respect to any date of determination, the greater of (a) a percentage equal to (i) 100% minus (ii) a percentage equal to (x) the excess of the Market Value Adjustment Percentage as of the most recent Determination Date (or such date if such date is a Determination Date) over (y) 36% and (b) 36%

“Series 2011-1 DBRS Highest Enhancement Vehicle Percentage” means, as of any date of determination, the sum of (a) the DBRS Category 3 Manufacturer Vehicle Percentage as of such date plus (b) the Bankrupt Manufacturer Vehicle Percentage as of such date.

“Series 2011-1 DBRS Intermediate Enhancement Percentage” means, with respect to any date of determination, the greater of (a) a percentage equal to (i) 100% minus (ii) a percentage equal to (x) the excess of the Market Value Adjustment Percentage as of the most recent Determination Date (or such date if such date is a Determination Date over (y) 32% and (b) 32%.

“Series 2011-1 DBRS Intermediate Enhancement Vehicle Percentage” means, as of any date of determination, the excess of (i) 100% over (ii) the sum of (x) the Series 2011-1 DBRS Lowest Enhancement Vehicle Percentage as of such date plus (y) the Series 2011-1 DBRS Highest Enhancement Vehicle Percentage as of such date.

“Series 2011-1 DBRS Lowest Enhancement Percentage” means, with respect to any date of determination, 25%.

“Series 2011-1 DBRS Lowest Enhancement Vehicle Percentage” means, as of any date of determination, the sum of (a) the DBRS Category 1 Manufacturer Program Vehicle Percentage as of such date plus (b) the DBRS Capped Category 2 Manufacturer Program Vehicle Percentage as of such date.

“Series 2011-1 DBRS Required Enhancement Percentage” means, as of any date of determination, the sum of (a) the product of (i) the Series 2011-1 DBRS Lowest Enhancement Percentage as of such date times (ii) the Series 2011-1 DBRS Lowest Enhancement Vehicle Percentage as of such date plus (b) the product of (i) the Series 2011-1 DBRS Intermediate Enhancement Percentage as of such date times (ii) the Series 2011-1 DBRS Intermediate Enhancement Vehicle Percentage as of such date plus (c) the product of (i) the Series 2011-1 DBRS Highest Enhancement Percentage as of such date times (ii) the Series 2011-1 DBRS Highest Enhancement Vehicle Percentage as of such date.

 “Series 2011-1 Deposit Date” has the meaning specified in Section 4.7 of this Supplement.

“Series 2011-1 Distribution Account” has the meaning specified in Section 4.12(a) of this Supplement.

“Series 2011-1 Distribution Account Collateral” has the meaning specified in Section 4.12(d) of this Supplement.

“Series 2011-1 Enhancement Amount” means, as of any date of determination, the sum, without duplication, of (a) the Series 2011-1 Available Subordinated Amount as of such date, plus (b) the Series 2011-1 Letter of Credit Amount as of such date, plus (c) the Series 2011-1 Cash Liquidity Amount, if any, as of such date.

“Series 2011-1 Enhancement Deficiency” means, with respect to any date of determination, the amount, if any, by which the Series 2011-1 Enhancement Amount is less than the Series 2011-1 Minimum Enhancement Amount for such day.

“Series 2011-1 Excess Funding Account” has the meaning specified in Section 4.6(a) of this Supplement.

“Series 2011-1 Expected Final Payment Date” means the February 2015 Payment Date.

“Series 2011-1 Final Maturity Date” means the February 2016 Payment Date.

“Series 2011-1 Interest Amount” means, with respect to any Payment Date, the sum, without duplication, of (i) the Class A Accrued Interest Amount with respect to such Payment Date, plus (ii) the Class B Accrued Interest Amount with respect to such Payment Date, plus (iii) the amount due and payable to the Master Servicer on such Payment Date as set forth in Section 4.8(c)(i), plus (iv) the amount of all accrued and unpaid fees due and owing to the Back-Up Servicer under the Back-Up Servicing Agreement and the Back-Up Disposition Agent under the Back-Up Disposition Agent Agreement on such Payment Date, plus (v) any other amount of interest, fees and expenses (including any taxes) or other Carrying Charges of the Issuer due and payable in respect of the Series 2011-1 Notes on such Payment Date.

“Series 2011-1 Interest Collections” means on any date of determination, all Collections in the Group VIII Collection Account which represent Monthly Variable Rent, Monthly Finance Rent (if any) or the Availability Payment, in each case with respect to the Series 2011-1 Notes, accrued under any Lease related to Group VIII Vehicles (other than any Lease Payment Recoveries), plus the Series 2011-1 Invested Percentage of any amount earned on Permitted Investments in the Master Collateral Account that constitute Group VIII Collateral together with any amount earned on Permitted Investments in the Collection Account that constitute Group VIII Collateral and are available for distribution on such date.

“Series 2011-1 Interest Period” means a period from and including a Payment Date to but excluding the next succeeding Payment Date; provided, however, that the initial Series 2011-1 Interest Period shall be from and including the Series 2011-1 Closing Date to but excluding the initial Payment Date.

“Series 2011-1 Invested Amount” means, as of any date of determination, an amount equal to the sum of (a) the Class A Invested Amount on such date and (b) the Class B Invested Amount on such date.

“Series 2011-1 Invested Percentage” means, on any date of determination:

(i)           when used with respect to Principal Collections during the Series 2011-1 Revolving Period, and when used with respect to Vehicle Disposition Losses, Lease Payment Losses, Vehicle Disposition Recoveries, Lease Payment Recoveries, cash on deposit in the Master Collateral Account and the Group VIII Collection Account and other amounts at all times, the percentage equivalent of a fraction, the numerator of which shall be an amount equal to the sum of (x) the Series 2011-1 Invested Amount and (y) the Series 2011-1 Available Subordinated Amount, in each case as of (1) on any day in a calendar month on or before the Determination Date in such month, the end of the second preceding Related Month and (2) on any day in a calendar month after the Determination Date in such month, the end of the immediately preceding Related Month (or, until the Determination Date in the second Related Month after the Series 2011-1 Closing Date, as of the Series 2011-1 Closing Date), and the denominator of which shall be the greater of (A) the Aggregate Asset Amount as of (I) on any day in a calendar month on or before the Determination Date in such month, the end of the second preceding Related Month and (II) on any day in a calendar month after the Determination Date in such month, the end of the immediately preceding Related Month (or, until the Determination Date in the second Related Month after the Series 2011-1 Closing Date, as of the Series 2011-1 Closing Date), and (B) as of the same date as in clause (A), the sum of the numerators used to determine the Invested Percentages for allocations with respect to Principal Collections (for all Group VIII Series of Notes including all classes of such Series of Notes); and

(ii)           when used with respect to Principal Collections during the Series 2011-1 Controlled Amortization Period and the Series 2011-1 Rapid Amortization Period, the percentage equivalent of a fraction, the numerator of which shall be an amount equal to the sum of (x) the Series 2011-1 Invested Amount and (y) the Series 2011-1 Available Subordinated Amount, in each case as of the end of the Series 2011-1 Revolving Period, and the denominator of which shall be the greater of (A) the Aggregate Asset Amount as of (1) on any day in a calendar month on or before the Determination Date in such month, the end of the second preceding Related Month and (2) on any day in a calendar month after the Determination Date in such month, the end of the immediately preceding Related Month (or, until the Determination Date in the second Related Month after the Series 2011-1 Closing Date, as of the Series 2011-1 Closing Date) and (B) as of the same date as in clause (A), the sum of the numerators used to determine the Invested Percentages for allocations with respect to Principal Collections (for all Group VIII Series of Notes including all classes of such Series of Notes).

“Series 2011-1 Lease Payment Losses” means, as of any Payment Date, an amount equal to the Series 2011-1 Invested Percentage (determined as of such date without giving effect to any payment of principal to be made on the Series 2011-1 Notes on such date) of Lease Payment Losses as of such date.

“Series 2011-1 Lease Payment Recoveries” means, as of any Payment Date, the Series 2011-1 Invested Percentage (determined as of such date without giving effect to any payment of principal to be made on the Series 2011-1 Notes on such date) of all Lease Payment Recoveries as of such date.

“Series 2011-1 Letter of Credit” means the irrevocable letter of credit dated as of July 28, 2011, issued by the Series 2011-1 Letter of Credit Provider in favor of the Trustee for the benefit of the Series 2011-1 Noteholders pursuant to the Enhancement Letter of Credit Application and Agreement or any successor or replacement letter of credit meeting the requirements of this Supplement and the Master Lease.

“Series 2011-1 Letter of Credit Amount” means, as of any date of determination, the lesser of (a) the amount (i) available to be drawn on such date under the Series 2011-1 Letter of Credit, as specified therein, or (ii) if the Series 2011-1 Cash Collateral Account has been established and funded pursuant to Section 4.17, the amount on deposit in the Series 2011-1 Cash Collateral Account on such date and (b) the outstanding principal amount of the Demand Note on such date.

“Series 2011-1 Letter of Credit Expiration Date” means the date the Series 2011-1 Letter of Credit expires as specified in the Series 2011-1 Letter of Credit, as such date may be extended in accordance with the terms of the Series 2011-1 Letter of Credit.

“Series 2011-1 Letter of Credit Liquidity Amount” means, as of any date of determination, the amount (a) available to be drawn on such date under the Series 2011-1 Letter of Credit, as specified therein or (b) if the Series 2011-1 Cash Collateral Account has been established and funded pursuant to Section 4.17, the amount on deposit in the Series 2011-1 Cash Collateral Account on such date.

“Series 2011-1 Letter of Credit Provider” means Deutsche Bank Trust Company Americas, a New York banking corporation, or such other Person providing the Series 2011-1 Letter of Credit in accordance with the terms of this Supplement and the Master Lease.

“Series 2011-1 Liquidity Amount” means, as of any date of determination, the sum of (a) the Series 2011-1 Cash Liquidity Amount on such date and (b) the Series 2011-1 Letter of Credit Liquidity Amount on such date.

“Series 2011-1 Minimum Available Subordinated Amount” means, with respect to any date of determination, an amount equal to (i) the Series 2011-1 Minimum Enhancement Amount, minus (ii) the sum of (x) the Series 2011-1 Letter of Credit Amount, if any, as of such date and (y) the Series 2011-1 Cash Liquidity Amount, if any, on such date.

“Series 2011-1 Minimum Enhancement Amount” means, as of any date of determination, the product of (i) the Series 2011-1 Required Enhancement Percentage, times (ii) the excess, if any, of the Series 2011-1 Invested Amount over the product of (A) the aggregate amount of cash and Permitted Investments in the Group VIII Collection Account, the Exchange Agreement Group VIII Rights Value (to the extent of any value attributable to amounts on deposit in an Escrow Account) and, to the extent cash and Permitted Investments in the Master Collateral Account are allocable to the Trustee on behalf of the holders of the Group VIII Series of Notes as Beneficiary pursuant to the Master Collateral Agency Agreement, such cash and Permitted Investments in the Master Collateral Account as of such date, in each case to the extent such cash and Permitted Investments constitute Group VIII Collateral, times (B) the Series 2011-1 Invested Percentage as of such date.

“Series 2011-1 Minimum Letter of Credit Amount” means, with respect to any date of determination, the greater of (i) zero and (ii) an amount equal to (x) the Series 2011-1 Minimum Enhancement Amount on such date, less (y) the sum of (1) the Series 2011-1 Available Subordinated Amount on such date and (2) the Series 2011-1 Cash Liquidity Amount, if any, on such date.

“Series 2011-1 Minimum Liquidity Amount” means, at any time, an amount equal to 2.0% of the Series 2011-1 Invested Amount as of such time.

“Series 2011-1 Minimum Subordinated Amount” means, with respect to any date of determination, the greater of (a) 2.25% of the Series 2011-1 Invested Amount on such date and (b) an amount equal to (i) the Series 2011-1 Minimum Enhancement Amount on such date, minus (ii) the sum of (x) the Series 2011-1 Letter of Credit Amount as of such date and (y) the Series 2011-1 Cash Liquidity Amount, if any, on such date.

“Series 2011-1 Monthly Interest Shortfall” means, as of any Payment Date, the excess, if any, of (i) the Series 2011-1 Interest Amount for such date over (ii) the amount withdrawn from the Series 2011-1 Accrued Interest Account and deposited in the Series 2011-1 Distribution Account pursuant Section 4.8 of this Supplement.

“Series 2011-1 Monthly Servicing Fee” means the Series 2011-1 Invested Percentage of the Group VIII Monthly Servicing Fee.

“Series 2011-1 Monthly Supplemental Servicing Fee” means the Series 2011-1 Invested Percentage of the Group VIII Supplemental Servicing Fee.

“Series 2011-1 Moody’s Non-Program High Enhancement Percentage” means, with respect to any date of determination, the greater of (a) a percentage equal to (i) 100% minus (ii) a percentage equal to (x) the excess of the Market Value Adjustment Percentage as of the most recent Determination Date (or such date if such date is a Determination Date) over (y) 45%, and (b) 45%.

“Series 2011-1 Moody’s Non-Program High Enhancement Vehicle Percentage” means, with respect to any date of determination, the sum of (a) the Moody’s Category 2 Manufacturer Non-Program Vehicle Excess Percentage as of such date plus (b) the Moody’s Category 3 Manufacturer Non-Program Vehicle Percentage as of such date plus (c) the Bankrupt Manufacturer Vehicle Percentage as of such date.

“Series 2011-1 Moody’s Non-Program Low Enhancement Percentage” means, with respect to any date of determination, the greater of (a) a percentage equal to (i) 100% minus (ii) a percentage equal to (x) the excess of the Market Value Adjustment Percentage as of the most recent Determination Date (or such date if such date is a Determination Date) over (y) 45% or such lower percentage that is not less than 37% and that satisfies the Rating Agency Condition with respect to Moody’s, and (b) 45% or such lower percentage that is not lower than 37% and satisfies the Rating Agency Condition with respect to Moody’s.

“Series 2011-1 Moody’s Non-Program Low Enhancement Vehicle Percentage” means, as of any date of determination, the sum of (a) the Moody’s Category 1 Manufacturer Non-Program Vehicle Percentage as of such date plus (b) the Moody’s Capped Category 2 Manufacturer Non-Program Vehicle Percentage as of such date.

“Series 2011-1 Moody’s Program High Enhancement Percentage” means, with respect to any date of determination, 37%.

“Series 2011-1 Moody’s Program High Enhancement Vehicle Percentage” means, with respect to any date of determination, the sum of (a) the Moody’s Category 2 Manufacturer Program Vehicle Excess Percentage as of such date plus (b) the Moody’s Category 3 Manufacturer Program Vehicle Percentage as of such date.

“Series 2011-1 Moody’s Program Low Enhancement Percentage” means, with respect to any date of determination, 25%.

“Series 2011-1 Moody’s Program Low Enhancement Vehicle Percentage” means, as of any date of determination, the sum of (a) the Moody’s Category 1 Manufacturer Program Vehicle Percentage as of such date plus (b) the Moody’s Capped Category 2 Manufacturer Program Vehicle Percentage as of such date.

“Series 2011-1 Moody’s Required Enhancement Percentage” means, as of any date of determination, the sum of (a) the product of (i) the Series 2011-1 Moody’s Program Low Enhancement Percentage as of such date times (ii) the Series 2011-1 Moody’s Program Low Enhancement Vehicle Percentage as of such date plus (b) the product of (i) the Series 2011-1 Moody’s Program High Enhancement Percentage as of such date times (ii) the Series 2011-1 Moody’s Program High Enhancement Vehicle Percentage as of such date plus (c) the product of (i) the Series 2011-1 Moody’s Non-Program Low Enhancement Percentage as of such date times (ii) the Series 2011-1 Moody’s Non-Program Low Enhancement Vehicle Percentage as of such date plus (d) the product of (i) the Series 2011-1 Moody’s Non-Program High Enhancement Percentage as of such date times (ii) the Series 2011-1 Moody’s Non-Program High Enhancement Vehicle Percentage as of such date.

“Series 2011-1 Note Prepayment Premium” has the meaning specified in Section 8.1(c) of this Supplement.

“Series 2011-1 Noteholders” means the Class A Noteholders and the Class B Noteholders.

“Series 2011-1 Notes” has the meaning specified in the first paragraph of Article 1 of this Supplement, and means any one of the Class A Notes or Class B Notes executed by the Issuer and authenticated and delivered by or on behalf of the Trustee, substantially in the form of Exhibit A-1, Exhibit A-2, Exhibit A-3, Exhibit A-4, Exhibit A-5 or Exhibit A-6 attached hereto.

“Series 2011-1 Principal Allocation” has the meaning specified in Section 4.7(a)(i)(B) of this Supplement.

“Series 2011-1 Rapid Amortization Period” means the period beginning at the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 2011-1 Notes and ending upon the earlier to occur of (i) the date on which the Series 2011-1 Notes are paid in full and (ii) the termination of the Indenture in accordance with its terms.

“Series 2011-1 Required Enhancement Percentage” means, as of any date of determination, the greater of (a) the Series 2011-1 DBRS Required Enhancement Percentage as of such date and (b) the Series 2011-1 Moody’s Required Enhancement Percentage as of such date.

 “Series 2011-1 Required Noteholders” means Series 2011-1 Noteholders holding in excess of 50% of the Series 2011-1 Invested Amount (excluding, for the purposes of making the foregoing calculation, any Notes held by DTAG or any affiliate of DTAG, except for any affiliate that is a bankruptcy remote, special purpose vehicle if such affiliate has assigned all voting, consent and control rights associated with such Series 2011-1 Notes to Persons that are not affiliates of DTAG); provided that, solely for the purposes of the Base Indenture, in connection with any actions with respect to the declaration of an Amortization Event with respect to the Series 2011-1 Notes or the direction of the remedies in connection with any such Amortization Event, the Required Controlling Class Series 2011-1 Noteholders shall be deemed to constitute the Series 2011-1 Required Noteholders.

“Series 2011-1 Revolving Period” means, with respect to the Series 2011-1 Notes, the period from and including the Series 2011-1 Closing Date to the earlier of (i) the scheduled commencement of the Series 2011-1 Controlled Amortization Period and (ii) the commencement of the Series 2011-1 Rapid Amortization Period.

“Servicer” means DTG Operations or any Additional Lessee, as applicable, in its capacity as a servicer under the Master Lease and any successor servicer thereunder.

“Servicer Default” has the meaning specified in Section 17.7 of the Master Lease.

“Servicing Transfer Date” has the meaning specified in Section 3.01 of the Back-Up Servicing Agreement.

“Similar Law” means any non-U.S., state, local or other federal laws or regulations that are substantially similar to Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

“Subaru” means Subaru of America, Inc., a New Jersey corporation, and its Successors and Assigns.

“Sublease” means a standardized lease agreement, for the leasing of Vehicles, between a Lessee, as lessor, and an Eligible Franchisee, as lessee.

“Substitute Group VIII Exchanged Vehicle Proceeds” means funds, in the amount of the Net Book Value of Group VIII Exchanged Vehicles, transferred by the Issuer, at the direction of the Master Servicer, from (i) the Substitute Group VIII Exchanged Vehicle Proceeds Amount, (ii) the Retained Distribution Account or (iii) the Issuer’s capital, and deposited into the Group VIII Collection Account to be treated as Disposition Proceeds of such Group VIII Exchanged Vehicles.

“Substitute Group VIII Exchanged Vehicle Proceeds Amount” means, at any time, funds, if any, set aside by the Issuer in the designated Excess Funding Account in respect of Group VIII Exchanged Vehicles for use as Substitute Group VIII Exchanged Vehicle Proceeds.

“Successors and Assigns” shall mean, with respect to any Manufacturer, such Manufacturer’s successors and assigns by merger, sale or other transfer (including a sale pursuant to section 363 of the Bankruptcy Code), reorganization (including a reorganization under chapter 11 of the Bankruptcy Code) or restructuring or otherwise; provided that with respect to any Manufacturer, the Master Servicer shall provide the Trustee and Master Collateral Agent with written notice when a successor or assign shall be deemed to be the Successor and Assign of such Manufacturer, whereupon, such Successor and Assign shall be deemed to be such Manufacturer for all purposes under this Supplement and the other Related Documents (including, for the avoidance of doubt, being deemed to be the Manufacturer of all vehicles manufactured by the predecessor or assignor prior to such notice); provided that, for the avoidance of doubt, a successor or assign of a Manufacturer shall not be a Successor and Assign of such Manufacturer absent such designation by the Master Servicer.

“Supplemental Documents” has the meaning specified in Section 2.1 of the Master Lease.

“Surety Bond” means any instrument pursuant to which the issuer thereof agrees to pay on behalf of DTAG or any of its Subsidiaries an amount then due and payable by DTAG or such Subsidiary to another Person (including an insurer of DTAG or such Subsidiary).

“Suzuki” means American Suzuki Motor Corporation, a California corporation, and its Successors and Assigns.

“Temporary Regulation S Global Class A Notes” has the meaning specified in Section 7.1(b) of this Supplement.

“Temporary Regulation S Global Class B Notes” has the meaning specified in Section 7.1(b) of this Supplement.

“Temporary Regulation S Global Series 2011-1 Notes” has the meaning specified in Section 7.1(b) of this Supplement.

“Term” has the meaning specified in Section 3.2 of the Master Lease.

“Termination Demand” means a demand for a LOC Termination Disbursement under the Series 2011-1 Letter of Credit pursuant to a Certificate of Termination Demand.

“Termination Payment” has the meaning specified in Section 12.3 of the Master Lease.

“Thrifty” means Thrifty Rent-A-Car System, Inc., an Oklahoma corporation.

“Toyota” means Toyota Motor Sales, U.S.A., Inc., a California corporation, and its Successors and Assigns.

“Unused Exchange Proceeds” means the Exchange Proceeds that are not used to acquire Group VIII Replacement Vehicles and which are transferred from an Escrow Account to the Master Collateral Account for the account of the Issuer in accordance with the terms of the Exchange Agreement.

“U.S. Dollar” or “Dollar” means the lawful currency of the United States of America.

“Vehicle Acquisition Schedule” has the meaning specified in Section 2.1 of the Master Lease.

“Vehicle Disposition Losses” means any of the following and, with respect to any Related Month, the sum (without duplication) of the following, in each case, with respect to Acquired Vehicles leased under the Master Lease: (i) all Manufacturer Late Payment Losses, Manufacturer Event of Default Losses and Purchaser Late Payment Losses for such Related Month, plus (ii) with respect to Disposition Proceeds received during the Related Month from the sale or other disposition of Acquired Vehicles (other than pursuant to a Vehicle Disposition Program), the excess, if any, of (x) the Net Book Values of such Acquired Vehicles calculated on the dates of the respective sales or final dispositions thereof, over (y) (1) the aggregate amount of such Disposition Proceeds received during the Related Month in respect of such Acquired Vehicles by RCFC, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account) plus (2) any Termination Payments that have accrued with respect to such Acquired Vehicles, plus (iii) the amount of any Disposition Proceeds received previously and constituting a voidable preference pursuant to the Bankruptcy Code that were reclaimed, rescinded or otherwise returned during such Related Month.

“Vehicle Disposition Program Payment Due Date” means, with respect to any payment due from a Manufacturer or Auction dealer in respect of a Program Vehicle disposed of pursuant to the terms of the related Vehicle Disposition Program, the thirtieth (30th) day after the Disposition Date for such Vehicle.

“Vehicle Disposition Recoveries” means, with respect to any Related Month, the sum (without duplication) of (i) all amounts received by the Issuer, the Master Collateral Agent or the Trustee (including by deposit into the Group VIII Collection Account or the Master Collateral Account, in respect of Group VIII Master Collateral) from any Person during such Related Month in respect of amounts that had previously been treated as Vehicle Disposition Losses (but excluding for the avoidance of doubt any amounts drawn under the Series 2011-1 Letter of Credit or withdrawn from the Series 2011-1 Excess Funding Account and any similar amounts applicable with respect to any other Group VIII Series of Notes), plus (ii) the excess, if any, of (x) the aggregate amount of Disposition Proceeds received during such Related Month by the Issuer, the Master Collateral Agent or the Trustee

(including by deposit into the Group VIII Collection Account or the Master Collateral Account in respect of Group VIII Master Collateral) resulting from the sale or other final disposition of Acquired Vehicles that are Group VIII Vehicles (other than pursuant to Vehicle Disposition Programs), plus any Termination Payments that have accrued with respect to such Acquired Vehicles that are Group VIII Vehicles, over (y) the Net Book Values of such Acquired Vehicles that are Group VIII Vehicles, calculated on the dates of the respective sales or dispositions thereof.

“Vehicle Funding Date” has the meaning specified in Section 3.1 of the Master Lease.

“Vehicle Lease Commencement Date” has the meaning specified in Section 3.1 of the Master Lease.

“Vehicle Lease Expiration Date” means, with respect to each Group VIII Vehicle, the earliest of (i) the Disposition Date for such Group VIII Vehicle, (ii) if such Group VIII Vehicle becomes a Casualty, the date funds in the amount of the Net Book Value thereof are received by the Lessor, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account) from any of the Lessees in accordance with the Master Lease, and (iii) the Maximum Vehicle Lease Term for such Vehicle under the Operating Lease or the Financing Lease, as applicable, as specified in, respectively, paragraph 5 of Annex A or Annex B to the Master Lease, as applicable.

“Vehicle Order” has the meaning specified in Section 2.1 of the Master Lease.

“Vehicle Term” has the meaning specified in Section 3.1 of the Master Lease.

“VIN” has the meaning specified in Section 18 of the Master Lease.

“Volkswagen” means Volkswagen of America, Inc., a Michigan corporation, and its Successors and Assigns.

ARTICLE 3.
GRANT OF RIGHTS UNDER THE MASTER LEASE

Section 3.1 Grant of Security Interest.  (a)  To secure the RCFC Obligations and to secure compliance with the provisions of the Base Indenture and this Supplement (in each case, notwithstanding anything to the contrary in any Related Document, solely with respect to the Group VIII Series of Notes), RCFC hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Holders of any of the Group VIII Series of Notes (the “Group VIII Noteholders”), and hereby grants to the Trustee, for the benefit of the Group VIII Noteholders, a first priority security interest in all of RCFC’s right, title and interest in and to all of the following assets, property and interest in property of RCFC, whether now owned or hereafter acquired or created, as it relates to the Master Lease, as that term is defined in this Supplement (all of the following being referred to as the “Master Lease Collateral”):

(i) the rights of RCFC under the Master Lease and any other agreements relating to the Group VIII Vehicles to which RCFC is a party other than the Vehicle Disposition Programs, the Back-Up Disposition Agent Agreement (to the extent relating to the Group VIII Series of Notes), the Back-Up Servicing Agreement (to the extent relating to the Group VIII Series of Notes) and any Group VIII Vehicle insurance agreements (collectively, the “RCFC Agreements”), including, without limitation, all monies due and to become due to RCFC from the Lessees under or in connection with the RCFC Agreements, whether payable as rent, guaranty payments, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the RCFC Agreements or otherwise, and all rights, remedies, powers, privileges and claims of RCFC against any other party under or with respect to the RCFC Agreements (whether arising pursuant to the terms of such RCFC Agreements or otherwise available to RCFC at law or in equity), including the right to enforce any of the RCFC Agreements as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the RCFC Agreements or the obligations of any party thereunder;

(ii) the Group VIII Assignment of Exchange Agreement;

(iii) any Unused Exchange Proceeds; and

(iv) all proceeds, products, offspring, rents or profits of any and all of the foregoing including, without limitation, payments under insurance except as excluded in clause (i) above (whether or not the Trustee is the loss payee thereof), and cash.

(b) To further secure the RCFC Obligations with respect to the Series 2011-1 Notes (and, notwithstanding anything to the contrary in any Related Document, not to secure any other Series of Notes), RCFC hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee for the benefit of the Group VIII Noteholders (but not any other Series of Notes), and hereby grants to the Trustee for the benefit of the Series Group VIII Noteholders, a security interest in all of RCFC’s right, title and interest in and to all of the following assets, property and interests in property, whether now owned or hereafter acquired or created:

(i) the Series 2011-1 Letter of Credit;

(ii) (A) any Series 2011-1 Cash Collateral Account; (B) all funds on deposit therein from time to time; (C) all certificates and instruments, if any, representing or evidencing any or all of any such Series 2011-1 Cash Collateral Account or the funds on deposit therein from time to time; and (D) all investments made at any time and from time to time with moneys in any such Series 2011-1 Cash Collateral Account;

(iii) the Series 2011-1 Distribution Account Collateral;

(iv) the Demand Note; and

(v) all proceeds of any and all of the foregoing, including, without limitation, cash.

(c) The Trustee, as trustee on behalf of the Group VIII Noteholders and the Series 2011-1 Noteholders, acknowledges the foregoing grant, accepts the trusts under this Supplement in accordance with the provisions of the Base Indenture and this Supplement and agrees to perform its duties required in this Supplement to the best of its abilities to the end that the interests of the Series Group VIII Noteholders and the Series 2011-1 Noteholders, as the case may be, may be adequately and effectively protected.  The Master Lease Collateral shall secure the Group VIII Series of Notes equally and ratably without prejudice, priority (except as otherwise stated in this Supplement) or distinction.

(d) Notwithstanding anything to the contrary in this Supplement or the Related Documents, the Master Lease Collateral shall not include, and RCFC does not hereby pledge, assign, convey, deliver, transfer or set over to the Trustee or any of the Group VIII Noteholders any security interest, lien or other encumbrance in any Exchange Proceeds or any account or other arrangement for holding or investing any Exchange Proceeds until such time as RCFC is permitted to do so consistent with the limitations on the rights of a party to receive, pledge, borrow, or otherwise obtain the benefits of money or other property set forth in the “safe harbor” provisions of Treasury Regulation § 1.1031(k)-1(g)(6).

(e) Notwithstanding anything to the contrary in this Supplement or the Related Documents, the Master Lease Collateral shall not include the Retained Distribution Account, any funds on deposit therein from time to time, any certificates or instruments, if any, representing or evidencing any or all of the Retained Distribution Account or the funds on deposit therein from time to time, or any Permitted Investments made at any time and from time to time with the funds on deposit in the Retained Distribution Account (including the income thereon).

ARTICLE 4.
ALLOCATION AND APPLICATION OF COLLECTIONS

Any provisions of Article 4 of the Base Indenture, which allocate and apply Collections shall continue to apply irrespective of the issuance of the Series 2011-1 Notes.  Sections 4.1 through 4.5 of the Base Indenture shall be read in their entirety as provided in the Base Indenture, provided that for purposes of the Series 2011-1 Notes, clauses (c), (d) and (e) of Section 4.2 of the Base Indenture shall be modified as permitted by Section 11.1(f) of the Base Indenture and shall read as follows:

(c)  Right of Master Servicer to Deduct Amounts.  Notwithstanding anything in this Indenture to the contrary but subject to any limitations set forth in the Series 2011-1 Supplement, as long as (x) the Master Servicer is DTAG or an Affiliate of DTAG and (y) the Retained Interest Amount equals or exceeds zero, the Master Servicer (i) may make or cause to be made deposits of Collections to the Group VIII Collection Account net of any amounts which are allocable to the Retained Distribution Account or represent amounts due and owing to it in its capacity as Master Servicer and (ii) need not deposit or cause to be deposited any amounts to be paid to the Master Servicer pursuant to this Section 4.2 and such amounts will be deemed paid to the Master Servicer, as the case may be, pursuant to this Section 4.2.

(d)  Sharing Collections.  To the extent that Principal Collections that are allocated to the Series 2011-1 Notes on or before a Payment Date are not needed to make payments of principal to Series 2011-1 Noteholders or required to be deposited in the Series 2011-1 Distribution Account on such Payment Date, such Principal Collections may, at the written direction of the Master Servicer, be applied to cover principal payments due to or for the benefit of Noteholders of other Group VIII Series of Notes.  Any such reallocation will not result in a reduction of the Aggregate Principal Balance of the Series 2011-1 Notes or the Series 2011-1 Invested Amount.

(e)  Unallocated Principal Collections.  If, after giving effect to Section 4.2(d), Principal Collections allocated to the Series 2011-1 Notes are in excess of the amount required to pay amounts due in respect of the Series 2011-1 Notes on the next succeeding Payment Date in full, then any such excess Principal Collections shall be allocated in accordance with Section 4.7(a)(i)(C) or 4.7(b)(i)(C) of the Series 2011-1 Supplement, if applicable, otherwise to the Retained Distribution Account (provided that no Series 2011-1 Enhancement Deficiency or Asset Amount Deficiency exists or would result from such allocation).

In addition, for purposes of Section 4.2(a) of the Base Indenture, the Master Servicer in its capacity as such under the Master Lease shall cause all Collections allocable to Group VIII Collateral in accordance with the Indenture and the Master Collateral Agency Agreement, as applicable, to be paid directly into the Group VIII Collection Account or the Master Collateral Account, as applicable.

Article 4 of the Base Indenture (except for Sections 4.1 through 4.5 thereof subject to the proviso in the first paragraphs of this Article 4 and the immediately preceding sentence) shall read in its entirety as follows and shall be applicable only to the Series 2011-1 Notes:

Section 4.6 Establishment of Accounts.  (a)  The Trustee has created an administrative sub-account within the Collection Account for the benefit of Holders of Notes from a Group VIII Series of Notes (such sub-account, the “Group VIII Collection Account”).  In addition, the Trustee shall create two administrative sub-accounts within the Collection Account.  One such sub-account shall be established for the benefit of the Series 2011-1 Noteholders (such sub-account, the “Series 2011-1 Collection Account”).  The second sub-account shall be established for the benefit of the Series 2011-1 Noteholders (such sub-account, the “Series 2011-1 Excess Funding Account”).  The Trustee will further divide the Series 2011-1 Excess Funding Account by creating an additional administrative sub-account for the benefit of the Series 2011-1 Noteholders (such sub-account, the “Series 2011-1 Cash Liquidity Account”).  Portions of funds on deposit in the Series 2011-1 Excess Funding Account may, on the Series 2011-1 Closing Date and from time to time thereafter, be designated by RCFC as either (i) the Series 2011-1 Cash Liquidity Amount or (ii) all or a portion of the Substitute Group VIII Exchanged Vehicle Proceeds Amount.  These designated amounts shall be available only for the purposes specified herein and shall not be otherwise generally available for withdrawal to be used for the same purposes as other funds in the Series 2011-1 Excess Funding Account.

(b) The Trustee will further divide the Series 2011-1 Collection Account by creating an additional administrative sub-account for the benefit of the Series 2011-1 Noteholders (such sub-account, the “Series 2011-1 Accrued Interest Account”).

(c) All Collections in respect of the Group VIII Collateral and allocable to the Group VIII Series of Notes shall be allocated to the Group VIII Collection Account.  All Interest Collections in the Group VIII Collection Account allocable to the Series 2011-1 Notes, and all Principal Collections in the Group VIII Collection Account allocable to the Series 2011-1 Notes based on the Series 2011-1 Invested Percentage shall be allocated to the Series 2011-1 Collection Account or the Series 2011-1 Excess Funding Account as provided below; provided, however, the Trustee shall also deposit all amounts required to be deposited in the Series 2011-1 Cash Liquidity Account as provided herein and such amounts on deposit in the Series 2011-1 Cash Liquidity Account shall only be available for application as provided in Sections 4.8(c) and 4.9, and shall not be available to be withdrawn in respect of amounts otherwise to be withdrawn from the Series 2011-1 Excess Funding Account pursuant to the Base Indenture, this Supplement or any other Series Supplement.

Section 4.7 Allocations with Respect to the Series 2011-1 Notes.  All allocations in this Section 4.7 will be made in accordance with written direction of the Master Servicer.  The proceeds from the sale of the Series 2011-1 Notes, together with any funds contributed to RCFC by DTAG in its capacity as the Retained Interestholder in connection with such issuance, will, on the Series 2011-1 Closing Date, be deposited by the Trustee into the Group VIII Collection Account and, concurrently with such initial deposit, allocated by the Trustee to the Series 2011-1 Excess Funding Account.  On each Business Day on which Collections are deposited into the Group VIII Collection Account (each such date, a “Series 2011-1 Deposit Date”), the Master Servicer will direct the Trustee in writing to allocate all amounts deposited into the Group VIII Collection Account in accordance with the provisions of this Section 4.7.

(a) Allocations During the Series 2011-1 Revolving Period.  During the Series 2011-1 Revolving Period, the Master Servicer will direct the Trustee to allocate, on each Series 2011-1 Deposit Date, all amounts deposited into the Group VIII Collection Account as set forth and in the order provided below:

(i) with respect to all Collections (including Vehicle Disposition Recoveries and Lease Payment Recoveries):

(A) allocate to the Series 2011-1 Collection Account an amount equal to the Series 2011-1 Interest Collections received on such day.  All such amounts allocated to the Series 2011-1 Collection Account shall be further allocated to the Series 2011-1 Accrued Interest Account; provided, however, that if with respect to any Related Month the aggregate of all such amounts allocated to the Series 2011-1 Accrued Interest Account during such Related Month exceeds the Series 2011-1 Interest Amount on the Payment Date next succeeding such Related Month pursuant to Section 4.8, then the amount of such excess shall be allocated to the Series 2011-1 Excess Funding Account;

(B) allocate an amount equal to the Series 2011-1 Invested Percentage (as of such day) of the aggregate amount of Collections that are Principal Collections on such day (for any such day, such amount, the “Series 2011-1 Principal Allocation”) to the extent constituting Vehicle Disposition Recoveries and Lease Payment Recoveries to the Series 2011-1 Collection Account in an amount necessary, after taking into account the allocation of Interest Collections in (A) above, first, to replenish the Series 2011-1 Cash Collateral Account to the extent withdrawals have theretofore been made pursuant to Section 4.14(b) and/or Section 4.15(b) hereof in respect of Series 2011-1 Lease Payment Losses and/or unpaid Demand Note draws, which withdrawals have not been replenished pursuant to this Section 4.7(a)(i), and second, to replenish the Series 2011-1 Available Subordinated Amount (by deposit into the Series 2011-1 Excess Funding Account for further application as permitted under this Supplement) to the extent that the Series 2011-1 Available Subordinated Amount has theretofore been reduced as a result of any Vehicle Disposition Losses or Lease Payment Losses previously allocated thereto pursuant to Section 4.7(a)(ii) or (iii) below and not replenished pursuant to this Section 4.7(a)(i);

(C) allocate any remaining (after making the allocations in (B) above) Principal Collections constituting the Series 2011-1 Principal Allocation on such day to the Series 2011-1 Excess Funding Account; and

(D) allocate to the Retained Distribution Account an amount equal to (x) the Retained Interest Percentage (as of such day) of the aggregate amount of Collections that are Principal Collections on such date, minus (y) any amounts that have been withheld by the Master Servicer pursuant to Section 4.2(c) of the Base Indenture to the extent such amounts withheld under Section 4.2(c) of the Base Indenture represent all or part of the Retained Interest Amount;

(ii) with respect to all Vehicle Disposition Losses:

(A) allocate an amount equal to the Series 2011-1 Invested Percentage (as of such day) of the aggregate amount of Vehicle Disposition Losses on such day, first, to reduce the Series 2011-1 Available Subordinated Amount until the Series 2011-1 Available Subordinated Amount has been reduced to zero, and second, allocate the remaining portion of the Series 2011-1 Invested Percentage of such Vehicle Disposition Losses to making a claim under the Demand Note pursuant to Section 4.15 hereof until such claim would reduce the Demand Note to zero; and

(B) allocate to the Retained Interest Amount an amount equal to the Retained Interest Percentage (as of such day) of the aggregate amount of such Vehicle Disposition Losses on such day, which amount shall reduce the Retained Interest Amount.

(iii) with respect to all Lease Payment Losses:

(A) allocate an amount equal to the Series 2011-1 Invested Percentage (as of such day) of the aggregate amount of Lease Payment Losses on such day, first, to reduce the Series 2011-1 Available Subordinated Amount until the Series 2011-1 Available Subordinated Amount has been reduced to zero, and second, allocate the remaining portion of the Series 2011-1 Invested Percentage of such Lease Payment Losses to making a drawing under the Series 2011-1 Letter of Credit pursuant to Section 4.14(b) hereof (except during any Insolvency Period to the extent that such remaining Lease Payment Losses relate to unpaid Monthly Base Rent or Casualty Payments, any such allocation and drawing shall be limited to the Permitted Principal Draw Amount) until the Available Draw Amount has been reduced to zero; and

(B) allocate to the Retained Interest Amount an amount equal to the Retained Interest Percentage (as of such day) of the aggregate amount of such Lease Payment Losses on such day, which amount shall reduce the Retained Interest Amount.

(b) Allocations During the Series 2011-1 Controlled Amortization Period.  During the Series 2011-1 Controlled Amortization Period, the Master Servicer will direct the Trustee to allocate, on each Series 2011-1 Deposit Date, all amounts deposited into the Group VIII Collection Account as set forth and in the order provided below:

(i) with respect to all Collections (including Vehicle Disposition Recoveries and Lease Payment Recoveries):

(A) allocate to the Series 2011-1 Collection Account an amount determined in the manner set forth in Section 4.7(a)(i)(A) above for such day, which amount shall be deposited in the Series 2011-1 Accrued Interest Account and, as and to the extent provided in Section 4.7(a)(i)(A) above, allocated to the Series 2011-1 Excess Funding Account;

(B) allocate to the Series 2011-1 Collection Account out of the Series 2011-1 Principal Allocation to the extent constituting Vehicle Disposition Recoveries and Lease Payment Recoveries, an amount necessary first, to replenish the Series 2011-1 Cash Collateral Account to the extent withdrawals have theretofore been made pursuant to Section 4.14(b) and/or Section 4.15(b) hereof in respect of Series 2011-1 Lease Payment Losses and/or unpaid Demand Note draws, which withdrawals have not been replenished pursuant to this Section 4.7(b)(i) or Section 4.7(a)(i) above, and second, to replenish the Series 2011-1 Available Subordinated Amount (by deposit into the Series 2011-1 Excess Funding Account for further application as permitted under this Supplement) to the extent that the Series 2011-1 Available Subordinated Amount has theretofore been reduced as a result of any Vehicle Disposition Losses or Lease Payment Losses previously allocated thereto pursuant to Section 4.7(b)(ii) or (iii) below or Section 4.7(a)(ii) or (iii) above and not replenished pursuant to this Section 4.7(b)(i) or Section 4.7(a)(i) above;

(C) allocate to the Series 2011-1 Collection Account an amount equal to the remaining Series 2011-1 Principal Allocation for such day (after making the allocations in (B) above), which amount shall be used to make principal payments in respect of the Series 2011-1 Notes, first, in respect of the Class A Notes in an amount up to the Class A Controlled Distribution Amount and, second, in respect of the Class B Notes in an amount equal to the Class B Controlled Distribution Amount, in each case with respect to the Payment Date next succeeding the current Series 2011-1 Amortization Principal Collection Period; provided, however, that if the aggregate amount of all such remaining Series 2011-1 Principal Allocations during a Series 2011-1 Amortization Principal Collection Period exceeds the Series 2011-1 Controlled Distribution Amount for such next succeeding such Payment Date, such excess shall be allocated to the Series 2011-1 Excess Funding Account; and

(D) allocate to the Retained Distribution Account an amount determined in the manner set forth in Section 4.7(a)(i)(D) above for such day.

(ii) with respect to all Vehicle Disposition Losses:

(A) first, decrease the Series 2011-1 Available Subordinated Amount, and second, make a claim under the Demand Note in accordance with Section 4.15 hereof, in each case, as and to the extent provided in Section 4.7(a)(ii)(A) above for such day; and

(B) allocate to the Retained Interest Amount an amount determined in the manner set forth in Section 4.7(a)(ii)(B) above for such day, which amount shall reduce the Retained Interest Amount.

(iii) with respect to all Lease Payment Losses:

(A) first, decrease the Series 2011-1 Available Subordinated Amount, and second, allocate to make a drawing under the Series 2011-1 Letter of Credit in accordance with Section 4.14(b) hereof, in each case, as and to the extent provided in Section 4.7(a)(iii)(A) above for such day; and

(B) allocate to the Retained Interest Amount an amount determined in the manner set forth in Section 4.7(a)(iii)(B) above for such day, which amount shall reduce the Retained Interest Amount.

(c) Allocations During the Series 2011-1 Rapid Amortization Period.  During the Series 2011-1 Rapid Amortization Period, the Master Servicer will direct the Trustee to allocate, on each Series 2011-1 Deposit Date, all amounts deposited into the Group VIII Collection Account as set forth and the order provided below:

(i) with respect to all Collections (including Vehicle Disposition Recoveries and Lease Payment Recoveries):

(A) allocate to the Series 2011-1 Collection Account an amount determined as set forth in Section 4.7(a)(i)(A) above for such day, which amount will be further allocated to the Series 2011-1 Accrued Interest Account; provided, however, that if with respect to any Related Month the aggregate of all such amounts allocated to the Series 2011-1 Accrued Interest Account during each Related Month exceeds the Series 2011-1 Interest Amount on the Payment Date next succeeding such Related Month, then the amount of such excess will be allocated to the Series 2011-1 Excess Funding Account;

(B) allocate to the Series 2011-1 Collection Account an amount equal to the Series 2011-1 Principal Allocation for such day, which amounts shall be used, first, to make principal payments in respect of the Class A Notes until the Class A Notes have been paid in full and, second, after the Class A Notes have been paid in full, to make principal payments in respect of the Class B Notes until the Class B Notes have been paid in full, in each case on the related Payment Date; provided, that if with respect to any Payment Date (1) the Master Servicer determines that the amounts available from Series 2011-1 Interest Collections and other amounts available to pay the Series 2011-1 Interest Amount as provided in Section 4.9 will be insufficient on such Payment Date to pay the sum of (x) the Class A Accrued Interest Amount and the Class B Accrued Interest Amount, in each case, as of such Payment Date, (y) legal fees and expenses of the Issuer, if any, payable on such Payment Date (in an amount not to exceed $950,000 in the aggregate with respect to all Payment Dates) and (z) if the Servicing Transfer Date with respect to the Group VIII Series of Notes has occurred, the fees due and payable to the Back-Up Servicer and/or the Back-up Disposition Agent, as applicable, with respect to the Group VIII Series of Notes, to the extent allocable to the Series 2011-1 Notes, and (2) the Series 2011-1 Enhancement Amount is greater than zero, then the Master Servicer will direct the Trustee in writing to withdraw from the Series 2011-1 Collection Account a portion (but in no event an amount in excess) of the Principal Collections allocated to the Series 2011-1 Notes during the related Series 2011-1 Amortization Principal Collection Period equal to the lesser of such insufficiency and the Series 2011-1 Enhancement Amount and deposit such amount into the Series 2011-1 Accrued Interest Account to be treated as Interest Collections and paid to the applicable parties on such Payment Date;

(C) allocate to the Series 2011-1 Collection Account out of the Series 2011-1 Principal Allocation, if any, an amount necessary, first, to replenish the Series 2011-1 Cash Collateral Account to the extent withdrawals have theretofore been made pursuant to Section 4.14(b) and/or Section 4.15(b) hereof in respect of Series 2011-1 Lease Payment Losses and/or unpaid Demand Note draws, which withdrawals have not been replenished pursuant to this Section 4.7(c)(i) or Section 4.7(a)(i) or 4.7(b)(i) above, and second, to replenish the Series 2011-1 Available Subordinated Amount

(by deposit into the Series 2011-1 Excess Funding Account for further application as permitted under this Supplement) to the extent that the Series 2011-1 Available Subordinated Amount has theretofore been reduced as a result of any Vehicle Disposition Losses or Lease Payment Losses allocated thereto pursuant to Section 4.7(c)(ii) or (iii) below or Section 4.7(a)(ii) or (a)(iii) or 4.7(b)(ii) or (b)(iii) above and not replenished pursuant to this Section 4.7(c)(i) or Section 4.7(a)(i) or 4.7(b)(i) above; and

(D) allocate to the Retained Distribution Account an amount determined in the manner set forth in Section 4.7(a)(i)(D) above for such day.

(ii) with respect to all Vehicle Disposition Losses:

(A) first, decrease the Series 2011-1 Available Subordinated Amount, and second, allocate to make a claim under the Demand Note, in each case, as and to the extent provided in Section 4.7(a)(ii)(A) above for such day; and

(B) allocate to the Retained Interest Amount an amount determined in the manner set forth in Section 4.7(a)(ii)(B) above for such day, which amount shall reduce the Retained Interest Amount.

(iii) with respect to all Lease Payment Losses:

(A) first, decrease the Series 2011-1 Available Subordinated Amount, and second, allocate to make a drawing under the Series 2011-1 Letter of Credit in accordance with Section 4.14(b) hereof, in each case, as and to the extent provided in Section 4.7(a)(iii)(A) above for such day; and

(B) allocate to the Retained Interest Amount an amount determined in the manner set forth in Section 4.7(a)(iii)(B) above for such day, which amount shall reduce the Retained Interest Amount.

(d) Additional Allocations.  Notwithstanding the foregoing provisions of this Section 4.7,

(i) provided that the Series 2011-1 Rapid Amortization Period has not commenced, amounts allocated to the Series 2011-1 Excess Funding Account in excess of the Series 2011-1 Cash Liquidity Amount, if any, and the Substitute Group VIII Exchanged Vehicle Proceeds Amount, if any, and that are not allocated to making payments under the Series 2011-1 Notes or other amounts pursuant to this Article 4, may, at the discretion of RCFC and as and to the extent permitted in the related Series Supplements, be used (or, to the extent constituting Excess Amounts with respect to the Series 2011-1 Notes, as may be required to be used pursuant to the related Series Supplements) to pay principal amounts in respect of other Group VIII Series of Notes that are then in amortization and, after such payment, any remaining funds, at RCFC’s option, may be retained in the Series 2011-1 Excess Funding Account or, from time to time, (A) used to finance, refinance or acquire Vehicles (including pursuant to a redesignation thereof under the Master Collateral Agency Agreement), or

(B) transferred, on any Payment Date, to the Retained Distribution Account, to the extent that the Retained Interest Amount equals or exceeds zero after giving effect to such payment and so long as no Series 2011-1 Enhancement Deficiency or Asset Amount Deficiency exists or would result therefrom; provided, however, that funds remaining after the application of such funds to the payment of the principal amount of other Group VIII Series of Notes that are in amortization and to the financing, refinancing, redesignation or acquisition of Group VIII Vehicles may be transferred to the Retained Distribution Account on a day other than a Payment Date if the Master Servicer furnishes to the Trustee an Officer’s Certificate to the effect that such transfer will not cause any of the foregoing deficiencies to occur either on the date that such transfer is made or, in the reasonable anticipation of the Master Servicer, on the next Payment Date.  Funds in the Retained Distribution Account shall, at the option of DTAG, be available to finance, refinance or acquire Vehicles (which may be Group VIII Vehicles or otherwise), to pay the Net Book Value of Vehicles being tendered for exchange of like-kind property into the Group VIII Collection Account or to make similar payments with respect to Vehicles tendered from other Groups, or for distribution to the Retained Interestholder (including by way of advances made under the Demand Note or otherwise);

(ii) if the Master Servicer is not DTAG or an Affiliate of DTAG, the Master Servicer shall not be entitled to withhold any amounts pursuant to Section 4.2(c) and the Trustee shall deposit amounts payable to the Master Servicer in the Group VIII Collection Account pursuant to the provisions of Section 4.2 on each Series 2011-1 Deposit Date;

(iii) any amounts withheld by the Master Servicer and not deposited in the Group VIII Collection Account pursuant to Section 4.2(c) shall be deemed to be deposited in the Group VIII Collection Account on the date such amounts are withheld for purposes of determining the amounts to be allocated pursuant to this Section 4.7;

(iv) if there is more than one Series of Group VIII Series of Notes outstanding, then Sections 4.7(a)(i)(D), 4.7(b)(i)(D) and 4.7(c)(i)(D) above shall not be duplicative with any similar provisions contained in any other Supplement and the Retained Interestholder shall only be paid such amount once with respect to any Payment Date;

(v) RCFC may, from time to time in its discretion, but with the consent of the Master Servicer (or, if DTAG is not the Master Servicer, with the consent of the Retained Interestholder), at any time and from time to time, increase the Series 2011-1 Available Subordinated Amount by (a) (i) allocating to the Series 2011-1 Available Subordinated Amount Eligible Vehicles theretofore allocated to the Retained Interest and (ii) delivering to the Trustee an Officer’s Certificate affirming with respect to such Vehicles the representations and warranties set forth in Section 6.13 of the Base Indenture or (b) (i) depositing funds into the Series 2011-1 Excess Funding Account by transfer from the Retained Distribution Account or otherwise, and (ii) delivering to the Master Servicer and the Trustee an Officer’s Certificate setting forth the amount of such funds and stating that such funds shall be allocated to the Series 2011-1 Available Subordinated Amount; provided, however, that RCFC shall have no obligation to so increase the Series 2011-1 Available Subordinated Amount at any time;

(vi) if, on any Payment Date during the Series 2011-1 Controlled Amortization Period, the amount allocated under Section 4.7(b)(i)(C) is insufficient to pay the Series 2011-1 Controlled Amortization Amount with respect to such Payment Date in full, then, in such event, any funds (A) on deposit in the Group VIII Collection Account that are allocable to the Retained Interest Amount or (B) on deposit in the Excess Funding Accounts for other Group VIII Series of Notes issued and outstanding under the Indenture which amounts are in excess of the amounts necessary to be on deposit in each such Excess Funding Account in order that (x) no Asset Amount Deficiency shall occur, (y) no shortfall in the required level of enhancement for each such Group VIII Series of Notes shall occur, including any portion of such enhancement that is required to be in liquid funds, and (z) no Amortization Event or Potential Amortization Event for any such series shall occur (such amounts as are set forth in clause (A) and, with respect to any applicable Group VIII Series of Notes, clause (B) of this subparagraph (vi) being referred to herein as “Excess Amounts”) may, in the Issuer’s sole discretion, in each such case, be deposited into the Series 2011-1 Distribution Account as Principal Collections in an aggregate amount up to the amount of any such deficiency (and, if such available Excess Amounts exceed such amount, in such order of priority as the Issuer may determine in its sole discretion) and any such Excess Amounts so deposited shall be used, in accordance with Section 4.10(b)(ii) to pay the remaining balance of the Series 2011-1 Controlled Amortization Amount for such Payment Date;

(vii) if, on any Payment Date during the Series 2011-1 Rapid Amortization Period, the amount allocated under Section 4.7(c)(i)(B) is insufficient to reduce the Series 2011-1 Invested Amount to zero, then, in such event, any funds constituting Excess Amounts shall, in each such case, be deposited into the Series 2011-1 Distribution Account as Principal Collections in an aggregate amount up to the amount of any such deficiency (and, if such available Excess Amounts exceed such amount, in such order of priority as the Issuer may determine in its sole discretion) and shall be used, in accordance with Section 4.10(c)(ii) to reduce the Series 2011-1 Invested Amount;

(viii) if an Insolvency Period has not commenced, amounts on deposit in the Series 2011-1 Cash Liquidity Account in excess of the Series 2011-1 Minimum Liquidity Amount on any Series 2011-1 Deposit Date may on such Series 2011-1 Deposit Date be withdrawn at the discretion of the Master Servicer from the Series 2011-1 Cash Liquidity Account and deposited into the Series 2011-1 Excess Funding Account; and

(ix) during an Insolvency Period, amounts on deposit in the Series 2011-1 Cash Liquidity Account will be available to be transferred by the Trustee to the distribution accounts for application pursuant to Sections 4.8 and 4.9 hereof as applicable.

(e) Allocation of Proceeds Upon Payment in Full of Group VIII Obligations.  After the payment in full of the Invested Amount of all Group VIII Series of Notes that have been issued by RCFC, all amounts due under the Indenture and the Related Documents with respect to each such Group VIII Series of Notes and all amounts due by RCFC under any other agreements it may have with the Enhancement Providers, if any, with respect to any Group VIII Series of Notes, all Collections and all proceeds received by RCFC, the Trustee or the Master Collateral Agent in respect of the Group VIII Collateral allocable to this Series in accordance with the Indenture and the Master Collateral Agency Agreement shall be allocated and transferred to the Retained Distribution Account.

Section 4.8 Monthly Payments.  All of the payments in this Section 4.8 will be made in accordance with written direction of the Master Servicer.  On each Reporting Date or other date specified below, the Master Servicer shall instruct the Trustee to withdraw, and on the related Payment Date the Trustee, acting in accordance with such instructions, shall withdraw the amounts required to be withdrawn from the Group VIII Collection Account pursuant to Sections 4.8(a) through (c) below in respect of all funds available from Series 2011-1 Interest Collections and other sources processed since the preceding Payment Date and allocated to the holders of the Series 2011-1 Notes.

(a) Note Interest with respect to the Series 2011-1 Notes.  On each Reporting Date, the Master Servicer shall instruct the Trustee to, and the Trustee shall, withdraw on the next succeeding Payment Date from the Series 2011-1 Accrued Interest Account (after taking into account any funds available therein from the Series 2011-1 Cash Liquidity Account, if any, the Series 2011-1 Excess Funding Account in excess of the Series 2011-1 Cash Liquidity Amount, if any, and the Substitute Group VIII Exchanged Vehicle Proceeds Amount, if any, proceeds of draws on the Series 2011-1 Letter of Credit, in each case, applied as described in Section 4.9 of this Supplement, and after giving effect to the allocations, drawings and withdrawals provided for in Section 4.8(b) and (c) below, to the extent applicable), and deposit in the Series 2011-1 Distribution Account the amount on deposit therein available for the payment of interest on the Series 2011-1 Notes in an aggregate amount up to the Class A Accrued Interest Amount and the Class B Accrued Interest Amount with respect to such Payment Date, to be used to pay, in accordance with Section 5.1 of the Base Indenture, first, to each Class A Noteholder its pro rata share of such amount available for the payment of interest for such Payment Date, until the Class A Accrued Interest Amount with respect to such Payment Date has been paid in full and second, to each Class B Noteholder its pro rata share of such amount available for the payment of interest for such Payment Date, until the Class B Accrued Interest Amount with respect to such Payment Date has been paid in full.

(b) Legal Fees.  On each Payment Date during the Series 2011-1 Rapid Amortization Period, the Master Servicer shall instruct the Trustee, prior to making all distributions required to be made pursuant to Section 4.8(a) of this Supplement, to withdraw on such date from the Series 2011-1 Accrued Interest Account, for payment to the Issuer, an amount up to an aggregate amount for all such Payment Dates of $950,000 to be applied to the payment of legal fees and expenses, if any, of the Issuer.  On such Payment Date, the Trustee shall withdraw such amount from the Series 2011-1 Accrued Interest Account and remit such amount to the Issuer.

(c) Servicing Fee.  On each Reporting Date (or, after the commencement of the Series 2011-1 Rapid Amortization Period, on each Payment Date), the Master Servicer shall, after directing all distributions required to be made pursuant to Sections 4.8(a) and (b) of this Supplement or, if the Servicing Transfer Date shall have occurred on or prior to the related Determination Date, prior to such distributions being made (or if in addition to the foregoing the Series 2011-1 Rapid Amortization Period has also commenced, prior to making all distributions required to be made pursuant to Section 4.8(a) of this Supplement but after making all distributions required to be made pursuant to Section 4.8(b)), instruct in writing each of the Trustee and the Paying Agent to withdraw on the related Payment Date from the Series 2011-1 Accrued Interest Account, for payment to:

(i)           the Master Servicer, an amount equal to (a) the Series 2011-1 Monthly Servicing Fee and any Series 2011-1 Monthly Supplemental Servicing Fee accrued during the preceding Series 2011-1 Interest Period, plus (b) all accrued and unpaid Series 2011-1 Monthly Servicing Fees and any accrued and unpaid Series 2011-1 Monthly Supplemental Servicing Fees with respect to prior Series 2011-1 Interest Periods, minus (c) the amount of any Series 2011-1 Monthly Servicing Fees and Series 2011-1 Monthly Supplemental Servicing Fees withheld during the preceding Series 2011-1 Interest Period by the Master Servicer pursuant to the Base Indenture;

(ii)           the Back-Up Servicer, an amount equal to all accrued and unpaid fees due and owing to the Back-Up Servicer under the Back-Up Servicing Agreement with respect to the Series 2011-1 Notes to and including the related Payment Date;

(iii)           the Back-Up Disposition Agent, an amount equal to all accrued and unpaid fees due and owing to the Back-Up Disposition Agent under the Back-Up Disposition Agent Agreement with respect to the Series 2011-1 Notes to and including the related Payment Date; and

                                (iv)           the applicable parties, an amount equal to any Carrying Charges included in the Series 2011-1 Interest Amount and not otherwise accounted for pursuant to Section 4.8(a) or (b) or this Section 4.8(c).

On the following Payment Date (or such Payment Date, as the case may be), the Trustee shall withdraw such amount from the Series 2011-1 Accrued Interest Account for distribution to the Master Servicer, the Back-Up Servicer, the Back-Up Disposition Agent, and/or such other appropriate parties as applicable.  If an Insolvency Period shall be continuing on any Payment Date during the Series 2011-1 Rapid Amortization Period or if such Payment Date is on or after the Series 2011-1 Final Maturity Date and, in any such case, the amount on deposit in the Series 2011-1 Accrued Interest Account is insufficient to pay the amount described in the second preceding sentence owing to any successor Master Servicer, the Back-Up Servicer, the Back-Up Disposition Agent and/or such other parties, as the case may be, the Trustee shall withdraw from funds on deposit in the Series 2011-1 Cash Liquidity Account, if any, an amount equal to the lesser of (i) the amount of such insufficiency and (ii) the amount then on deposit in the Series 2011-1 Cash Liquidity Account, if any, and shall remit such amount, as well as any amount available in the Series 2011-1 Accrued Interest Account, pro rata, to any such successor Master Servicer for payment to itself, the Back-Up Servicer and/or the Back-Up Disposition Agent, as applicable.

Section 4.9 Payment of Note Interest.

All payments made pursuant to this Section 4.9 will be made in accordance with the written instructions of the Master Servicer.  On each Payment Date:

(a)           to the extent any Series 2011-1 Monthly Interest Shortfall exists after the deposits required pursuant to Section 4.8 of this Supplement have been made, and if and only if an Insolvency Period or Liquidation Period shall be continuing (or if such Payment Date is on or after the Series 2011-1 Final Maturity Date), the Master Servicer shall instruct the Paying Agent to withdraw from funds on deposit in the Series 2011-1 Cash Liquidity Account, if any, an amount equal to the lesser of (A) the amount on deposit in the Series 2011-1 Cash Liquidity Account, if any, on such Payment Date (after giving effect to any withdrawals therefrom required on such Payment Date by Sections 4.18(a)), and (B) the remaining amount of the Series 2011-1 Monthly Interest Shortfall, and deposit such amount in the Series 2011-1 Distribution Account to pay first, the Class A Accrued Interest Amount to each of the Class A Noteholders and second, the Class B Accrued Interest Amount to each of the Class B Noteholders, to remit to the Issuer for payment of legal fees in accordance with Section 4.8(b) and to pay the Master Servicer, the Back-Up Disposition Agent, the Back-Up Servicer and any other applicable parties pursuant to Section 4.8(c)(iv) (including the Trustee, if applicable) all in accordance with the priorities set forth in Section 4.8;

(b)           to the extent any Series 2011-1 Monthly Interest Shortfall exists after the deposits required pursuant to Section 4.8 of this Supplement and, if applicable, clause (a) of this Section 4.9 have been made, the Master Servicer shall instruct the Paying Agent to withdraw from funds on deposit in the Series 2011-1 Excess Funding Account, an amount equal to the lesser of (A) the amount on deposit in the Series 2011-1 Excess Funding Account in excess of the Substitute Group VIII Exchanged Vehicle Proceeds Amount, if any, on such Payment Date and the Series 2011-1 Cash Liquidity Amount, if any, on such Payment Date in an amount not to exceed the Series 2011-1 Available Subordinated Amount at such time, and (B) the remaining amount of the Series 2011-1 Monthly Interest Shortfall, and deposit such amount in the Series 2011-1 Distribution Account to pay the Series 2011-1 Interest Amount to the extent payable to each of the Series 2011-1 Noteholders, to remit to the Issuer for payment of legal fees in accordance with Section 4.8(b) and to pay the Master Servicer, the Back-Up Disposition Agent, the Back-Up Servicer and any other applicable parties pursuant to Section 4.8(c)(iv) (including the Trustee, if applicable) all in accordance with the priorities set forth in Section 4.8; and

(c)           to the extent any such Series 2011-1 Monthly Interest Shortfall remains after the deposits required pursuant to clauses (a) and (b) of this Section 4.9 have been made, if amounts have been drawn on the Series 2011-1 Letter of Credit and deposited into the Series 2011-1 Collection Account pursuant to Section 4.18 of this Supplement, the Master Servicer shall instruct the Paying Agent to withdraw from the Series 2011-1 Collection Account on such Payment Date the lesser of (A) the amount on deposit in the Series 2011-1 Collection Account representing such amount drawn on the Series 2011-1 Letter of Credit and (B) the amount of the remaining Series 2011-1 Monthly Interest Shortfall and deposit such amount in the Series 2011-1 Distribution Account to pay the Series 2011-1 Interest Amount to the extent payable to each of the Series 2011-1 Noteholders, to remit to the Issuer for payment of legal fees in accordance with Section 4.8(b) and to pay the Master Servicer, the Back-Up Disposition Agent, the Back-Up Servicer and any other applicable parties pursuant to Section 4.8(c)(iv)

(including the Trustee, if applicable) all in accordance with the priorities set forth in Section 4.8.  On each Payment Date the Paying Agent shall, in accordance with the Master Servicer’s most recent Monthly Certificate, pay from the Series 2011-1 Distribution Account the portion of the Series 2011-1 Interest Amount deposited in the Series 2011-1 Distribution Account for the payment of first, to the Class A Noteholders, an amount equal to the Class A Accrued Interest Amount for such Payment Date and second, to the Class B Noteholders, an amount equal to the Class B Accrued Interest Amount for such Payment Date, pursuant to Section 4.8 of this Supplement and this Section 4.9.

Section 4.10 Payment of Note Principal.  All payments made pursuant to this Section 4.10 will be made in accordance with the written instructions of the Master Servicer.

(a) Commencing on the second Determination Date after the commencement of the Series 2011-1 Controlled Amortization Period, the Master Servicer shall instruct the Trustee as to the following:

(i) the Series 2011-1 Controlled Distribution Amount for the Series 2011-1 Amortization Principal Collection Period, (ii) the amount allocated to the Series 2011-1 Notes during such Series 2011-1 Amortization Principal Collection Period pursuant to Section 4.7(b)(i)(C) of this Supplement, as applicable, and (iii) the amount, if any, by which the amount in clause (i) above exceeds the amount in clause (ii) above (the amount of such excess the “Series 2011-1 Controlled Distribution Amount Deficiency”); and

(b) Commencing on the second Payment Date after the commencement of the Series 2011-1 Controlled Amortization Period:

(i) the Trustee shall, in respect of the Series 2011-1 Notes, withdraw from the Series 2011-1 Collection Account an amount equal to the lesser of the amounts specified in clauses (i) and (ii) of Section 4.10(a) of this Supplement, and deposit such amount in the Series 2011-1 Distribution Account to be paid, first, to the Class A Noteholders from the Series 2011-1 Distribution Account the amount deposited therein on account of payment of principal, up to the applicable Class A Controlled Distribution Amount until such Class A Controlled Distribution Amount has been paid in full, and second, to the Class B Noteholders from the Series 2011-1 Distribution Account the amount deposited therein on account of payment of principal that is remaining after payment of the Class A Controlled Distribution Amount, up to the applicable Class B Controlled Distribution Amount;

(ii) to the extent any Series 2011-1 Controlled Distribution Amount Deficiency remains after application of the amounts specified in clause (i) of this subsection, the Trustee shall cause any Excess Amounts allocated pursuant to Section 4.7(d)(vi) to be paid first, to the Class A Noteholders on account of the applicable Class A Controlled Distribution Amount until such Class A Controlled Distribution Amount has been paid in full, and second, to the Class B Noteholders on account of the Class B Controlled Distribution Amount;

(iii) to the extent any Series 2011-1 Controlled Distribution Amount Deficiency remains after application of the amounts specified in clauses (i) and (ii) of this subsection, the Master Servicer shall instruct the Trustee to withdraw, from funds on deposit in the Series 2011-1 Excess Funding Account, an amount equal to the lesser of (x) the amount on deposit in the Series 2011-1 Excess Funding Account in excess of the Series 2011-1 Cash Liquidity Amount, if any, and the Substitute Group VIII Exchanged Vehicle Proceeds Amount, if any, on such Payment Date (after application of any amounts on deposit in the Series 2011-1 Excess Funding Account pursuant to Section 4.9 of this Supplement) and (y) the remaining amount of the Series 2011-1 Controlled Distribution Amount Deficiency and deposit such amounts in the Series 2011-1 Distribution Account to be paid, first, to the Class A Noteholders on account of the applicable Class A Controlled Distribution Amount until such Class A Controlled Distribution Amount has been paid in full, and second, to the Class B Noteholders on account of the applicable Class B Controlled Distribution Amount; and

(iv) to the extent any Series 2011-1 Controlled Distribution Amount Deficiency remains after application of the amounts specified in clauses (i) through (iii) of this subsection, if amounts have been drawn on the Series 2011-1 Letter of Credit and deposited into the Series 2011-1 Collection Account pursuant to Section 4.14 of this Supplement, or amounts have been claimed under the Demand Note or drawn under the Series 2011-1 Letter of Credit in respect thereof and deposited into the Series 2011-1 Collection Account pursuant to Section 4.15 of this Supplement, the Master Servicer shall instruct the Trustee to withdraw from the Series 2011-1 Collection Account on such Payment Date the lesser of (x) the amount on deposit in the Series 2011-1 Collection Account representing such draw on the Series 2011-1 Letter of Credit or payment under the Demand Note (in each case, after application of any portion thereof pursuant to Section 4.9 of this Supplement) and (y) the remaining amount of the Series 2011-1 Controlled Distribution Amount Deficiency, and deposit such amount in the Series 2011-1 Distribution Account to be paid first, to the Class A Noteholders on account of the applicable Class A Controlled Distribution Amount until such Class A Controlled Distribution Amount has been paid in full, and second, to the Class B Noteholders on account of the Class B Controlled Distribution Amount; provided, however, that on or after the Series 2011-1 Final Maturity Date for the Series 2011-1 Notes, the Trustee shall withdraw from the Series 2011-1 Collection Account, as provided above, an amount which is not greater than the Series 2011-1 Invested Amount as of such date.

(c) On each Payment Date to occur during the Series 2011-1 Rapid Amortization Period (if any):

(i) the Trustee shall withdraw from the Series 2011-1 Collection Account the amount allocated thereto pursuant to Section 4.7(c)(i)(B) of this Supplement and deposit such amounts in the Series 2011-1 Distribution Account to make principal payments, first, to the Class A Noteholders until the Class A Notes are paid in full and second, after the Class A Notes are paid in full, to the Class B Noteholders until the Class B Notes are paid in full;

(ii) to the extent any portion of the Series 2011-1 Invested Amount remains unpaid after application of the amounts specified in clause (i) above, the Trustee shall cause any Excess Amounts allocated pursuant to Section 4.7(d)(vii) to be paid, first, to the Class A Noteholders until the Class A Notes are paid in full and, second, after the Class A Notes are paid in full, to the Class B Noteholders until the Class B Notes are paid in full; provided that any Excess Amounts shall be applied on a pro rata basis with respect to each Group VIII Series of Notes with respect to which such a deficiency exists;

(iii) to the extent any portion of the Series 2011-1 Invested Amount remains unpaid after application of the amounts specified in clauses (i) and (ii), the Master Servicer shall instruct the Trustee to withdraw, from funds on deposit in the Series 2011-1 Excess Funding Account, an amount equal to the lesser of (x) the amount on deposit in the Series 2011-1 Excess Funding Account in excess of the Series 2011-1 Cash Liquidity Amount, if any, (or, on any date on or after the Series 2011-1 Final Maturity Date, the amount on deposit in the Series 2011-1 Excess Funding Account without the foregoing limitation after application of the Series 2011-1 Cash Liquidity Amount to pay the fees of any successor Master Servicer provided for in Section 4.8(c) of this Supplement, and interest in respect of the Series 2011-1 Notes as provided in Section 4.9(a)) and the Substitute Group VIII Exchanged Vehicle Proceeds Amount, if any, on such Payment Date (after application of any amounts pursuant to Section 4.9 of this Supplement), and (y) the unpaid portion of the Series 2011-1 Invested Amount and deposit such amount in the Series 2011-1 Distribution Account to make principal payments, first, to the Class A Noteholders until the Class A Notes are paid in full and second, to the Class B Noteholders until the Class B Notes are paid in full; and

(iv) to the extent any portion of the Series 2011-1 Invested Amount still remains unpaid after application of the amounts specified in clauses (i) through (iii) above, if amounts have been drawn on the Series 2011-1 Letter of Credit and deposited into the Series 2011-1 Collection Account pursuant to Section 4.14 of this Supplement or amounts have been claimed under the Demand Note or drawn under the Series 2011-1 Letter of Credit in respect thereof and deposited into the Series 2011-1 Collection Account pursuant to Section 4.15 of this Supplement, the Master Servicer shall instruct the Trustee to withdraw from the Series 2011-1 Collection Account on such Payment Date the least of (x) the amount on deposit in the Series 2011-1 Collection Account representing such draw on the Series 2011-1 Letter of Credit or payment under the Demand Note (in each case, after application of any portion thereof pursuant to Section 4.9 of this Supplement), (y) if during an Insolvency Period, the Permitted Principal Draw Amount on such date, and (z) the remaining portion of the Series 2011-1 Invested Amount over the amounts described in clauses (i) through (iii) above and deposit such amounts in the Series 2011-1 Distribution Account to make principal payments, first, to the Class A Noteholders until the Class A Notes are paid in full and second, after the Class A Notes are paid in full, to the Class B Noteholders until the Class B Notes are paid in full; provided, however, that on the Series 2011-1 Final Maturity Date for the Series 2011-1 Notes, the Trustee shall withdraw from the Series 2011-1 Collection Account, as provided above, an amount up to the Series 2011-1 Invested Amount as of such date.

(d) On each Payment Date occurring on or after the date a withdrawal is made pursuant to Sections 4.10(b) and (c) of this Supplement, the Paying Agent shall, in accordance with Section 5.1 of the Base Indenture and the Master Servicer’s most recent Monthly Certificate pay to the applicable Series 2011-1 Noteholders the lesser of the Series 2011-1 Invested Amount and the amount deposited in the Series 2011-1 Distribution Account for the payment of principal pursuant to Sections 4.10(b) and (c), as applicable, of this Supplement.

Section 4.11 Retained Distribution Account.  On each Payment Date, the Master Servicer shall instruct the Trustee in writing to instruct the Paying Agent to transfer to the Retained Distribution Account (established pursuant to Section 4.1(b) of the Base Indenture) (i) all funds which are in the Collection Account that have been allocated to the Retained Distribution Account as of such Payment Date and (ii) all funds that were previously allocated to the Retained Distribution Account but not transferred to the Retained Distribution Account.

Section 4.12 Series 2011-1 Distribution Account.

(a) Establishment of Series 2011-1 Distribution Account.  The Trustee shall establish and maintain in the name of the Trustee for the benefit of the Series 2011-1 Noteholders, or cause to be established and maintained, an account (the “Series 2011-1 Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2011-1 Noteholders.  The Series 2011-1 Distribution Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2011-1 Distribution Account.  If the Series 2011-1 Distribution Account is not maintained in accordance with the previous sentence, the Master Servicer shall establish a new Series 2011-1 Distribution Account, within ten (10) Business Days after obtaining knowledge of such fact, which complies with such sentence, and shall instruct the Trustee to transfer all cash and investments from the non-qualifying Series 2011-1 Distribution Account into the new Series 2011-1 Distribution Account.  Initially, the Series 2011-1 Distribution Account will be established with the Trustee.

(b) Administration of the Series 2011-1 Distribution Account.  The Master Servicer shall instruct the institution maintaining the Series 2011-1 Distribution Account in writing to invest funds on deposit in the Series 2011-1 Distribution Account at all times in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the Payment Date following the date on which such funds were received, unless any Permitted Investment held in the Series 2011-1 Distribution Account is held with the Trustee, in which case such investment may mature on such Payment Date provided that such funds shall be available for withdrawal on or prior to such Payment Date.  The Trustee shall hold, for the benefit of the Series 2011-1 Noteholders, possession of any negotiable instruments or securities evidencing the Permitted Investments from the time of purchase thereof until the time of maturity.

(c) Earnings from Series 2011-1 Distribution Account.  Subject to the restrictions set forth above, the Master Servicer shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Series 2011-1 Distribution Account.  All interest and earnings (net of losses and investment expenses) on funds on deposit in the Series 2011-1 Distribution Account shall be deemed to be on deposit and available for distribution.

(d) Series 2011-1 Distribution Account Constitutes Additional Collateral for Series 2011-1 Notes.  In order to secure and provide for the payment of the RCFC Obligations with respect to the Series 2011-1 Notes (but not the other Notes), RCFC hereby assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2011-1 Noteholders, all of RCFC’s right, title and interest in and to the following (whether now or hereafter existing and whether now owned or hereafter acquired):  (i) the Series 2011-1 Distribution Account; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2011-1 Distribution Account or the funds on deposit therein from time to time; (iv) all Permitted Investments made at any time and from time to time with monies in the Series 2011-1 Distribution Account; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (v) are referred to, collectively, as the “Series 2011-1 Distribution Account Collateral”).  The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2011-1 Distribution Account and in all proceeds thereof.  The Series 2011-1 Distribution Account Collateral shall be under the sole dominion and control of the Trustee, and the Paying Agent at the direction of the Trustee, in each case for the benefit of the Series 2011-1 Noteholders.

Section 4.13 The Master Servicer’s or the Back-Up Servicer’s Failure to Instruct the Trustee to Make a Deposit or Payment.  If the Master Servicer (or Back-Up Servicer on and after the Servicing Transfer Date) fails to give notice or instructions to make any payment from or deposit into the Group VIII Collection Account required to be given by the Master Servicer (or Back-Up Servicer on and after the Servicing Transfer Date), at the time specified in the Master Lease or any other Related Document (including applicable grace periods), and such failure is known by the Trustee, the Trustee shall make such payment or deposit into or from the Group VIII Collection Account without such notice or instruction from the Master Servicer (or Back-Up Servicer on and after the Servicing Transfer Date) if and to the extent that the Trustee has been furnished information adequate, in the sole discretion of the Trustee, to determine the amounts and beneficiaries of such payments.  Pursuant to the Master Lease, the Master Servicer (or Back-Up Servicer on and after the Servicing Transfer Date) has agreed that it shall, upon request of the Trustee, promptly provide the Trustee with all information necessary to allow the Trustee to make such a payment or deposit.

Section 4.14 Lease Payment Loss Draw on Series 2011-1 Letter of Credit.  (a)  At or before 10:00 a.m. (New York City time) on each Payment Date, the Master Servicer shall notify the Trustee pursuant to the Master Lease of the amount of any Series 2011-1 Lease Payment Losses that have been allocated to a drawing on the Series 2011-1 Letter of Credit, such notification to be in the form of Exhibit C to this Supplement.

(b) So long as the Series 2011-1 Letter of Credit shall not have been terminated, on any Payment Date that there are Series 2011-1 Lease Payment Losses allocated to making a drawing under the Series 2011-1 Letter of Credit pursuant to Sections 4.7(a)(iii)(A), 4.7(b)(iii)(A) or 4.7(c)(iii)(A), as applicable, of this Supplement, the Trustee shall, by 12:00 noon (New York City time) on such Payment Date, draw on the Series 2011-1 Letter of Credit by presenting a draft in an amount equal to the lesser of

(i) such Series 2011-1 Lease Payment Losses allocated to making a drawing under the Series 2011-1 Letter of Credit and (ii) the Available Draw Amount on such Payment Date, accompanied by a Certificate of Credit Demand.  The proceeds of such draw shall be allocated and deposited as soon as practicable in the Series 2011-1 Collection Account for further allocation to the Series 2011-1 Distribution Account in accordance with the instructions of the Master Servicer and pursuant to the terms of this Supplement; provided that, to the extent that on any Payment Date any proceeds of a draw on the Series 2011-1 Letter of Credit remain on deposit in the Series 2011-1 Collection Account or Series 2011-1 Distribution Account, after giving effect to all applications thereof pursuant to Section 4.10 on such Payment Date, the Master Servicer shall instruct the Trustee or Paying Agent to deposit such remaining proceeds into the Series 2011-1 Cash Liquidity Account.  The Master Servicer shall notify each Rating Agency of the amount of any draw on the Series 2011-1 Letter of Credit on account of Lease Payment Losses not later than five (5) Business Days after the date of such draw.

Section 4.15 Claim Under the Demand Note.

(a) On each Determination Date, the Master Servicer shall determine the aggregate amount, if any, of Vehicle Disposition Losses that have occurred during the Related Month.  In the event that the aggregate amount of such Vehicle Disposition Losses occurring during such Related Month exceeds the aggregate amount of Vehicle Disposition Recoveries received during such Related Month, the Master Servicer shall set forth the aggregate amount of such net Vehicle Disposition Losses in the Monthly Noteholders’ Statement, and the Trustee shall make the allocations as set forth in Sections 4.7(a)(ii)(A), 4.7(b)(ii)(A) and 4.7(c)(ii)(A), as applicable, of this Supplement.  If any amounts are allocated to a claim under the Demand Note pursuant to such Sections (any such amounts, “Demand Note Claim Amounts”), the Trustee shall prior to the next succeeding Payment Date transmit to the issuer of the Demand Note a demand for payment (each, a “Demand Notice”) under the Demand Note in the amount of the lesser of (x) the outstanding amount of such Demand Note and (y) the Demand Note Claim Amounts, in each case such payment to be made on or prior to the next succeeding Payment Date by deposit of funds into the Series 2011-1 Collection Account in the specified amount.

(b) If on any Payment Date with respect to which (x) a Demand Notice has been transmitted to the issuer of the Demand Note on the related Determination Date pursuant to Section 4.15(a) above and the Demand Note issuer shall have failed to deposit into the Series 2011-1 Collection Account the amount specified in such Demand Notice, on or prior to 10:00 a.m. (New York City time) on such Payment Date, (y) a Demand Notice for payment by the issuer of the Demand Note could be transmitted to the issuer of the Demand Note on the related Determination Date pursuant to Section 4.15(a) above, but has been prevented from being transmitted or, if so transmitted, the issuer of the Demand Note has been prevented from making any payment thereunder, as a result of the operation of any bankruptcy or insolvency law, or (z) a payment made by the issuer of the Demand Note under the Demand Note pursuant to Section 4.15(a) above has been avoided and recovered pursuant to Sections 547 and 550 of the Bankruptcy Code on or before such Payment Date, then, so long as the Series 2011-1 Letter of Credit shall not have been terminated, the Trustee shall, by 12:00 noon (New York City time) on the same Business Day, draw on the Series 2011-1 Letter of Credit by presenting a draft in an amount equal to the lesser of (1) the least of (i) that portion of the amount demanded under the Demand Note as specified in Section 4.15(a)

above that has not been deposited into the Series 2011-1 Collection Account as of 10:00 a.m. (New York City time) on such Payment Date, in the case of clause (x) above, (ii) the amount of the stayed demand for payment, in the case of clause (y) above, or (iii) the amount avoided and recovered, in the case of clause (z) above, and (2) the Available Draw Amount, in each case accompanied by a Certificate of Credit Demand.  The proceeds of such draw shall be deposited in the Series 2011-1 Collection Account for application pursuant to Section 4.10(b) or (c) of this Supplement, as applicable.  The Master Servicer shall notify each Rating Agency of the amount of any draw on the Series 2011-1 Letter of Credit on account of Demand Note Claim Amounts not later than five (5) Business Days after the date of such draw.

Section 4.16 Series 2011-1 Letter of Credit Termination Demand.

(a)  If prior to the date that is 30 days prior to the then scheduled Series 2011-1 Letter of Credit Expiration Date,

(i) the Series 2011-1 Letter of Credit shall not have been extended or there shall not have been appointed a successor institution to act as Series 2011-1 Letter of Credit Provider, and

(ii) the payments to be made by the Lessees under the Master Lease shall not have otherwise been credit enhanced with (A) the funding of the Series 2011-1 Cash Collateral Account with cash in the amount of the Series 2011-1 Letter of Credit Liquidity Amount or the funding of the Series 2011-1 Cash Liquidity Account in an amount sufficient to meet the conditions of Section 5.1(b), (B) other cash collateral accounts, overcollateralization or subordinated securities or (C) with the consent of the Series 2011-1 Required Noteholders, a Surety Bond or other similar arrangements; provided, however, that

(A) any such successor institution or other form of substitute credit enhancement referred to in the foregoing clauses (B) and (C) shall be approved by each Rating Agency; and

(B) any such successor institution or other form of substitute credit enhancement referred to in the foregoing clauses (i) or (ii)(C) shall, if the short-term debt credit ratings with respect to such substitute credit enhancement, if applicable, are less than “P-1” or the equivalent from Moody’s and, if rated by DBRS, the equivalent rating from DBRS, be approved by the Series 2011-1 Required Noteholders;

then the Master Servicer shall notify the Trustee in writing pursuant to the Master Lease no later than one Business Day prior to the Series 2011-1 Letter of Credit Expiration Date of (x) the Series 2011-1 Invested Amount on such date, and (y) the amount available to be drawn on the Series 2011-1 Letter of Credit on such date.  Upon receipt of such notice by the Trustee on or prior to 10:00 a.m. (New York City time) on any Business Day, the Trustee shall, by 12:00 noon (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:00 a.m. (New York City time), by 12:00 noon (New York City time) on the next following Business Day), draw the lesser of the amounts set forth in clauses (x) and (y) of this Section 4.16(a) on the Series 2011-1 Letter of Credit by presenting a draft accompanied by a Certificate of Termination Demand and shall deposit the proceeds of the disbursement resulting therefrom in a special deposit account established pursuant to Section 4.17 below (the “Series 2011-1 Cash Collateral Account”).

(b) The Master Servicer shall notify the Trustee in writing pursuant to the Master Lease and each Rating Agency within one Business Day of the Master Servicer’s becoming aware that the short-term debt credit rating of the Series 2011-1 Letter of Credit Provider has fallen below “P-1” from Moody’s and, if rated by DBRS, the equivalent rating from DBRS.  At such time the Master Servicer shall also notify the Trustee of (i) the Series 2011-1 Invested Amount on such date, and (ii) the Series 2011-1 Letter of Credit Liquidity Amount on such date.  Upon the 30th Business Day following receipt of such notice by the Trustee if the condition described in the first sentence of this Section 4.16(b) shall remain in effect on or prior to 10:00 a.m. (New York City time) on such Business Day, unless the Master Servicer shall have obtained a new letter of credit, substantially in the form of the Series 2011-1 Letter of Credit and provided by an entity with short-term debt credit ratings of at least “P-1” from Moody’s and, if rated by DBRS, the equivalent rating from DBRS, or the Master Servicer shall have otherwise arranged for substitute enhancement in accordance with Section 4.16(a)(ii), the Trustee shall, by 12:00 noon (New York City time) on such 30th Business Day, draw on the Series 2011-1 Letter of Credit in an amount equal to the lesser of the Series 2011-1 Invested Amount on such Business Day and the amount available to be drawn on the Series 2011-1 Letter of Credit on such Business Day by presenting a draft accompanied by a Certificate of Termination Demand and shall deposit the proceeds of the disbursement resulting therefrom in the Series 2011-1 Cash Collateral Account.  The Master Servicer shall notify the Trustee prior to 10:00 a.m. (New York City time) on such 30th Business Day if either (i) the Series 2011-1 Invested Amount on such date or (ii) the Series 2011-1 Letter of Credit Liquidity Amount on such date is different than the amounts previously reported.

Section 4.17 The Series 2011-1 Cash Collateral Account.  (a)  Upon receipt of notice of a draw on the Series 2011-1 Letter of Credit pursuant to Section 4.16, the Trustee shall establish and maintain in the name of the Trustee for the benefit of the Series 2011-1 Noteholders, or cause to be established and maintained, the Series 2011-1 Cash Collateral Account bearing a designation clearly indicating that the funds deposited therein are held for the Series 2011-1 Noteholders.  The Series 2011-1 Cash Collateral Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2011-1 Cash Collateral Account.  If the Series 2011-1 Cash Collateral Account is not maintained in accordance with the prior sentence, then within ten (10) Business Days after obtaining knowledge of such fact, the Master Servicer shall establish a new Series 2011-1 Cash Collateral Account which complies with such sentence and shall instruct the Trustee in writing to transfer (and the Trustee shall so transfer) into the new Series 2011-1 Cash Collateral Account all cash and investments from the non-qualifying Series 2011-1 Cash Collateral Account.  When established, the Series 2011-1 Cash Collateral Account is intended to function in all respects as the replacement for, and the equivalent of, the Series 2011-1 Letter of Credit.  Accordingly, following its creation, each reference in this Series Supplement to a draw on the Series 2011-1 Letter of Credit shall refer to withdrawals from the Series 2011-1 Cash Collateral Account and references to similar terms shall mean and be a reference to actions taken with respect to the Series 2011-1 Cash Collateral Account that correspond to actions that otherwise would have been taken with respect to the Series 2011-1 Letter of Credit.

Without limiting the generality of the foregoing, upon funding of the Series 2011-1 Cash Collateral Account, the Trustee shall, at all times when the Trustee is otherwise required to make a draw under the Series 2011-1 Letter of Credit pursuant to Section 4.14 or 4.15 of this Supplement, make a withdrawal from the Series 2011-1 Cash Collateral Account in the amount and at such time as a draw would be made under the Series 2011-1 Letter of Credit pursuant to Section 4.14 or 4.15 of this Supplement.  The Trustee shall provide written notice to DTAG of any withdrawal from the Series 2011-1 Cash Collateral Account pursuant to Section 4.14 or 4.15 of this Supplement.

(b) In order to secure and provide for the payment of the RCFC Obligations with respect to the Series 2011-1 Notes (but not any other Series of Notes), RCFC hereby assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2011-1 Noteholders, all of RCFC’s right, title and interest in and to the following (whether now or hereafter existing and whether now owned or hereafter acquired):  (i) the Series 2011-1 Cash Collateral Account; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2011-1 Cash Collateral Account or the funds on deposit therein from time to time; (iv) all Permitted Investments made at any time and from time to time with the monies in the Series 2011-1 Cash Collateral Account; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash.  The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2011-1 Cash Collateral Account and in all proceeds thereof.  The Series 2011-1 Cash Collateral Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 2011-1 Noteholders and the Series 2011-1 Letter of Credit Provider, as their interests appear herein, which interest in the case of the Series 2011-1 Letter of Credit Provider shall be subject and subordinate to the interests of the holders of Series 2011-1 Notes as provided herein.

(c) Funds on deposit in the Series 2011-1 Cash Collateral Account shall, at the written direction of the Master Servicer, be invested by the Trustee in Permitted Investments.  Funds on deposit in the Series 2011-1 Cash Collateral Account on any Payment Date, after giving effect to any deposits to or withdrawals from the Series 2011-1 Cash Collateral Account on such Payment Date, shall be invested in Permitted Investments that will mature at such time that such funds will be available for withdrawal on or prior to the following Payment Date.  The proceeds of any such investment, to the extent not distributed on such Payment Date, shall be invested in Permitted Investments that will mature at such time that such funds will be available for withdrawal on or prior to the Payment Date immediately following the date of such investment.  The Trustee shall maintain for the benefit of the Series 2011-1 Noteholders and the Series 2011-1 Letter of Credit Provider as their interests appear herein, which interest in the case of the Series 2011-1 Letter of Credit Provider shall be subject and subordinate to the interests of the holders of the Series 2011-1 Notes as provided herein, possession of the negotiable instruments or securities evidencing the Permitted Investments from the time of purchase thereof until the time of sale or maturity.  On each Payment Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Payment Date on funds on deposit in the Series 2011-1 Cash Collateral Account shall be paid, to the Series 2011-1 Letter of Credit Provider to the extent of any unreimbursed draws on the Series 2011-1 Letter of Credit.

Subject to the restrictions set forth above, the Master Servicer or a Person designated in writing by the Master Servicer with written notification thereof to the Trustee shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Series 2011-1 Cash Collateral Account.  For purposes of determining the availability of funds or the balances in the Series 2011-1 Cash Collateral Account for any reason under the Indenture, all investment earnings on such funds shall be deemed not to be available or on deposit.

(d) Series 2011-1 Cash Collateral Account Surplus.  If the Series 2011-1 Cash Collateral Account Surplus on any Payment Date, after giving effect to all withdrawals from the Series 2011-1 Cash Collateral Account, is greater than zero, the Trustee, acting in accordance with the written instructions of the Master Servicer, shall withdraw from the Series 2011-1 Cash Collateral Account an amount equal to the Series 2011-1 Cash Collateral Account Surplus and shall pay from such amount to the Series 2011-1 Letter of Credit Provider, an amount equal to the amount of unreimbursed draws under the Series 2011-1 Letter of Credit or, to the extent such draws have been reimbursed, to the Series 2011-1 Collection Account.

(e) Termination of Series 2011-1 Cash Collateral Account.  Upon the later to occur of (i) the termination of the Indenture pursuant to Section 10.1 of the Base Indenture and (ii) the Business Day immediately following the Series 2011-1 Letter of Credit Expiration Date, the Trustee, acting in accordance with the written instructions of the Master Servicer, after the prior payment of all amounts owing to the Series 2011-1 Noteholders and payable from the Series 2011-1 Cash Collateral Account as provided herein, shall withdraw from the Series 2011-1 Cash Collateral Account all amounts on deposit therein and shall pay from such amounts to the Series 2011-1 Letter of Credit Provider an amount equal to the amount of unreimbursed draws on the Series 2011-1 Letter of Credit or, to the extent such draws have been reimbursed, to the Series 2011-1 Collection Account.

Section 4.18 Application of Series 2011-1 Cash Liquidity Amount; Restrictions on Amounts Drawn Under Series 2011-1 Letter of Credit.

(a) Application of Series 2011-1 Cash Liquidity Amount.  Notwithstanding anything to the contrary contained herein or in any other Related Document, funds in an amount not less than the Series 2011-1 Cash Liquidity Amount shall at all times, except as specified in this Section 4.18, be retained in the Series 2011-1 Cash Liquidity Account; provided, however, that upon the occurrence of the Insolvency Period Commencement Date and during the continuance of the related Insolvency Period (or on any date on or after the Series 2011-1 Final Maturity Date), funds that have been retained in the Series 2011-1 Cash Liquidity Account pursuant to this Section 4.18(a) may be used as provided in this Section 4.18 to pay the following amounts in the following order of priority:  the fees of any successor Master Servicer, or the Back-Up Servicer and Back-Up Disposition Agent, as the case may be, and any other amounts payable under and as provided for in Section 4.8(c) of this Supplement, and interest in respect of the Series 2011-1 Notes as provided in Section 4.9(a), in each case then due and payable, pursuant to the Base Indenture as supplemented by this Supplement, in respect of the Series 2011-1 Notes; provided, further that, on any date on or after the Series 2011-1 Final Maturity Date, funds that have been retained in the Series 2011-1 Cash Liquidity Account pursuant to this Section 4.18(a) may also be used to pay the Series 2011-1 Invested Amount after payment of the foregoing amounts as set forth in Section 4.10(c)(iii).

(b) Allocation of Certain Amounts to Series 2011-1 Cash Liquidity Account.  Notwithstanding anything to the contrary set forth in this Supplement, for the period beginning on the date of the occurrence of any Event of Bankruptcy with respect to DTAG or any Lessee (without giving effect to any grace period granted in the definition thereof) (an “Insolvency Period Commencement Date”) and ending on the earlier of (x) the date that is nine months after the Insolvency Period Commencement Date and (y) the date on which the underlying case, application or petition with respect to such Event of Bankruptcy is withdrawn or dismissed or any stay thereunder in respect of the Trustee is lifted (any such period, an “Insolvency Period”), all Disposition Proceeds, Repurchase Payments, Incentive Payments and Guaranteed Payments received by RCFC or the Trustee (including by deposit into the Series 2011-1 Collection Account) during such period constituting any portion of the Series 2011-1 Principal Allocation, in an aggregate amount not to exceed the Insolvency Event Reallocated Amount, shall be deposited into the Series 2011-1 Cash Liquidity Account and allocated and distributed solely as amounts on deposit in the Series 2011-1 Cash Liquidity Account are allocated pursuant to this Supplement.  Upon the expiration of such Insolvency Period, Disposition Proceeds, Repurchase Payments, Guaranteed Payments and Incentive Payments shall be allocated and distributed in accordance with this Article 4 (exclusive of this Section 4.18(b)).

(c)           Calculation of Permitted Principal Draw Amount and Accumulated Principal Draw Amount.  Upon the occurrence of any Insolvency Period Commencement Date, the Master Servicer shall calculate the Permitted Principal Draw Amount as of such Insolvency Period Commencement Date, and thereafter, on each Business Day, and following each draw under the Series 2011-1 Letter of Credit, until the termination of the related Insolvency Period, the Master Servicer shall calculate the Permitted Principal Draw Amount then in effect, and shall inform the Trustee of any change in such amount.  Following each draw on the Series 2011-1 Letter of Credit during any Insolvency Period, the Master Servicer shall calculate the Accumulated Principal Draw Amount after giving effect to such draw, and shall promptly inform the Trustee of such amount.

(d)           Funding of Cash Liquidity Account.  On each Series 2011-1 Deposit Date during an Insolvency Period, the Trustee shall deposit into the Series 2011-1 Cash Liquidity Account any Collections that are required to be deposited therein pursuant to Article 4 of this Supplement, and shall at all times when required by this Supplement make withdrawals from the Series 2011-1 Cash Liquidity Account in the amounts and at times required under Article 4 of this Supplement.

Section 4.19 [Reserved].

Section 4.20 Exchange of Vehicles.  On any date on which RCFC disposes of a Group VIII Vehicle to the Qualified Intermediary as a Group VIII Exchanged Vehicle, RCFC shall either:

(i) designate and direct the Trustee to transfer amounts in respect of the Substitute Group VIII Exchanged Vehicle Proceeds equal to the Net Book Value as of such date of such Group VIII Exchanged Vehicle to the Group VIII Collection Account and treat such amounts as Disposition Proceeds of such Group VIII Exchanged Vehicle;

(ii) designate on such date an increase in the Exchange Agreement Group VIII Rights Value equal to the Exchange Proceeds of such Group VIII Exchanged Vehicle and to the extent such increase in the Exchange Agreement Group VIII Rights Value is more or less than the Net Book Value of such Group VIII Exchanged Vehicle, treat the difference as a Vehicle Disposition Recovery or a Vehicle Disposition Loss, as applicable, hereunder; or

(iii) substitute one or more Group VIII Replacement Vehicles having an aggregate Net Book Value at least equal to the Exchange Proceeds of such Group VIII Exchanged Vehicle to substitute for such Group VIII Exchanged Vehicle as Group VIII Collateral and Group VIII Vehicles for purposes of the Related Documents and to the extent the Exchange Proceeds are more or less than the Net Book Value of such Group VIII Exchanged Vehicles, treat the difference as a Vehicle Disposition Recovery or a Vehicle Disposition Loss, as applicable, hereunder.

RCFC shall provide written instruction to the Trustee and Master Collateral Agent upon tender of a Group VIII Exchanged Vehicle to a Qualified Intermediary with respect to the designations, substitutions and transfers set forth in this Section.

Section 4.21 Deficiencies in Payments.  Notwithstanding anything in this Supplement or the Base Indenture to the contrary, (i) any deficiency in payment to the Series 2011-1 Noteholders of the full Series 2011-1 Invested Amount of the Series 2011-1 Notes and any accrued and unpaid interest thereon shall remain due and shall be payable on the Series 2011-1 Final Maturity Date and thereafter to the Series 2011-1 Noteholders to the extent of recoveries, proceeds and other assets of RCFC allocable at any such time to the Series 2011-1 Notes, and (ii) any such deficiency in such full Series 2011-1 Invested Amount and accrued unpaid interest thereon shall be paid before any distribution in such period of any amounts in respect of the Retained Interest.  The Series 2011-1 Invested Amount shall be due and payable in full on the Series 2011-1 Final Maturity Date.

Section 4.22 Appointment of Trustee to Hold Letter of Credit.  The Trustee agrees to hold the Series 2011-1 Letter of Credit and to make draws thereon pursuant to the terms of the Series 2011-1 Letter of Credit and this Supplement.  The Trustee shall promptly follow the written instructions of the Master Servicer to make a claim under the Series 2011-1 Letter of Credit or withdrawal from the Series 2011-1 Cash Collateral Account.  The Trustee hereby acknowledges and agrees to perform the duties set forth in Sections 2.1(a), 2.1(e), 2.1(f), 2.3(a) and 2.3(c) of the Enhancement Letter of Credit Application and Agreement.

ARTICLE 5.
AMORTIZATION EVENTS

Section 5.1 Series 2011-1 Amortization Events.  In addition to the Amortization Events set forth in Section 8.1 of the Base Indenture and as modified as set forth below, the following shall, subject to the following paragraph, be Amortization Events with respect to the Series 2011-1 Notes (without notice or other action on the part of the Trustee or any Series 2011-1 Noteholders):

(a)    a Series 2011-1 Enhancement Deficiency shall occur and continue for at least three Business Days after the Master Servicer obtains actual knowledge thereof;

(b)    the Series 2011-1 Letter of Credit shall not be in full force and effect and no substitute credit enhancement acceptable to the Series 2011-1 Required Noteholders or otherwise complying with Section 4.16(a)(ii) shall have been obtained, within two Business Days (other than where the Series 2011-1 Letter of Credit has expired in accordance with its terms) of such event, unless (i) (x) the inclusion of the Series 2011-1 Letter of Credit Amount in the Series 2011-1 Enhancement Amount is not necessary for the Series 2011-1 Enhancement Amount to equal or exceed the Series 2011-1 Minimum Enhancement Amount and (y) the inclusion of the Series 2011-1 Letter of Credit Liquidity Amount in the Series 2011-1 Liquidity Amount is not necessary for the Series 2011-1 Liquidity Amount to equal or exceed the Series 2011-1 Minimum Liquidity Amount, or (ii) the Series 2011-1 Cash Collateral Account shall theretofore have been funded to the full extent required under Section 4.17(a);

(c)    (i)  if all or a portion of the Series 2011-1 Cash Liquidity Amount is in the Series 2011-1 Excess Funding Account, the Series 2011-1 Excess Funding Account shall be subject to an injunction, estoppel or other stay or a lien (other than the lien of the Trustee under the Indenture) or (ii) from and after the funding of the Series 2011-1 Cash Collateral Account pursuant to Section 4.16 or 4.17, the Series 2011-1 Cash Collateral Account shall be subject to an injunction, estoppel or other stay or a Lien (other than the Lien of the Trustee under the Indenture), in each case for a period of more than two Business Days;

(d)    an Event of Bankruptcy shall have occurred with respect to the Series 2011-1 Letter of Credit Provider or the Series 2011-1 Letter of Credit Provider repudiates the Series 2011-1 Letter of Credit or refuses to honor a proper draw thereon in accordance with the terms thereof, and no substitute credit enhancement acceptable to the Series 2011-1 Required Noteholders or otherwise complying with

Section 4.16(a)(ii) shall have been obtained, within two Business Days, unless (i) (x) the inclusion of the Series 2011-1 Letter of Credit Amount in the Series 2011-1 Enhancement Amount is not necessary for the Series 2011-1 Enhancement Amount to equal or exceed the Series 2011-1 Minimum Enhancement Amount and (y) the inclusion of the Series 2011-1 Letter of Credit Liquidity Amount in the Series 2011-1 Liquidity Amount is not necessary for the Series 2011-1 Liquidity Amount to equal or exceed the Series 2011-1 Minimum Liquidity Amount, or (ii) the Series 2011-1 Cash Collateral Account shall theretofore have been funded to the full extent required under Section 4.17(a);

(e)    except to the extent otherwise permitted under the Indenture or any Related Document, any of the Related Documents or any material portion thereof shall not be in full force and effect, or enforceable, in accordance with its terms or RCFC, DTAG (including in its capacity as Master Servicer), or DTG Operations (including in its capacity as a Servicer) or any successor to DTG Operations in its capacity as Servicer shall so assert in writing;

(f)    all principal and accrued interest in respect of the Series 2011-1 Notes shall not be paid in full on or before the Series 2011-1 Expected Final Payment Date;

(g)    a Lease Event of Default shall have occurred and be continuing under the Master Lease;

(h)    the Series 2011-1 Minimum Liquidity Amount shall exceed the Series 2011-1 Liquidity Amount for a period of five Business Days;

(i)    an Asset Amount Deficiency shall have occurred and be continuing for a period of three Business Days after the Master Servicer obtains actual knowledge thereof;

(j)    the occurrence of a Servicer Default;

(k)    RCFC fails to comply with any of its other agreements or covenants in, or provisions of, the Series 2011-1 Notes, the Base Indenture, this Series Supplement, any other Related Document, the Back-Up Disposition Agreement or the Back-Up Servicing Agreement and the failure to so comply materially and adversely affects the interests of the Series 2011-1 Noteholders and continues to materially and adversely affect the interests of the Series 2011-1 Noteholders for a period of thirty days after the earlier of (i) the date on which RCFC obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to RCFC by the Trustee or to RCFC and the Trustee by the Required Controlling Class Series 2011-1 Noteholders; or

(l)    any representation made by RCFC in the Base Indenture, this Series Supplement, any other Related Document, the Back-Up Disposition Agreement or the Back-Up Servicing Agreement is false in any material respect (or to the extent such representation is qualified by materiality, is false) and such false representation materially and adversely affects the interests of the Series 2011-1 Noteholders and the circumstance or condition giving rise to such false representation is not cured for a period of thirty days after the earlier of

(i) the date on which RCFC obtains knowledge thereof or (ii) the date that written notice thereof is given to RCFC by the Trustee or to RCFC and the Trustee by the Required Controlling Class Series 2011-1 Noteholders.

In the case of any of the events described in clauses (a) through (f), (g) (with respect solely to the occurrence of the Lease Events of Default described in Sections 17.1.1(i), 17.1.2, and 17.1.5 of the Master Lease), (h), (i) and (j) (solely with respect to a Servicer Default described in clauses (ii) and (iii) of the definition of Servicer Default) above, an Amortization Event shall be deemed to have occurred with respect to the Series 2011-1 Notes, after the grace period described therein, immediately without notice or other action on the part of the Trustee or the Series 2011-1 Noteholders.  In the case of any event described in clauses (g) (solely with respect to the Lease Events of Default not described in the immediately preceding sentence), (j) (solely with respect to a Servicer Default not described in the immediately preceding sentence), (k) and (l) above, an Amortization Event shall be deemed to have occurred with respect to the Series 2011-1 Notes only if, after any applicable grace period described in such clauses, either the Trustee, by written notice to RCFC, or the Required Controlling Class Series 2011-1 Noteholders, by written notice to RCFC, the Trustee and the Series 2011-1 Noteholders, declare that, as of the date of such notice, an Amortization Event has occurred.

Section 5.2 Waiver of Past Events.  Subject to Section 11.2 of the Base Indenture, Series 2011-1 Noteholders holding 100% of the Series 2011-1 Invested Amount may, by written notice to the Trustee, waive any existing Potential Amortization Event or Amortization Event; provided, however, that notwithstanding the foregoing, the Required Controlling Class Series 2011-1 Noteholders may, by written notice to the Trustee, waive an Amortization Event described in Section 5.1 (g) (other than in respect of a Lease Event of Default described in the first sentence of the last paragraph of Section 5.1), Section 5.1(j) (other than in respect of a Servicer Default described in the first sentence of the last paragraph of Section 5.1) Section 5.1(k) or Section 5.1(l) above or a Potential Amortization Event relating thereto (other than, in the case of Section 5.1(k), with respect to any agreement, covenant or provision in the Series 2011-1 Notes, the Indenture or any other Related Document the amendment or modification of which requires the consent of a greater percentage of Noteholders, or of each affected Noteholder, or which otherwise prohibits the Issuer from taking action without the consent of such greater percentage of Noteholders and/or of each affected Noteholder, as the case may be, in which case such Amortization Event under Section 5.1(k) above may be waived by such requisite Series 2011-1 Noteholders).  A Limited Liquidation Event of Default or potential Limited Liquidation Event of Default may be waived at any time by the Series 2011-1 Required Noteholders.  The Trustee shall promptly notify each Rating Agency upon any such waiver of a Potential Amortization Event or Amortization Event.

Section 5.3 Rights of the Trustee upon Amortization Event or Certain Events of Default.  Section 8.2(c) of the Base Indenture shall be read in its entirety as provided in the Base Indenture, provided that for purposes of the Series 2011-1 Notes and this Supplement and any other Group VIII Series of Notes, the first sentence of Section 8.2(c) of the Base Indenture shall be modified as permitted by Section 11.1 of the Base Indenture and shall read as follows:

“If a Liquidation Event of Default or a Limited Liquidation Event of Default shall have occurred and be continuing with respect to a Group, the Trustee may, and at the written direction of the Required Beneficiaries of the related Group (in the case of a Liquidation Event of Default) or at the written direction of the Required Noteholders with respect to the affected Series of Notes of such Group (in the case of a Limited Liquidation Event of Default) shall, direct RCFC and/or the Master Collateral Agent to exercise (and RCFC agrees to exercise) all its rights, remedies, powers, privileges and claims with respect to the Collateral and Master Collateral.”

Section 5.4 Servicer Default.           Upon the occurrence of a Servicer Default, the Trustee, with respect to a Servicer Default described in clauses (ii) or (iii) of the definition of Servicer Default, shall and, with respect to a Servicer Default described in clauses (i) or (iv) of the definition of Servicer Default, upon the direction of the Required Beneficiaries, shall, in each case (i) provide to the Back-Up Servicer the notice required under the Back-Up Servicing Agreement to direct the Back-Up Servicer to commence the Back-up Servicing Obligations (as defined in the Back-Up Servicing Agreement), (ii) provide the Back-Up Disposition Agent the notice required under the Back-Up Disposition Agent Agreement to direct the Back-Up Disposition Agent to commence the duties set out in Exhibit A to the Back-Up Disposition Agent Agreement under the heading “Duties after the Action Notice Effective Date” with respect to the Master Lease and related Vehicles leased thereunder, and (iii) take any other actions necessary to transfer the servicing obligations of the Master Servicer and each Servicer, in each case with respect to the duties and obligations of the Master Servicer and Servicers with respect to the Group VIII Series of Notes expressly required to be assumed by the Back-Up Disposition Agent and Back-Up Servicer pursuant to such agreements.

ARTICLE 6.
COVENANTS

Section 6.1 Series 2011-1 Minimum Subordinated Amount.  RCFC shall maintain the Series 2011-1 Available Subordinated Amount in an amount greater than or equal to the Series 2011-1 Minimum Subordinated Amount.

Section 6.2 Series 2011-1 Minimum Letter of Credit Amount.  RCFC shall maintain the Series 2011-1 Letter of Credit Amount (or such other substitute credit enhancement acceptable to the Series 2011-1 Required Noteholders or otherwise complying with Section 4.16(a)(ii)) in an amount greater than or equal to the Series 2011-1 Minimum Letter of Credit Amount.

Section 6.3 Financed Vehicles.  RCFC shall not lease any Financed Vehicles under the Financing Lease without the prior written consent of the Required Beneficiaries in respect of the Group VIII Series of Notes, each applicable Enhancement Provider with respect to each Group VIII Series of Notes and each Rating Agency and any other rating agency rating any other Group VIII Series of Notes (which consent of the Rating Agency and any other rating agency rating any other Group VIII Series of Notes may be evidenced by a written confirmation by such Rating Agency and any other rating agency rating any other Group VIII Series of Notes that the leasing of such Financed Vehicles by RCFC under the Financing Lease will not result in the reduction or withdrawal of the then-current ratings on each outstanding Group VIII Series of Notes).

Section 6.4 Fleet Mix.  RCFC shall, in order to cause the mix of Group VIII Vehicles to be representative of its overall fleet mix , maintain the concentration of Group VIII Vehicles manufactured by a specific Manufacturer (based on Net Book Value) such that it will not exceed by more than 5 percentage points, on aggregate basis, the Net Book Value of all vehicles manufactured by such Manufacturer then held in its fleet.

Section 6.5 Purchase Price. RCFC shall not permit the aggregate Capitalized Cost for all Group VIII Vehicles that are not subject to a Vehicle Disposition Program at the time of purchase thereof to exceed 85% of the aggregate MSRP (Manufacturer Suggested Retail Price) of all such Group VIII Vehicles at the time of purchase thereof; provided, however, that neither RCFC nor the Master Servicer shall modify the customary buying patterns or purchasing criteria used by the Master Servicer and its Affiliates with respect to the Group VIII Vehicles if the primary purpose of such modification is to comply with this covenant.

Section 6.6 Future Issuance.  RCFC shall issue any future Series of Notes, other than any variable funding Series of Notes, as a Group VIII Series of Notes.

ARTICLE 7.
FORM OF SERIES 2011-1 NOTES

Section 7.1 Series 2011-1 Notes.

(a) Rule 144A Global Series 2011-1 Notes.  Class A Notes to be issued in the United States will be issued in book-entry form of and represented by a Rule 144A Global Class A Note (each, a “Rule 144A Global Class A Note”), substantially in the form of Exhibit A-1, appended hereto, and Class B Notes to be issued in the United States will be issued in book-entry form of and represented by a Rule 144A Global Class B Note (each, a “Rule 144A Global Class B Note” and, together with the Rule 144A Global Class A Note, the “Rule 144A Global Series 2011-1 Notes”), substantially in the form of Exhibit A-2, with such legends as may be applicable thereto as set forth in the Base Indenture and Section 7.1(d) below, and will be sold to the Initial Purchasers as institutional accredited investors within the meaning of Regulation D under the Securities Act in reliance on an exemption from the registration requirements of the Securities Act and thereafter to qualified institutional buyers within the meaning of, and in reliance on, Rule 144A under the Securities Act and shall be deposited on behalf of the purchasers of the Class A Notes and the Class B Notes, as applicable, represented thereby, with a custodian for DTC, and registered in the name of Cede & Co. as DTC’s nominee, duly executed by RCFC and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture.  Interests in a Rule 144A Global Series 2011-1 Note representing a Class A Note or Class B Note, as applicable, may be transferred in accordance with the provisions of such Rule 144A Global Series 2011-1 Note.  Each Rule 144A Global Series 2011-1 Note shall constitute a “Rule 144A Global Note” under the Base Indenture.

(b) Regulation S Global Series 2011-1 Notes.  Class A Notes to be issued outside the United States will be issued and sold in transactions outside the United States in reliance on Regulation S under the Securities Act, and shall be issued initially in a form of a Temporary Regulation S Global Class A Note in fully registered form and without coupons (each, a “Temporary Regulation S Global Class A Note”), substantially in the form of Exhibit A-3 appended hereto, and Class B Notes to be issued outside the United States will be issued and sold in transactions outside the United States in reliance on Regulation S under the Securities Act, and shall be issued initially in a form of a Temporary Regulation S Global Class B Note in fully registered form and without coupons (each, a “Temporary Regulation S Global Class B Note” and, together with the Temporary Regulation S Global Class A Note, the “Temporary Regulation S Global Series 2011-1 Notes” ), substantially in the form of Exhibit A-4 appended hereto, with such legends as may be applicable thereto as set forth in the Base Indenture and Section 7.1(d) below, which shall be deposited on behalf of the purchasers of the Class A Notes and the Class B Notes, as applicable, represented thereby with a custodian for, and registered in the name of a nominee of, DTC, for the accounts of Euroclear Bank S.A./N.V., as operator of Euroclear and for Clearstream, duly executed by RCFC and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture.  Through and including the fortieth day after the later of the commencement of the offering of the Series 2011-1 Notes and the closing of the offering of the Series 2011-1 Notes (such period through and including such fortieth day, the “Restricted Period”), beneficial interests in the Temporary Regulation S Global Series 2011-1 Notes may be held only through Euroclear and Clearstream.  In order to receive interest payments during the Restricted Period, each holder of a Temporary Regulation S Global Series 2011-1 Note must provide certification of non-U.S. beneficial ownership.  Failure to provide such certification may result in payments to such holder being withheld.  After expiration of the Restricted Period, beneficial interests in the Temporary Regulation S Global Series 2011-1 Notes will be exchangeable in whole or in part for interests in the corresponding permanent Regulation S global Class A Notes or Class B Notes in fully registered form without coupons (each, a “Permanent Regulation S Global Class A Note” or a “Permanent Regulation S Global Class B Note”, as the case may be, and collectively the “Permanent Regulation S Global Series 2011-1 Notes), substantially in the form of Exhibit A-5 and Exhibit A-6 appended hereto, with such legends as may be applicable thereto as set forth in the Base Indenture and Section 7.1(d) below, upon certification of non-U.S. beneficial ownership to Euroclear and Clearstream from the holder of a beneficial interest in such Temporary Regulation S Global Series 2011-1 Note.  To effect such exchange, RCFC shall execute and the Trustee shall authenticate, in each case, in the manner set forth in Section 2.4 of the Base Indenture, and deliver to DTC, or its nominee, for credit to the account of an agent member of DTC, a Permanent Regulation S Global Series 2011-1 Note, representing the principal amount of such agent member’s interests in a Temporary Regulation S Global Series 2011-1 Note initially exchanged for interests in a Permanent Regulation S Global Series 2011-1 Note, but not less than the minimum denomination applicable to such Note.  The delivery to the Trustee of a written certificate from DTC, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-U.S. beneficial ownership, may be relied upon by RCFC and the Trustee as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Clearstream pursuant to the terms of this Supplement and such Temporary Regulation S Global Series 2011-1 Note so exchanged.  Upon any exchange of interests in a Temporary Regulation S Global Series 2011-1 Note for interests in a Permanent Regulation S Global Series 2011-1 Note, the Trustee shall make a notation on such Temporary Regulation S Global Series 2011-1 Note to reflect the reduction in principal amount represented thereby by the amount so exchanged and shall make a notation on such

Permanent Regulation S Global Series 2011-1 Note to reflect the corresponding increase in the amount represented thereby.  Each Temporary Regulation S Global Series 2011-1 Note and each Permanent Regulation S Global Series 2011-1 Note shall constitute a “Regulation S Global Note” under the Base Indenture.

(c) Denomination.  The Series 2011-1 Notes shall be in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

(d) Legends.  Except as permitted by Section 2.11 of the Base Indenture, all Series 2011-1 Notes will bear legends to the following effect:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES OR “BLUE SKY” LAWS.  THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF RENTAL CAR FINANCE CORP. (THE “COMPANY”) THAT THIS NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY (UPON REDEMPTION OR REPURCHASE THEREOF OR OTHERWISE), (2) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON (AS DEFINED IN REGULATION S OF THE SECURITIES ACT) IN A TRANSACTION IN COMPLIANCE WITH REGULATION S OF THE SECURITIES ACT OR (4) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IN EACH CASE IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.  THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE, REPRESENTS AND WARRANTS THAT (A) EITHER (I) IT IS NOT, AND IS NOT ACQUIRING SUCH NOTE WITH THE ASSETS OF, AND THROUGHOUT THE HOLDING OF SUCH NOTE OR INTEREST THEREIN WILL NOT BECOME OR TRANSFER ITS INTEREST TO, A PLAN OR ACCOUNT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE OR A FOREIGN, GOVERNMENTAL OR CHURCH PLAN WHICH IS SUBJECT TO SIMILAR LAW, OR AN ENTITY THAT IS DEEMED TO HOLD ASSETS OF ANY OF THE FOREGOING, OR (II) THE ACQUISITION AND HOLDING OF SUCH NOTE OR INTEREST THEREIN BY THE NOTEHOLDER OR NOTE OWNER,

THROUGHOUT THE PERIOD THAT IT HOLDS SUCH NOTE OR INTEREST THEREIN, WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE, OR, IN THE CASE OF A FOREIGN, GOVERNMENTAL OR CHURCH PLAN, ANY SIMILAR LAW, BECAUSE THE PURCHASE AND HOLDING OF SUCH NOTE OR INTEREST THEREIN (A) IS NOT, AND WILL NOT BECOME, SUBJECT TO SUCH LAWS OR (B) IS COVERED BY AN EXEMPTION FROM ALL APPLICABLE PROHIBITED TRANSACTIONS, ALL OF THE CONDITIONS OF WHICH ARE AND WILL BE SATISFIED UPON ITS ACQUISITION OF, AND THROUGHOUT THE TERM THAT IT HOLDS, SUCH NOTE OR INTEREST THEREIN, AND (B) IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH NOTE IN VIOLATION OF THE FOREGOING.

EACH NOTEHOLDER OR NOTE OWNER BY ACCEPTANCE OF A NOTE OR BENEFICIAL INTEREST THEREIN, AGREES TO KEEP CONFIDENTIAL ALL CONFIDENTIAL INFORMATION (AS DEFINED IN AND TO THE EXTENT REQUIRED BY THE INDENTURE).

(e) Rule 144A Notes.  Prior to any sale or transfer of an interest in a Rule 144A Global Series 2011-1 Note, each prospective purchaser of an interest in a Rule 144A Global Series 2011-1 Note shall be deemed to have represented and agreed as follows:

(i) The purchaser (A) is a qualified institutional buyer as defined in Rule 144A, (B) is aware that the sale to it is being made in reliance on Rule 144A and (C) is acquiring such Series 2011-1 Note for its own account or for the account of a qualified institutional buyer.

(ii) The purchaser understands that the Series 2011-1 Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Series 2011-1 Notes have not been and will not be registered under the Securities Act, and that (A), if in the future the purchaser decides to offer, resell, pledge or otherwise transfer such Series 2011-1 Notes, such Series 2011-1 Notes may be offered, sold, pledged or otherwise transferred only (i) to the Issuer, (ii) to a person who the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A) in a transaction meeting the requirements of Rule 144A, (iii) outside the United States to a person other than a U.S. Person (as defined in Regulation S) in a transaction meeting the requirements of Regulation S under the Securities Act or (iv) pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 of the Securities Act and the applicable securities laws of any State of the United States and any other jurisdiction, in each such case in accordance with the Indenture and any applicable securities laws of any such jurisdiction and (B) the purchaser will, and each subsequent purchaser of a Series 2011-1 Note is required to, notify any subsequent purchaser of a Series 2011-1 Note of the resale restrictions set forth in (A) above.

(iii) Either (a) the purchaser is not, and throughout the holding of such Series 2011-1 Note or interest therein will not become or transfer its interest to, a Benefit Plan Investor or a foreign, governmental or church plan which is subject to Similar Law or (b) its purchase, holding and disposition of such Series 2011-1 Note or interest therein will not result in a non-exempt prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code (or, in the case of a foreign, governmental or church plan, any Similar Law) because such purchase, holding and disposition either (x) is not, and will not become, subject to such laws or (y) is covered by an exemption from all applicable prohibited transactions, all of the conditions of which are and will be satisfied upon the acquisition, holding and disposition of such Series 2011-1 Note or interest therein.

(iv) Except as permitted by Section 2.11 of the Base Indenture, all Series 2011-1 Notes will bear the legends set forth in Section 7.1(d).

(f) Regulation S Notes.  Prior to any sale or transfer of an interest in a Regulation S Global Series 2011-1 Note, each prospective purchaser of an interest in a Regulation S Global Series 2011-1 Note shall be deemed to have represented and agreed as set forth in clauses (ii), (iii) and (iv) of Section 7.1(e) above and that such purchaser is not a U.S. Person (as defined in Regulation S) and is acquiring the Series 2011-1 Notes in an offshore transaction meeting the requirements of Regulation S.

ARTICLE 8.
GENERAL

Section 8.1 Redemption of Notes.  The Series 2011-1 Notes shall be subject to optional redemption by the Issuer at its option in accordance with the procedures set forth in Section 5.3(b) and (c) of the Base Indenture, as follows:

(a) On any Payment Date, the Issuer may, at its option, redeem the Class A Notes, in whole but not in part, if on such Payment Date, the Class A Invested Amount is less than or equal to 10% of the aggregate Class A Initial Invested Amount.  The redemption price for the Class A Notes (the “Class A Redemption Amount”) shall equal the Class A Invested Amount (determined after giving effect to any other payment of principal of and interest on such Payment Date), plus any accrued and unpaid interest on such Class A Invested Amount to but excluding such Payment Date; and

(b) On any Payment Date on or after the Payment Date on which the Class A Notes have been paid in full (after giving effect to all payments anticipated to be made on the Class A Notes on such Payment Date), the Class B Notes will be subject to optional redemption, in whole but not in part, by the Issuer if on such Payment Date, the Class B Invested Amount is less than or equal to 10% of the aggregate Class B Initial Invested Amount. The redemption price for the Class B Notes (the “Class B Redemption Amount”) will be equal to the Class B Invested Amount (determined after giving effect to any other payment of principal of and interest on such Payment Date), plus any accrued and unpaid interest on such Class B Invested Amount to but excluding such Payment Date.

Section 8.2 Payment of Rating Agencies’ Fees.  RCFC agrees and covenants with the Master Servicer and the Trustee to pay all reasonable fees and expenses of the Rating Agencies and promptly to provide all documents and other information that each Rating Agency may reasonably request.

Section 8.3 Exhibits.  The following exhibits attached hereto supplement the exhibits included in the Indenture.

Exhibit A-1:	Form of Rule 144A Global Class A Note
Exhibit A-2:	Form of Rule 144A Global Class B Note
Exhibit A-3:	Form of Temporary Regulation S Global Class A Note
Exhibit A-4:	Form of Temporary Regulation S Global Class B Note
Exhibit A-5:	Form of Permanent Regulation S Global Class A Note
Exhibit A-6:	Form of Permanent Regulation S Global Class B Note
Exhibit B:	Form of Demand Note
Exhibit C:	Form of Notice of Series 2011-1 Lease Payment Losses
Exhibit D:	Form of Monthly Noteholders’ Statement

Section 8.4 Ratification of Base Indenture.  As supplemented by this Supplement and except as specified or modified in this Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented and modified by this Supplement shall be read, taken, and construed as one and the same instrument.

Section 8.5 Counterparts.  This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 8.6 Governing Law.  THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW (INCLUDING, WITHOUT LIMITATION, THE UCC) OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

Section 8.7 Amendments.

(a) This Supplement may be modified or amended from time to time in accordance with the terms of the Base Indenture; provided, however, that if, pursuant to the terms of the Base Indenture or this Supplement, the consent of the Required Noteholders is required for an amendment or modification of this Supplement, such requirement shall be satisfied if such amendment or modification is consented to by the Series 2011-1 Required Noteholders.  Notwithstanding the foregoing, (i) consent of each Enhancement Provider with respect to the Series 2011-1 Notes is required to amend this Supplement and the Base Indenture to the extent such amendment would materially adversely impact the rights or obligations of such Enhancement Provider hereunder or thereunder and (ii) this Supplement may be amended or modified without the consent of any Series 2011-1 Noteholder but upon satisfaction of the Rating Agency Condition and with the consent of the Issuer, DTAG and the Trustee if such amendment or modification does not adversely affect in any material respect any of the Series 2011-1 Noteholders, as evidenced by an officer’s certificate from the Issuer.

(b) In addition, this Supplement may be amended or modified from time to time, without the consent of any Series 2011-1 Noteholder upon satisfaction of the Rating Agency Condition and with the consent of RCFC, DTAG and the Trustee to amend the following definitions:  “Maximum Manufacturer Percentage” (and any schedules to the Indenture setting forth such percentage), “Maximum Program Percentage”, “Measurement Month”, “Measurement Month Average” and “Market Value Adjustment Percentage” and to make changes related to such amendments; provided that, any such amendment or modification of the definition of “Maximum Manufacturer Percentage” or “Maximum Program Percentage” shall also require the consent of the Series 2011-1 Letter of Credit Provider.

(c) Subject to any additional consent requirements contained in the applicable Related Documents, RCFC may agree to any amendment, modification or waiver of any provision of the Master Lease, the Master Collateral Agency Agreement, the Base Indenture, any other Related Document, the Back-Up Disposition Agent Agreement, the Back-Up Servicing Agreement or the Series 2011-1 Letter of Credit (other than, with respect to the Series 2011-1 Letter of Credit, increases or decreases in the stated amount thereof which may be made pursuant to the terms thereof without the consent of the Series 2011-1 Noteholders or satisfaction of the Rating Agency Condition), without the prior consent of the Series 2011-1 Required Noteholders, to the extent such amendment, modification or waiver does not adversely affect the interests of the Series 2011-1 Noteholders in any material respect, as evidenced by an officer’s certificate provided by RCFC and subject to the satisfaction of the Rating Agency Condition.  RCFC shall provide notice to each Rating Agency and each nationally recognized statistical rating organization rating an Outstanding Series of Notes of any such amendment, modification or waiver.

(d) Notwithstanding anything to the contrary in the Base Indenture, this Supplement may be amended to provide for and accommodate financing Group VIII Vehicles and other Collateral or Master Lease Collateral that may be the subject of a like-kind exchange program without the consent of any Person other than the Series 2011-1 Required Noteholders.

(e) Section 11.2 of the Base Indenture shall be read in its entirety as provided in the Base Indenture, provided that for purposes of the Series 2011-1 Notes and this Supplement and any other Group VIII Series of Notes, Section 11.2(ii) of the Base Indenture shall be modified as permitted by Section 11.1 of the Base Indenture and shall read as follows:

“(ii)           any amendment, waiver or other modification that would (a) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Note (or reduce the Principal Amount of or rate of interest on any Note) shall require the consent of each affected Noteholder; (b) approve the assignment or transfer by RCFC of any of its rights or obligations hereunder will require the consent of each Noteholder; (c) release RCFC of any obligation hereunder will require the consent of each Noteholder; (d) affect adversely the interests, rights or obligations of any Noteholder individually in comparison to any other Noteholder will require the consent of such Noteholder; (e) release any Collateral other than in accordance with the terms hereof and of the Related Documents will require the consent of each affected Noteholder; or (f) amend or otherwise modify any Amortization Event will require the consent of each affected Noteholder (except as set forth in Section 5.2 of the Series Supplement).”

Section 8.8 Monthly Noteholders’ Statement.

For purposes of the Series 2011-1 Notes, Section 5.4 of the Base Indenture shall be modified as permitted by Section 11.1(f) of the Base Indenture and shall read as follows:

Section 5.4 Monthly Noteholders’ Statement.  The Master Servicer shall, with cooperation of the Trustee, prepare a monthly statement substantially in the form of Exhibit D of the Series Supplement for the Series 2011-1 Notes (each, a “Monthly Noteholders’ Statement”).  The Master Servicer shall deliver to the Trustee and each Rating Agency each such Monthly Noteholders’ Statement with respect to the Series 2011-1 Notes on or before the fourth Business Day before each Payment Date (unless otherwise agreed to by the Trustee), in a Microsoft Excel electronic file (or similar electronic file), setting forth, inter alia, the following information (which, in the case of clauses (iv), (v) and (vi) below, shall be expressed as a dollar amount per $1,000 of the original Principal Amount of the Series 2011-1 Notes and, in the case of clause (ix) shall be stated on an aggregate basis and on the basis of a dollar amount per $1,000 of the original Principal Amount of the Series 2011-1 Notes):

(i)
the aggregate amount of Series 2011-1 Interest Collections processed since the prior Payment Date, the aggregate amount of Principal Collections processed during the Related Month and, if applicable, during the related Series 2011-1 Amortization Principal Collection Period, and the aggregate amount of Collections processed during such periods;

(ii)	the Class A Accrued Interest Amount, Class B Accrued Interest Amount and the Series 2011-1 Interest Amount for the next Payment Date;

(iii)	the Series 2011-1 Invested Percentage with respect to Series 2011-1 Interest Collections and Principal Collections for the Class A Notes and the Class B Notes;

(iv)	the total amount to be distributed to Noteholders of the Class A Notes and the Class B Notes on the next succeeding Payment Date;

(v)	the amount of the distribution allocable to principal on the Class A Notes and the Class B Notes on the next Payment Date;

(vi)	the amount of the distribution allocable to interest on the Class A Notes and the Class B Notes on the next Payment Date;

(vii)	the amount of any drawing under any Enhancement, if any, for Series 2011-1 Notes for the next Payment Date;

(viii)
the amount of the Series 2011-1 Monthly Servicing Fee, the Series 2011-1 Monthly Supplemental Servicing Fee, the Group VIII Monthly Servicing Fee and the Group VIII Supplemental Servicing Fee for the next Payment Date;

(ix)
the Series 2011-1 Enhancement Amount, the Series 2011-1 Enhancement Deficiency, if any, the Series 2011-1 Minimum Enhancement Amount, the Series 2011-1 Required Enhancement Percentage, the Series 2011-1 DBRS Required Enhancement Percentage, the Series 2011-1 Moody’s Required Enhancement Percentage, the Series 2011-1 Liquidity Amount, the Series 2011-1 Minimum Liquidity Amount, the Series 2011-1 Cash Liquidity Amount, the Series 2011-1 Letter of Credit Amount, if any, the Series 2011-1 Letter of Credit Liquidity Amount, if any, the Series 2011-1 Minimum Letter of Credit Amount, the Series 2011-1 Available Subordinated Amount, the Series 2011-1 Minimum Subordinated Amount and the Series 2011-1 Cash Collateral Account Surplus, in each case, as of the last day of the Related Month after giving effect to any expected drawings on any applicable Enhancement and payments to the applicable Enhancement Provider on the next Payment Date;

(x)
the ratio of the amount available under the applicable Enhancement, to the Series 2011-1 Invested Amount as of the next Payment Date after giving effect to any expected drawings on the applicable Enhancement and payments to the applicable Enhancement Provider on the next Payment Date;

(xi)	the amount of any LOC Disbursements expected to be made with respect to the next Payment Date;

(xii)	the Class A Monthly Interest Shortfall, if any, and the Class B Monthly Interest Shortfall, if any, with respect to the next Payment Date;

(xiii)	the Class A Invested Amount, the Class B Invested Amount, the Series 2011-1 Invested Percentage and the Group VIII Aggregate Invested Amount with respect to the next Payment Date;

(xiv)	the Retained Interest Amount, if any, and the Retained Interest Percentage with respect to all outstanding Group VIII Series of Notes as of the close of business on the last day of the Related Month;

(xv)	the total amount of Vehicle Disposition Losses during the Related Month;

(xvi)	the total amount of Vehicle Disposition Recoveries during the Related Month;

(xvii)	whether, to the knowledge of the Master Servicer, any Liens exist with respect to any of the Collateral which are not permitted under the Related Documents;

(xviii)	whether, to the knowledge of the Master Servicer, any Lease Event of Default or Servicer Default has occurred;

(xix)	whether, to the knowledge of the Master Servicer, any Amortization Event or Potential Amortization Event with respect to the Series 2011-1 Notes has occurred;

(xx)
the Required Asset Amount, the Aggregate Asset Amount, the amount of any Asset Amount Deficiency and the Exchange Agreement Group VIII Rights Value, in each case, as of the last day of the Related Month;

(xxi)
the Net Book Value of Program Vehicles and the Net Book Value of Non-Program Vehicles from each Manufacturer, the rating of each such Manufacturer and the name of any Bankrupt Manufacturer, in each case, as of the last day of the Related Month;

(xxii)	the ratios of the Non-Program Vehicles and the Program Vehicles, respectively, to all Group VIII Vehicles, and the Program Vehicle Percentage, in each case, as of the last day of the Related Month;

(xxiii)	the number of Group VIII Vehicles of each Manufacturer as of the last day of the Related Month;

(xxiv)	the average age of all Program Vehicles and average age of all Non-Program Vehicles as of the last day of the Related Month;

(xxv)	the average total monthly Depreciation Charges per Program Vehicle and per Non-Program Vehicle during the Related Month;

(xxvi)
(x) the Market Value Adjustment Percentage as of the related Determination Date, (y) the Measurement Month Average and the aggregate Market Value of Non-Program Vehicles as of the last day of the Related Month and (z) the Measurement Month Average used to determine the Market Value Adjustment Percentage as of the related Determination Date if different than the Measurement Month Average as of the last day of the Related Month;

(xxvii)
beginning with the Monthly Noteholders’ Statement to be delivered in September, 2011, the aggregate Capitalized Cost for all Group VIII Vehicles (other than Group VIII Vehicles subject to any Vehicle Disposition Program at the time of purchase thereof) as of the last day of the Related Month, as a percentage of the aggregate MSRP (Manufacturer Suggested Retail Price) of all such Group VIII Vehicles (determined as of the time of purchase thereof by RCFC);

(xxviii)
with respect to each Manufacturer of Group VIII Vehicles, the percentage concentration of Group VIII Vehicles of such Manufacturer (i.e., the aggregate Net Book Value of Group VIII Vehicles of such Manufacturer as a percentage of the aggregate Net Book Value of all Group VIII Vehicles) compared to the percentage concentration of all Vehicles of such Manufacturer in RCFC’s fleet (i.e., the aggregate Net Book Value of Vehicles of such Manufacturer owned by RCFC as a percentage of the aggregate Net Book Value of all Vehicles owned by RCFC); and

(xxix)	any other information required to be included in the Monthly Noteholders’ Statement pursuant to the terms of Series Supplement for the Series 2011-1 Notes.

On each Payment Date for the Series 2011-1 Notes or at such other times as are specified in the Series Supplement for the Series 2011-1 Notes, the Trustee shall forward to each Noteholder of record of Series 2011-1 Notes, the Paying Agent (if other than the Trustee), any other Note Owner of Series 2011-1 Notes requesting the same and upon provision of evidence satisfactory to the Trustee as to its ownership interest, the Monthly Noteholders’ Statement for the Series 2011-1 Notes prepared by the Master Servicer.

Section 8.9 Trustee Directions.

For the avoidance of doubt, all directions provided to the Trustee hereunder shall be in writing.

Section 8.10 Notices to Rating Agencies.

Any instruction, notice or communication by RCFC or the Trustee to DBRS and Moody’s is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the following respective addresses:

DBRS, Inc.
140 Broadway, 35th Floor
New York, NY 10005
Attention:  ABS Surveillance
E-mail (for ABS / servicing reports):  abs_surveillance@dbrs.com

Moody’s Investors Service, Inc.
7 World Trade Center
at 250 Greenwich Street
New York, NY 10007
Attention: ABS Monitoring Department
E-mail (for ABS / servicing reports): ServicerReports@moodys.com

Section 8.11 Additional UCC Representations.

Without limiting any other representation or warranty given by RCFC in the Indenture or the Master Lease, the Issuer hereby makes the representations and warranties set forth in Annex I hereto for the benefit of the Trustee and the Series 2011-1 Noteholders, in each case, as of the date hereof.  The Issuer shall provide notice to each applicable Rating Agency and each nationally recognized rating agency rating an Outstanding Series of Notes of any waiver of the representations and warranties set forth on Annex I hereto.  The representations and warranties set forth on Annex I hereto shall survive the termination of this Series Supplement.

Section 8.12 Termination.  The RCFC Obligations with respect to this Supplement shall not be deemed to be fully satisfied for purposes of the Base Indenture, and this Supplement shall not terminate, until no Group VIII Collateral remains and all of the applicable proceeds thereof have been allocated in accordance with Section 4.7(e) hereof.

Section 8.13 Confidential Information.

(a) Each Series 2011-1 Noteholder and each Series 2011-1 Note Owner, by its acceptance and holding of a Series 2011-1 Note or a beneficial interest in a Series 2011-1 Note, as the case may be, agrees to maintain the confidentiality of all Confidential Information in accordance with procedures adopted by such Series 2011-1 Noteholder or Series 2011-1 Note Owner in good faith to protect confidential information of third parties delivered to it; provided that such Series 2011-1 Noteholder or Series 2011-1 Note Owner, as the case may be, may deliver or disclose Confidential Information to: (i) its directors, officers, employees, agents, attorneys, auditors and affiliates who agree to hold confidential the Confidential Information; (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information; (iii) any other Series 2011-1 Noteholder or Series 2011-1 Note Owner; (iv) any person of the type that would be permitted to acquire an interest in the Series 2011-1 Notes in accordance with the requirements of the Indenture to which such person sells or offers to sell any such interest in the Series 2011-1 Notes and that agrees to hold confidential the Confidential Information; (v) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over it; (vi) the National Association of Insurance Commissioners or any similar organization or any nationally-recognized rating agency that requires access to information about its investment portfolio; (vii) any reinsurers or liquidity or credit providers that agree to hold confidential the Confidential Information; (viii) any other person with the consent of the Issuer; or (ix) any other person to which such delivery or disclosure may be necessary (A) to effect compliance with any law, rule, regulation, statute or order applicable to it, (B) in response to any subpoena or other legal process upon prior notice to the Issuer (unless prohibited by applicable law or other requirement having the force of law), (C) in connection with any litigation to which it is a party upon prior notice to the Issuer (unless prohibited by applicable law or other requirement having the force of law) or (D) if any Amortization Event with respect to the Series 2011-1 Notes has occurred and is continuing, to the extent it may reasonably determine such delivery and disclosure to be necessary in the enforcement or for the protection of its rights and remedies under the Series 2011-1 Notes, the Indenture or any other Related Document.  Each Series 2011-1 Noteholder and each Series 2011-1 Note Owner, by its acceptance of the Series 2011-1 Notes or a beneficial interest in the Series 2011-1 Notes, as the case may be, agrees, except as set forth in clauses (v), (vi) and (ix) above, that it will use the Confidential Information for the sole purpose of making an investment in the Series 2011-1 Notes or administering its investment in the Series 2011-1 Notes.  In the event of any required disclosure of the Confidential Information by such Series 2011-1 Noteholder or Series 2011-1 Note Owner, such person agrees to use reasonable efforts to protect the confidentiality of the Confidential Information.

(b) For purposes of this Section 8.13, “Confidential Information” means any or all information delivered to the Trustee or any Series 2011-1 Noteholder or Series 2011-1 Note Owner by or on behalf of the Issuer in connection with and relating to the transactions contemplated by or otherwise pursuant to the Indenture and the Related Documents, but does not include information that: (i) was publicly known or otherwise known to the Series 2011-1 Noteholder or the Series 2011-1 Note Owner, as the case may be, prior to the time of such disclosure;

(ii) subsequently becomes publicly known through no act or omission by the Trustee, any Series 2011-1 Noteholder or Series 2011-1 Note Owner or any person acting on behalf of the Trustee or any Series 2011-1 Noteholder or Series 2011-1 Note Owner; (iii) otherwise is known or becomes known to any Series 2011-1 Noteholder or Series 2011-1 Note Owner other than (x) through disclosure by the Issuer or its affiliates or (y) as a result of a breach of fiduciary duty to the Issuer or its affiliates or a contractual duty to the Issuer or its affiliates; or (iv) is allowed to be treated as non-confidential by consent of the Issuer.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

RENTAL CAR FINANCE CORP.

By:_________________________________
Name:
Title:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee

By:_________________________________
Name:
Title:

By:_________________________________
Name:
Title:

Accepted and Acknowledged by:

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
as Master Servicer

By:__________________________________
Name:
Title:

[Signature Page – Series 2011-1 Supplement]

SCHEDULE 1

Schedule of Maximum Manufacturer Percentages of Group VIII Vehicles

Eligible Manufacturer	Maximum Manufacturer Percentage (as a percentage of the Aggregate Asset Amount)(1)

Ford	75%
General Motors	75%
Toyota	50%
Chrysler	40%
Hyundai	25%
Kia	25%
Nissan	25%
Honda	5%
Volkswagen	5%
Mazda	5%
Subaru	5%
Suzuki	5%
Mitsubishi	5%
Isuzu	5%
BMW	5%
Jaguar	5%
Mercedes-Benz	5%
Hyundai / Kia	25%(2)
Volkswagen / Mazda / Honda / Mitsubishi / Subaru / Suzuki / Isuzu / BMW / Jaguar / Mercedes-Benz	20%(3)

(1)	The combined percentage of Group VIII Vehicles which are Program Vehicles manufactured by Eligible Manufacturers shall not exceed seventy-five percent (75%) of the Aggregate Asset Amount.

(2)	The combined percentage of Group VIII Vehicles manufactured by Hyundai and Kia shall not exceed 25% of the Aggregate Asset Amount.

(3)
The combined percentage of Group VIII Vehicles manufactured by Volkswagen, Mazda, Honda, Mitsubishi, Subaru, Suzuki, Isuzu, BMW, Jaguar or Mercedes-Benz shall not exceed 20% of the Aggregate Asset Amount.

Schedule 1-1

ANNEX I

Additional UCC Representations

General
1.
(a)  The Base Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Trustee for the benefit of the Series 2011-1 Noteholders; (b) the Master Collateral Agency Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Group VIII Master Collateral in favor of the Master Collateral Agent for the benefit of the Beneficiaries; and (c) the Series 2011-1 Series Supplement creates a valid and continuing security interest (as defined in the applicable UCC) in (i) the Master Lease Collateral and (ii) (A) the Demand Note, (B) all of RCFC’s right, title and interest in the Series 2011-1 Letter of Credit and (C) all proceeds of any and all of the items described in the preceding clauses (A) and (B) (the collateral described in clauses (A) through (C), the “Series Collateral”) in favor of the Trustee for the benefit of the Series 2011-1 Noteholders and in the case of each of clauses (a), (b) and (c) is prior to all other Liens on such Collateral, Master Collateral and Series Collateral, as applicable, except for Permitted Liens (as defined in Section 25.3 of the Master Lease), and is enforceable as such against creditors and purchasers from the Issuer.

2.
Each of the Issuer and the Lessee Grantors owns and has good and marketable title to the respective Collateral, Group VIII Master Collateral and Series Collateral free and clear of any lien, claim, or encumbrance of any Person except for Permitted Liens (as defined in Section 25.3 of the Master Lease).

Characterization
3.
(a) The Demand Note constitutes an “instrument” within the meaning of the applicable UCC; (b) the original executed counterpart  No. 1 of the Master Lease constitutes “tangible chattel paper” within the meaning of the applicable UCC; and (c) all rights under Vehicle Disposition Programs in respect of Group VIII Vehicles, Manufacturer Receivables and the Group VIII Assignment of Exchange Agreement constitute "accounts" or "general intangibles" within the meaning of the applicable UCC.

Perfection by filing
4.
The Issuer has caused or will have caused, within ten days after the Series 2011-1 Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect (a) the security interest in any accounts and general intangibles included in the Collateral granted to the Trustee, (b) the security interest in any accounts and general intangibles included in the Group VIII Master Collateral granted to the Master Collateral Agent and (c) the security interest in any accounts and general intangibles included in the Series Collateral granted to the Trustee.

Perfection by Possession
5.
The original executed counterpart  No. 1 of the Master Lease has been delivered to the Trustee.  All original copies of the Demand Note that constitute or evidence the Demand Note have been delivered to the Trustee.

Schedule 1-2

        Priority
6.
Other than the security interest granted to the Trustee pursuant to the Indenture and the security interest granted to the Master Collateral Agent pursuant to the Master Collateral Agency Agreement, the Issuer has not pledged, assigned, sold or granted a security interest in, or otherwise conveyed any of the Collateral, the Group VIII Master Collateral or the Series Collateral.  The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral, Group VIII Master Collateral or the Series Collateral other than any financing statement relating to the security interests granted to the Trustee and the Master Collateral Agent, as secured parties under the Indenture and the Master Collateral Agency Agreement, respectively, or that has been terminated.  The Issuer is not aware of any judgment or tax lien filings against the Issuer.

7.
The original executed counterpart No. 1 of the Master Lease does not contain any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Trustee.  The Demand Note does not contain any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Trustee.

Schedule 1-3

EXHIBIT B
TO SERIES 2011-1 SUPPLEMENT

Form of Demand Note

New York, New York

July 28, 2011

FOR VALUE RECEIVED, the undersigned, DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation (“DTAG”), promises to pay to RENTAL CAR FINANCE CORP., an Oklahoma corporation (“RCFC”), on demand (the date of any such demand, a “Demand Date”), (a) the principal sum of [_____] DOLLARS ($[_____]) or (b) such other amount, shown on Schedule A attached hereto (and any continuation thereof) made by RCFC, as the aggregate unpaid principal balance hereof, including the aggregate unpaid principal amount of Demand Note Advances (as defined herein) made from funds on deposit in the Series 2011-1 Collection Account from time to time and the amount of any increase in such principal amount representing additional contributions of capital to RCFC from DTAG.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Amended and Restated Base Indenture, dated as of February 14, 2007, between RCFC and Deutsche Bank Trust Company Americas, as Trustee (the “Base Indenture”), as supplemented by the Series 2011-1 Supplement, dated as of July 28, 2011 (the “Series 2011-1 Supplement” and together with the Base Indenture, the “Indenture”).

1. Principal Payment Date.  All unpaid principal of this promissory note (this “Demand Note”), or such portion thereof demanded at such time, shall be paid on the Demand Date.

2. Interest.  DTAG also promises to pay interest on the unpaid principal amount of any Demand Note Advances from time to time outstanding at an interest rate of [_]% per annum (the “Demand Note Rate”) from the date hereof until the principal amount shall be paid in full.

3. Prepayments.  DTAG shall repay in full the unpaid principal amount of this Demand Note or any portion thereof upon any Demand Date hereof to the extent demand is made therefor.  Prior thereto, DTAG may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of this Demand Note; provided, however, that

(i) no Amortization Event or Lease Event of Default shall have occurred and be continuing; and

(ii) any such voluntary prepayments shall require at least three but no more than five Business Days’ prior written notice to RCFC, unless otherwise agreed by RCFC.

Each prepayment of any Demand Note made pursuant to this Section 3 shall be without premium or penalty.

4. Demand Note Advances.  RCFC agrees to make advances (“Demand Note Advances”) upon request from DTAG, as borrower, out of and not to exceed in any Related Month the amount of Vehicle Disposition Recoveries not allocated pursuant to Sections 4.7(a)(i)(B), 4.7(b)(i)(B) or 4.7(c)(i)(C) of the Series 2011-1 Supplement that may be lent under this Demand Note pursuant to Section 4.7(d)(i) of the Series 2011-1 Supplement.  Such Demand Note Advances are repayable by DTAG, with interest, on each Demand Date upon demand by RCFC or the Trustee, as assignee of RCFC.  Demand Note Advances shall accrue interest on the outstanding balance thereof at the Demand Note Rate. The date, amount, interest rate and duration of the Series 2011-1 Interest Period (if applicable) of each Demand Note Advance made by RCFC to DTAG and each payment made on account of the principal thereof, shall be recorded by RCFC on its books and, prior to any transfer of this Demand Note, endorsed by RCFC on Schedule A attached hereto or any continuation thereof, provided that the failure of RCFC to make any such recordation or endorsement shall not affect the obligations of DTAG to make a payment when due of any amount owing hereunder or under any other Related Document in respect of the Demand Note Advances made by RCFC.

5. Subordination.

(a) RCFC, as subordinated lender under this Demand Note in respect of Demand Note Advances (the “Subordinated Lender”) hereby agrees that the Subordinated Lender’s rights under this Demand Note are expressly subordinated to all payment obligations due to the Trustee, as assignee of the Master Lease (the “Senior Lender”), under the Master Lease (the “Payment Obligations”).  The Subordinated Lender hereby agrees that the payment of this Demand Note is hereby expressly subordinated, in accordance with the terms hereof, to the prior payment in full of the Payment Obligations in cash.

(b) Upon the maturity of any Payment Obligation (including interest thereon or fees or any other amounts owing in respect thereof), whether on any Payment Date (after any extension thereof), by acceleration or otherwise, all payments thereof and premium, if any, and interest thereon or fees or any other amounts owing in respect thereof, in each case to the extent due and owing, shall first be paid in full in cash, or such payment duly provided for in cash or in a manner satisfactory to the Senior Lender, before any payment is made on account of the Demand Note.  The Subordinated Lender hereby agrees that, so long as an Amortization Event or a Lease Event of Default exists, or event which with notice or lapse of time or both would constitute an Amortization Event or a Lease Event of Default, in respect of any Payment Obligations, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts in respect of this Demand Note.

(c) In the event that notwithstanding the provisions of the preceding Section 5(b), DTAG shall make any payment on account of this Demand Note at a time when payment is not permitted by said Section 5(b), such payment shall be held by the Subordinated Lender or its representative, in trust for the benefit of, and shall be paid forthwith over and delivered to, the Senior Lender or its representative for application to the payment of all Payment Obligations remaining unpaid to the extent necessary to pay all Payment Obligations in full in cash in accordance with the terms of the Master Lease, after giving effect to any concurrent payment or distribution to or for the Payment Obligations.  Without in any way modifying the provisions hereof or affecting the subordination effected hereby if such notice is not given, DTAG shall give the Subordinated Lender prompt written notice of any payment made on the Demand Note and any Demand Date of Payment Obligations after which such Payment Obligations remain unsatisfied.

(d) Upon any distribution of assets of DTAG upon any dissolution, winding up, liquidation or reorganization of DTAG (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(i) the Senior Lender shall first be entitled to receive payment in full of the Payment Obligations in cash or in a manner satisfactory to the Senior Lender (including, without limitation, all interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation whether or not such interest is an allowed claim in such proceeding) before the Subordinated Lender is entitled to receive any payment out of the proceeds from or distributions made under the Master Lease;

(ii) any payment out of the proceeds from or distributions made under the Master Lease of any kind or character, whether in cash, property or securities to which the Subordinated Lender would be entitled except for the provisions hereof, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee or agent, directly to the Senior Lender or its representative under the agreements pursuant to which the Payment Obligations may have been made, to the extent necessary to make payment in full of all Payment Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Lender in respect of the Payment Obligations; and

(iii) in the event that, notwithstanding the foregoing provisions of this Section 5(d), any payment of any kind or character, whether in cash, property or securities, shall be received by the Subordinated Lender on account of principal of this Demand Note before all Payment Obligations are paid in full in cash or in a manner satisfactory to the Senior Lender, or effective provisions made for its payment, such payment out of the proceeds from or distributions made under the Master Lease shall be received and held in trust for and shall be paid over to the Senior Lender in respect of Payment Obligations remaining unpaid or unprovided for or their representative under the agreements pursuant to which the Payment Obligations have been made, for application to the payment of such Payment Obligations until all such Payment Obligations shall have been paid in full in cash or in a manner satisfactory to the Senior Lender, after giving effect to any concurrent payment or distribution to the Senior Lender in respect of Payment Obligations.

Without in any way modifying the provisions hereof or affecting the subordination effected hereby if such notice is not given, DTAG shall give prompt written notice to the Subordinated Lender of any dissolution, winding up, liquidation or reorganization of DTAG (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise).

6. No Waiver; Amendment.  No failure or delay on the part of RCFC in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No amendment, modification or waiver of, or consent with respect to, any provision of this Demand Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by DTAG and RCFC, and (b) all consents (if any) required for such actions under the Related Documents shall have been received by the appropriate Persons.

7. No Negotiation.  This Demand Note is not negotiable other than a pledge or assignment to the Trustee, who is hereby authorized by DTAG and RCFC to make claims for repayment of principal outstanding hereunder on behalf of RCFC.

8. Successors and Assigns.  This Demand Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

9. Governing Law.  THIS PROMISSORY NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

10. Captions.  Paragraph captions used in this Demand Note are provided solely for convenience of reference only and shall not affect the meaning or interpretation of any provision of this Demand Note.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By:_____________________________________
Name:
Title:

Accepted and Agreed:

RENTAL CAR FINANCE CORP.

By:______________________
Name:
Title:

Schedule A

PAYMENT GRID

Date	Principal Amount	Amount of Principal Payment	Amount of Demand Note Advance	Outstanding Principal Balance	Notation Made By

Exhibit B - Schedule A - 1

EXHIBIT C
TO SERIES 2011-1 SUPPLEMENT

Form of Notice of
Series 2011-1 Lease Payment Losses

Deutsche Bank Trust Company Americas, as Trustee
60 Wall Street
New York, New York  10005

Ladies and Gentlemen:

This Notice of Series 2011-1 Lease Payment Losses is delivered to you pursuant to Section 4.14 of the Series 2011-1 Supplement, dated as of July 28, 2011, to the Amended and Restated Base Indenture dated as of February 14, 2007 (as amended or modified from to time, the “Series 2011-1 Supplement”), between Rental Car Finance Corp., an Oklahoma corporation, and Deutsche Bank Trust Company Americas, as Trustee.  Terms used herein have the meanings provided in the Series 2011-1 Supplement.

The Master Servicer hereby notifies the Trustee that as of _________, 20__ there exist Series 2011-1 Lease Payment Losses in the amount of $__________.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By:____________________________________
Name:
Title:

C-1

EXHIBIT D
TO SERIES 2011-1 SUPPLEMENT

FORM OF MONTHLY NOTEHOLDERS’ STATEMENT

D-1